                                                Filed Pursuant to Rule 424(b)(1)
                                                Registration Number 333-22365

                               4,000,000 SHARES

                 [LOGO SECURITY CAPITAL ATLANTIC INCORPORATED]

                                 COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                               ----------------

  Security Capital Atlantic Incorporated ("ATLANTIC") is a highly focused real estate operating company which engages in the development, acquisition, operation and long-term ownership of multifamily communities in the southeastern United States. ATLANTIC has elected to be taxed as a real estate investment trust (a "REIT") for federal income tax purposes and pays regular quarterly distributions to its shareholders.

  All of the 4,000,000 shares of ATLANTIC's common stock, par value $.01 per share (the "Shares"), offered hereby (the "Offering") are being sold by ATLANTIC. See "Underwriting".

  The last reported sale price of the Shares, which are listed under the symbol "SCA", on the New York Stock Exchange (the "NYSE") on April 10, 1997 was $21.50. See "Price Range of ATLANTIC Shares and Distributions".

  SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SHARES.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                                    INITIAL PUBLIC     UNDERWRITING       PROCEEDS TO
                                    OFFERING PRICE      DISCOUNT(1)       ATLANTIC(2)
                                   ----------------- ----------------- -----------------
Per Share........................       $21.50             $1.13            $20.37
Total(3).........................     $86,000,000       $4,520,000        $81,480,000

--------
(1) ATLANTIC has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) Before deducting estimated expenses of $1,000,000 payable by ATLANTIC.

(3) ATLANTIC has granted the Underwriters an option for 30 days to purchase up to an additional 600,000 Shares at the initial public offering price per Share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to ATLANTIC will be $98,900,000, $5,198,000 and $93,702,000, respectively. See "Underwriting".

                               ----------------

  The Shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the certificates for the Shares will be ready for delivery in book-entry form only through the facilities of DTC in New York, New York, on or about April 16, 1997, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
           DEAN WITTER REYNOLDS INC.
                      J.P. MORGAN & CO.
                                 PRUDENTIAL SECURITIES INCORPORATED

                               ----------------

                The date of this Prospectus is April 10, 1997.

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                           DIVERSIFIED TARGET MARKET

                                     [MAP]

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SHARES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                               PROSPECTUS SUMMARY

  This summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment option. Unless otherwise indicated, all Share and per Share amounts have been adjusted to give effect to ATLANTIC's one-for-two reverse Share split, which was effective on September 10, 1996. Pro forma information regarding communities owned at December 31, 1996 includes communities acquired through February 28, 1997 at their cost plus budgeted renovations. All references to communities under control refer to developments in planning that were under control as of February 28, 1997. The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land. Homestead Village(R) is a registered trademark of Homestead Village Incorporated ("Homestead") and the term "Homestead Village" as used herein shall be deemed to include a reference to such registered trademark. See "Glossary" for the definitions of certain other terms used in this Prospectus.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

  ATLANTIC's objective is to be the preeminent real estate operating company focusing on multifamily communities in its southeastern United States target market. Through its REIT Management Agreement with Security Capital (Atlantic) Incorporated (the "REIT Manager" or "REIT Management"), ATLANTIC has access to the services provided by the REIT Manager and its specialized service affiliates, which provides ATLANTIC with the same resources as a fully integrated operating company. The REIT Manager and its specialized service affiliates have 77 professionals dedicated to implementing ATLANTIC's highly focused operating strategy. ATLANTIC focuses on the development, acquisition, operation and long-term ownership of multifamily communities. At February 28, 1997, ATLANTIC's portfolio consisted of 25,596 multifamily units, including 6,355 units under construction or in planning, in 16 metropolitan areas and 49 submarkets in growth areas of the southeastern United States. The total expected investment cost of ATLANTIC's 70 operating communities, including budgeted renovations and total budgeted development expenditures, was approximately $969.9 million at February 28, 1997 and the total budgeted development cost of ATLANTIC's 20 communities under construction or in planning was approximately $397.0 million. Additionally, at February 28, 1997, ATLANTIC had land in planning and under control for the development of 1,808 units with a total budgeted development cost of $111.2 million.

  ATLANTIC seeks to achieve long-term sustainable growth in per Share cash flow by maximizing the operating performance of its core portfolio through value-added operating systems and concentrating its experienced team of professionals on developing and acquiring industry-leading multifamily communities in targeted submarkets exhibiting strong job growth and favorable demographic trends. Since its inception in 1993, ATLANTIC has employed a research-driven investment approach, deploying its capital in markets and submarkets that exhibit strong market fundamentals. ATLANTIC believes that population and employment growth are the primary demand generators for multifamily product.

  ATLANTIC believes that its future growth will be driven by (i) its research-based investment strategy which focuses on a primary target market exhibiting strong demographic trends and job growth prospects; (ii) an experienced management team which provides ATLANTIC with several senior officers with the leadership, operational, investment and financial skills and experience to oversee the operations of ATLANTIC; (iii) ongoing research and development focused on identifying those submarkets and product types that will offer continued opportunities for long-term cash flow growth; (iv) a development strategy targeted at moderate income households which ATLANTIC believes represent one of the largest and most underserved segments of the renter population; (v) the acquisition and redevelopment of existing multifamily communities in markets which are expected to experience favorable growth in rents and income; (vi) a high-quality portfolio providing an internal source of long-term cash flow growth; (vii) the substantial resources available to ATLANTIC through its affiliation with Security Capital Group Incorporated ("Security Capital Group"); and (viii) a conservative balance sheet strategy that is expected to provide ATLANTIC with significant incremental debt capacity and allow ATLANTIC to take advantage of future investment opportunities on a non-dilutive basis. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group, which owns the REIT Manager and SCG Realty Services Atlantic Incorporated ("SCG Realty Services"), its property management affiliate, to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares.

                                  RISK FACTORS

  PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE SHARES OFFERED HEREBY. THESE RISKS INCLUDE:

 .  The value of ATLANTIC's assets is not based on third-party appraisals;
   therefore, the price of the Shares may be greater than the fair market value of ATLANTIC's portfolio.

 . The ability of Security Capital Group to exercise significant influence over the business and policies of ATLANTIC due to its ownership of 56.9% of the outstanding Shares (51.4% after the Offering), its right to nominate up to three Directors and its right to prior approval over certain matters, including ATLANTIC's operating budget and substantial deviations therefrom.

 . Conflicts of interest between ATLANTIC and the REIT Manager, which is owned by Security Capital Group, and other affiliates of Security Capital Group, and the ability of Security Capital Group to influence decisions regarding agreements with affiliates (which must be reviewed and approved at least annually by ATLANTIC's independent Directors), which could result in decisions that do not fully represent the interests of all shareholders. See "The Merger Transaction".

 . ATLANTIC's ability to pay future distributions depends on a number of factors, any change in which could affect ATLANTIC's ability to pay future distributions.

 . General real estate investment considerations, such as (i) the effect of local economic and other conditions on real estate values and the ability of residents to make rental payments, along with the general illiquidity of equity real estate investments, which may limit the ability of ATLANTIC to change its asset base; (ii) a possible inability to refinance revolving credit and mortgage indebtedness; (iii) the risks inherent in development activities, including the risk that construction may not be completed on schedule; and (iv) competition in seeking residents for communities owned, communities for acquisition and land for development.

 . Concentration of communities representing 34.3% of ATLANTIC's pro forma revenues for the year ended December 31, 1996 in the Atlanta, Georgia metropolitan area, which thus may be affected by changes in the economic conditions of that area.

 . Taxation of ATLANTIC as a corporation if it fails to continue to qualify as a REIT for federal income tax purposes, and ATLANTIC's liability for certain federal, state and local taxes on its income and property.

 . The possibility that ATLANTIC being externally managed by an affiliate of its principal shareholder may adversely affect the market price of the Shares. See "The Merger Transaction".

 . Ability of ATLANTIC's Board of Directors (the "Board"), which is comprised of a majority of independent Directors, to change certain policies of ATLANTIC, including investment, financing and distribution policies, without a vote of the shareholders, which could result in policies that do not fully reflect the interests of all shareholders.

 . Limitations on the shareholders' ability to change control of ATLANTIC due to (i) restrictions on ownership of more than 9.8% of the number or value of the outstanding shares of ATLANTIC's stock and possible redemption of shares acquired or voidance of the transfer of shares acquired in excess of 9.8% of the number or value of the outstanding shares of ATLANTIC's stock; (ii) ATLANTIC's shareholder rights plan; (iii) ATLANTIC's classified Board; (iv) the Board's ability to reclassify unissued shares of ATLANTIC's stock; and
   (v) advance notice requirements to nominate Directors or bring other business before annual or special shareholders' meetings.

 . Possible adverse effect of increases in market interest rates on Share prices.

 . Potential liability of ATLANTIC for unanticipated or future environmental liabilities and the potential expense of compliance with the Fair Housing Amendments Act of 1988 and the Americans with Disabilities Act of 1990.

 . Restrictions associated with tax-exempt bonds used to finance certain communities which require that a certain percentage of units in those communities be occupied by lower-income households.

 . The possible effect on the market price of the future sale of a substantial number of Shares.

 .  Dilution of net tangible book value of the Shares.

  For a discussion of ATLANTIC's transactions with related parties and the compensation therefor, see "Certain Relationships and Transactions".

                                   HIGHLIGHTS

  ATLANTIC's highlights for 1996 include:

 . ATLANTIC's 34 communities that were fully operational throughout 1996 and 1995 realized an increase in adjusted net operating income of 4.88%. See "Business--Strategy for Cash Flow and Distribution Growth--"Same Store' Growth". This strong net operating income growth from the same store portfolio generated 30% of ATLANTIC's funds from operations growth, and the positive impact of acquisitions completed in 1996 generated an additional 29%. The remaining 41% of growth in funds from operations was produced by the stabilization of new development communities. The contribution to funds from operations growth from developments occurred even though ATLANTIC had an average of $168.4 million of assets under development or in lease-up during 1996. As these communities in lease-up begin to reach stabilization in 1997 and subsequent years, they are expected to add significantly to ATLANTIC's long-term performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Funds from Operations".

 . The development of moderate income multifamily communities continues to be a major component of ATLANTIC's investment strategy. During 1996, ATLANTIC commenced construction of 2,815 units at a total expected investment cost of $164.4 million. Of that total, 51.8% were moderate income communities.
   During 1996, three developed communities (one of which was a moderate income community) representing a total expected investment cost of $43.0 million achieved stabilization, adding 804 units to ATLANTIC's stabilized portfolio.

 . ATLANTIC continues to take advantage of attractive investment opportunities throughout its southeastern target market. During 1996, ATLANTIC acquired
   13 communities consisting of 3,556 units, representing a total expected investment cost of $171.7 million.

 . ATLANTIC is implementing an asset optimization strategy pursuant to which it may from time to time dispose of communities that are no longer consistent with its long-term investment objectives and redeploy the proceeds into strategic acquisitions and developments, preferably through tax-deferred exchanges. During 1996, ATLANTIC completed the disposition of four communities, realizing an aggregate gain of $6.7 million on aggregate proceeds of $64.2 million.

 . In May 1996, ATLANTIC closed a private placement of Shares that raised a total of $249.3 million of net proceeds. The completion of this private placement further enhanced the strength of ATLANTIC's balance sheet. Proceeds from the private placement were used to fund investment activities and repay borrowings under ATLANTIC's $350 million line of credit.

 . On October 17, 1996, ATLANTIC sold its Homestead Village properties to a newly formed company, Homestead, and entered into a funding commitment agreement to fund the development of certain of such properties in exchange for Homestead common stock and warrants that ATLANTIC subsequently distributed to its shareholders. On a fully funded and converted basis, ATLANTIC will own 15.35% of Homestead's common stock (assuming no further equity offerings by Homestead, conversion of all convertible mortgage notes and exercise of all outstanding warrants) as a result of its obligation to fund up to $111.1 million of Homestead convertible mortgage notes, which are expected to contribute significantly to ATLANTIC's future growth. Homestead's common stock and warrants trade on the American Stock Exchange (the "ASE") under the symbols "HSD" and "HSD.W", respectively. See "Certain Relationships and Transactions--Homestead Transaction" and "--Funding Commitment Agreement".

 . ATLANTIC closed its initial public offering on October 18, 1996, raising net proceeds of $110.0 million from the sale of 4,940,000 Shares at a price of $24.00 per Share (before adjusting for the Homestead Distribution described below). The proceeds from the offering were used to repay borrowings under ATLANTIC's $350 million line of credit. At April 7, 1997, ATLANTIC had 37,891,580 Shares outstanding. ATLANTIC's long-term debt as a percentage of total long-term undepreciated book capitalization (the sum of long-term debt and shareholders' equity after adding back accumulated depreciation) was 17.4% at December 31, 1996 on an historical basis and 16.0% at December 31, 1996 on a pro forma basis as adjusted to give effect to the Offering and the application of the proceeds therefrom.

 .  In December 1996, ATLANTIC replaced its secured line of credit with a new
   $350 million unsecured line of credit. The new line of credit bears interest at prime or, at ATLANTIC's option, LIBOR plus 1.375% compared to the previous rate of LIBOR plus 1.5%. The loan agreement provides for a further reduction in the interest rate depending upon ATLANTIC's debt rating. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997. As of April 7, 1997, $289.5 million of borrowings were outstanding under the line of credit.

 . During 1996, ATLANTIC's Share price increased from $23.00 (based on the offering price for a private offering conducted from November 1995 to May
   1996) to $24.50 (based on the closing price on the NYSE on December 31,
   1996). In addition, shareholders received total cash distributions of $1.65 per Share in 1996 and a special distribution of 0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock per Share (the "Homestead Distribution"). The securities distributed in the Homestead Distribution had a market value of $2.67 per Share based on the closing prices of such securities on the ASE on November 11, 1996, the day prior to the distribution date. See "Price Range of ATLANTIC Shares and Distributions".

                           OPERATING CHARACTERISTICS

  ATLANTIC believes that its future growth will be driven by the following operating characteristics:

 .  STRONG PRIMARY TARGET MARKET. ATLANTIC believes the southeastern United
   States is geographically and economically diverse and, therefore, ATLANTIC has a strong primary target market in which to seek future growth. Although 34.3% of ATLANTIC's pro forma revenues for the year ended December 31, 1996 are derived from the Atlanta, Georgia metropolitan area, as ATLANTIC continues to develop and acquire new communities outside of Atlanta, it expects the percentage of its revenues derived from communities located in Atlanta to decline. ATLANTIC's primary target market cities are Atlanta, Georgia; Birmingham, Alabama; Charlotte, North Carolina; Jacksonville, Florida; Memphis, Tennessee; Nashville, Tennessee; Raleigh, North Carolina; Richmond, Virginia; Southeast Florida (which includes Ft. Lauderdale and West Palm Beach); Tampa, Florida; and Washington, D.C. Based on forecasts published by Woods & Poole Economics, Inc., the projected population growth in ATLANTIC's primary target market is 31.5% for the years 1997 through 2016, whereas the projected population growth of the United States as a whole for the same period is 16.8%. For the same period, job growth is projected to be 29.0% in ATLANTIC's primary target market, compared to 20.8% for the United States as a whole. Depending on the level of new construction starts by other multifamily developers, ATLANTIC believes that the anticipated population and job growth in its primary target market should contribute to ATLANTIC's objective of long-term growth in cash flow.

 . EXPERIENCED MANAGEMENT TEAM. The REIT Manager provides ATLANTIC with both strategic and day-to-day management, including research, investment analysis, acquisition and due diligence, development, asset management, capital markets, accounting and legal services. Through the REIT Management Agreement, ATLANTIC has access to the services provided by the REIT Manager and its specialized service affiliates, which provides ATLANTIC with access to the same resources as a fully integrated operating company. ATLANTIC's four senior executives have an average of 24 years of industry experience developing and managing multifamily communities, thus providing ATLANTIC with several senior officers with the leadership, operational, investment and financial skills and experience to oversee the operations of ATLANTIC, although ATLANTIC's future operations will depend, in part, on ATLANTIC's ability to continue to retain and attract experienced personnel. See "The Merger Transaction".

 . RESEARCH AND DEVELOPMENT. ATLANTIC is dedicated to ongoing research and development. ATLANTIC utilizes Security Capital Investment Research Incorporated ("Security Capital Investment Research"), an affiliate of the REIT Manager, to conduct comprehensive evaluations of its target market on a submarket-by-submarket basis to identify those submarkets and product types that present better prospects for long-term cash flow growth. These evaluations, combined with ATLANTIC's extensive market experience in the southeastern United States, enable ATLANTIC to identify submarkets that offer continued opportunities for long-term cash flow growth. In addition to market research, considerable resources are devoted to product research. The REIT Manager continually evaluates and refines ATLANTIC's multifamily communities to incorporate technologies and designs that will enhance long-term livability for its residents. ATLANTIC believes that its research-based investment strategy differs from other multifamily REITs in that the REIT Manager and its affiliates have dedicated personnel who conduct comprehensive proprietary evaluations of ATLANTIC's target market on a submarket-by-submarket basis taking into account 24 key variables that ATLANTIC has identified as having the greatest impact on multifamily operating performance. A few of these variables include market demand analysis, detailed supply evaluations of each submarket and other economic and demographic data.

 .  DEVELOPMENT OF MODERATE INCOME COMMUNITIES. As of February 28, 1997,
   ATLANTIC's portfolio consisted of seven upper middle income communities with a total expected investment cost of $132.8 million, 35 middle income communities with a total expected investment cost of $564.6 million and 48 moderate income communities with a total expected investment cost of $669.5 million. ATLANTIC focuses primarily on moderate income communities (targeted to residents earning 65% to 90% of a submarket's median household income, who comprise one of the largest segments of the renter population). Moderate income communities comprised 51.8% of ATLANTIC's 1996 development starts, based on total budgeted development cost. In 1997, approximately 83.5% of development starts and approximately 66.5% of ATLANTIC's total development activities are expected to constitute moderate income communities, based on total budgeted development cost. Few other REITs in ATLANTIC's primary target market currently focus on the moderate income segment. Moreover, ATLANTIC believes that less than 10% of the 1995 and 1996 multifamily starts in ATLANTIC's primary target market cities constituted moderate income product. Consequently, ATLANTIC believes that the moderate income segment is a significantly underserved market with limited competition. Moderate income residents are typically longer-term residents because they often lack the financial resources required to purchase single-family homes. As a result, resident turnover is often lower in moderate income communities than in upper middle income or middle income communities. The total cost of refurbishing and re-leasing a unit ranges from $700 to $1,500; therefore, reducing resident turnover can have a material impact on an asset's profitability. Due to market fundamentals and the operating characteristics of moderate income communities, ATLANTIC believes that this product category offers better prospects for long-term cash flow growth.

 . OPPORTUNISTIC ACQUISITIONS. It is often advantageous for ATLANTIC to acquire existing multifamily communities in markets that are expected to experience favorable growth in rents and income. In many cases, communities can be acquired and redeveloped at prices well below the cost to build a comparable community in the same area. The REIT Manager has the capability to thoroughly analyze and evaluate communities in an efficient manner which, together with ATLANTIC's access to capital, provides ATLANTIC with a competitive advantage in acquiring multifamily assets. From its inception on October 26, 1993 to February 28, 1997, ATLANTIC had completed acquisitions with a total expected investment cost of $979.0 million.

 . HIGH QUALITY PORTFOLIO. As noted above, adjusted net operating income on a "same store" basis increased 4.88% from 1995 to 1996 for the 34 communities that were fully operational during both periods. As of February 28, 1997, ATLANTIC's operating communities (excluding communities in lease-up) were 94.4% leased. ATLANTIC believes that this strong performance reflects the quality of its portfolio and strength of its primary target market. In addition, as of February 28, 1997, ATLANTIC's portfolio of multifamily communities consisted of 57.6% of stabilized operating communities, 13.4% of pre-stabilized operating communities and 29.0% of communities under development, based on total expected investment cost. See "Business-- ATLANTIC's Operating System--Acquisitions". As the development communities are completed and the pre-stabilized communities achieve stabilization, they are expected to contribute significantly to ATLANTIC's objective of long-term growth in cash flow.

 . PORTFOLIO AND ASSET OPTIMIZATION. ATLANTIC develops and acquires communities with a view to effective long-term ownership and operation. REIT Management actively reviews ATLANTIC's asset base. These reviews generate operating and capital plans and, with guidance from its affiliate, Security Capital Investment Research, help ATLANTIC to identify submarkets and product types that it believes will generate above average long-term growth opportunities. Under its asset optimization program, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds, preferably through tax-deferred exchanges, into assets with better prospects for cash flow growth. As noted above, ATLANTIC disposed of four operating communities during 1996.

 .  RESOURCES AND EXPERIENCE OF PRINCIPAL SHAREHOLDER. Security Capital Group,
   ATLANTIC's largest shareholder and the owner of the REIT Manager, owns 56.9% of ATLANTIC's outstanding Shares (51.4% after the Offering). ATLANTIC benefits from the substantial resources available to it through its affiliation with Security Capital Group, including capital markets, research, accounting and legal services. See "The Merger Transaction". To provide for a wider distribution of ownership and greater liquidity, Security Capital Group intends, over time, to allow its ownership interest in ATLANTIC to fall to between 40% and 50% as ATLANTIC conducts equity offerings, which is consistent with its ownership interests in the other operating companies in which Security Capital Group invests.

 . CONSERVATIVE BALANCE SHEET STRATEGY. ATLANTIC has a conservative balance sheet strategy. Long-term debt as a percentage of total long-term undepreciated book capitalization was 17.4% at December 31, 1996 on an historical basis and 16.0% at December 31, 1996 on a pro forma basis as adjusted to give effect to the Offering and the application of the proceeds therefrom. In the future, ATLANTIC intends to access the public equity and debt markets. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997 and to issue long-term, fixed-rate, fully amortizing unsecured corporate debt, which will limit ATLANTIC's exposure to floating rate or balloon financing. ATLANTIC's $350 million unsecured line of credit enables ATLANTIC to take advantage of investment opportunities in its target market without investing significant funds in short-term investments between securities offerings. As of April 7, 1997, $289.5 million of borrowings were outstanding under the line of credit and such outstanding borrowings are expected to be approximately $299.0 million at the closing of the Offering. This conservative balance sheet strategy is expected to provide ATLANTIC with significant incremental debt capacity and allow ATLANTIC to take advantage of future investment opportunities on a non-dilutive basis, contributing to ATLANTIC's objective of long-term growth in cash flow.

                                  THE OFFERING

Shares offered hereby............................ 4,000,000
Shares to be outstanding after the Offering...... 41,891,580
Use of proceeds.................................. To retire line of credit debt.
                                                  See "Use of Proceeds".
NYSE Symbol...................................... SCA

                             TAX STATUS OF ATLANTIC

  ATLANTIC has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), effective for the taxable year ended December 31, 1994. As a REIT, ATLANTIC generally will not be taxed on income it currently distributes to its shareholders so long as it distributes at least 95% of its taxable income currently. REITs are subject to a number of organizational and operational requirements. Even if ATLANTIC continues to qualify for taxation as a REIT, ATLANTIC will be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations" and "Risk Factors--Taxation of ATLANTIC".

                             THE MERGER TRANSACTION

  In January 1997, Security Capital Group made a proposal to the Board that Security Capital Group exchange the REIT Manager and SCG Realty Services for Shares, with the result that ATLANTIC would become an internally managed REIT. On March 24, 1997, Security Capital Group and ATLANTIC entered into a Merger and Issuance Agreement (the "Merger Agreement"), which is subject to customary conditions, including the approval of ATLANTIC's shareholders, pursuant to which Security Capital Group will cause the REIT Manager and SCG Realty Services to be merged into a newly formed subsidiary of ATLANTIC (the "Merger"). The employees of the REIT Manager and SCG Realty Services will become employees of ATLANTIC as a result of the Merger. In exchange for the transfer of those businesses, ATLANTIC will issue to Security Capital Group Shares valued at approximately $54.6 million. The number of Shares issuable to Security Capital Group will depend on the average market price of the Shares prior to the record date for determining ATLANTIC's shareholders entitled to vote at the meeting in connection with the Merger, subject to a maximum and minimum number of Shares. See "The Merger Transaction".

  In order to allow ATLANTIC's shareholders to maintain their relative ownership in ATLANTIC, concurrently with the proxy solicitation seeking approval of the Merger, ATLANTIC will conduct a rights offering entitling its shareholders (other than Security Capital Group) to purchase up to approximately $51.6 million of additional Shares (based on the number of Shares expected to be outstanding after the Offering and subject to adjustment for further issuances of Shares prior to the record date therefor). The exercise price for Shares in the rights offering is expected to be the same price at which Shares will be issued to Security Capital Group under the Merger Agreement if the price of the Shares remains within the range described below. In addition, as part of the Merger transaction, and in order to allow holders of Shares to participate in the Merger transaction, Security Capital Group will issue warrants to purchase shares of Security Capital Group's Class B common stock, par value $.01 per share (the "Class B Stock") pro rata to ATLANTIC's shareholders (the "Warrant Issuance"), other than Security Capital Group, after the closing of the Merger and the rights offering. See "The Merger Transaction". Prospective investors are advised that the Warrant Issuance will result in taxable ordinary income to ATLANTIC's shareholders who receive the warrants, whether or not the shareholders sell the warrants received in the Warrant Issuance. See "Federal Income Tax Considerations--Tax Effects of the Merger".

  ATLANTIC believes that the Merger will provide ATLANTIC with the ability to continue to deploy capital without adding incremental overhead, thereby generating incremental cash flow for ATLANTIC. Management believes that (i) the Merger will enhance ATLANTIC's ability to possibly acquire other REITs, as the REIT industry is expected to consolidate over the next several years; (ii) the Merger will be viewed positively in the long term by both investors and the analyst community and, as a result, will have a positive impact on long-term value for ATLANTIC's shareholders; and (iii) the rating agencies will view the Merger positively because the Merger will simplify ATLANTIC's organizational structure (furthering ATLANTIC's objective of obtaining an investment-grade debt rating in 1997).

  For a more complete description of the Merger, see "The Merger Transaction". For a discussion of certain tax consequences of the Merger and the related transactions, see "Federal Income Tax Considerations--Tax Effects of the Merger".

                                  COMMUNITIES

  The information in the following table is as of December 31, 1996 for communities owned at December 31, 1996, except total expected investment which is as of February 28, 1997, and as of February 28, 1997 for communities acquired since December 31, 1996 (dollar amounts in thousands). Additional information on ATLANTIC's communities is contained in Schedule III, Real Estate and Depreciation, in ATLANTIC's financial statements.

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
COMMUNITIES OWNED AS OF
DECEMBER 31, 1996:
OPERATING
 COMMUNITIES(3):
 MID-ATLANTIC:
 Charlotte, North
  Carolina:
  STABILIZED:
  Cameron Oaks..........     1994        91.7%     264 $   15,361  $   15,441
  Waterford Hills*......     1995        86.3      270     12,617      14,068(4)
  PRE-STABILIZED:
  Cameron at Hickory
   Grove(5)(6)..........     1996        97.5      202      8,392       8,456
  Waterford Square
   I*(6)................     1996         (7)      408     19,653      21,051(4)
                                         ----    ----- ----------  ----------
    Subtotals/Average...                 91.3    1,144     56,023      59,016
                                         ----    ----- ----------  ----------
 Greenville, South
  Carolina:
  PRE-STABILIZED:
  Cameron Court(6)......     1996        94.9      234     11,060      11,099
 Memphis, Tennessee:
  STABILIZED:
  Cameron at Kirby
   Parkway..............     1994        95.7      324     10,174      10,256
  Stonegate.............     1994        90.4      208      7,076       7,263
  PRE-STABILIZED:
  Cameron Century
   Center...............     1996        92.1      420     15,928      16,563
  Country Oaks(8).......     1996        96.5      200      8,484       8,696
                                         ----    ----- ----------  ----------
    Subtotals/Average...                 93.6    1,152     41,662      42,778
                                         ----    ----- ----------  ----------
 Nashville, Tennessee:
  STABILIZED:
  Arbor Creek(9)........     1994        94.2      360     18,183      18,289
  Enclave at Brentwood..     1995        94.5      380     16,126      16,259
                                         ----    ----- ----------  ----------
    Subtotals/Average...                 94.4      740     34,309      34,548
                                         ----    ----- ----------  ----------
 Raleigh, North
  Carolina:
  STABILIZED:
  Cameron Square........     1994        95.9      268     15,982      16,066
  Waterford Point*......     1996        98.5      336     15,839      17,549(4)
  PRE-STABILIZED:
  Cameron Lake..........     1996        91.3      196      9,293       9,773
  Cameron Ridge(10).....     1996        98.7      228     10,131      10,424
  Emerald Forest........     1996        85.6      320     14,680      14,729
                                         ----    ----- ----------  ----------
    Subtotals/Average...                 93.9    1,348     65,925      68,541
                                         ----    ----- ----------  ----------

                              YEAR                                     TOTAL
                          ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                          COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                          ------------ ---------- ----- ---------- -------------
 Richmond, Virginia:
  STABILIZED:
  Camden at Wellesley....     1994        92.9%     340  $ 19,510    $ 19,564
  Potomac Hunt(11).......     1994        94.1      220    10,119      10,217
                                          ----    -----  --------    --------
    Subtotals/Average....                 93.4      560    29,629      29,781
                                          ----    -----  --------    --------
 Washington, D.C.:
  STABILIZED:
  Camden at Kendall
   Ridge.................     1994        93.5      184    11,701      11,801
  Cameron Saybrooke......     1994        96.4      252    18,966      19,035
  PRE-STABILIZED:
  Sheffield Forest(6)....     1995        96.5      256    15,546      15,645
  West Springfield
   Terrace...............     1996        92.2      244    16,210      16,604
                                          ----    -----  --------    --------
    Subtotals/Average....                 94.8      936    62,423      63,085
                                          ----    -----  --------    --------
      Subtotals/Average--
       Mid-Atlantic......                 93.7    6,114   301,031     308,848
                                          ----    -----  --------    --------
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  STABILIZED:
  Azalea Park(12)(13)....     1995        92.6      447    25,768      25,971
  Cameron Ashford........     1994        91.5      365    24,912      24,963
  Cameron
   Briarcliff(11)........     1994        91.4      220    14,249      14,323
  Cameron Brook(12)(14)..     1994        95.5      440    22,428      22,528
  Cameron Creek I (15)...     1994        91.8      404    24,544      24,637
  Cameron Crest..........     1994        95.5      377    23,824      23,935
  Cameron Dunwoody.......     1994        84.0      238    16,852      16,955
  Clairmont
   Crest(12)(16).........     1994        95.8      213    11,020      11,073
  The Greens(12)(17).....     1994        95.1      304    13,740      13,833
  Lake Ridge.............     1993        95.5      268    17,372      17,458
  Morgan's Landing.......     1993        93.9      165     8,671       8,696
  Old Salem..............     1994        98.8      172     8,116       8,244
  Trolley Square.........     1994        92.2      270    13,906      13,988
  Vinings Landing........     1994        97.0      200     9,979      10,071
  WintersCreek(12)(18)...     1995        94.0      200     7,787       7,923
  Woodlands..............     1995        89.6      644    25,741      26,217
  PRE-STABILIZED:
  Balmoral Village.......     1996        90.1      312    19,215      19,476
  Cameron Forest(6)......     1995        94.1      152     6,244       6,383
  Cameron Place(6).......     1995        93.9      212     8,075       8,173
  Cameron Pointe(6)......     1996        93.9      214    14,891      15,035
  Cameron
   Station(6)(12)(19)....     1995        95.4      348    16,080      16,242
                                          ----    -----  --------    --------
    Subtotals/Average....                 93.1    6,165   333,414     336,124
                                          ----    -----  --------    --------
 Birmingham, Alabama:
  STABILIZED:
  Cameron on the
   Cahaba(20)............     1995        96.0      400    18,925      19,032
  Colony Woods I.........     1994        90.3      216    10,686      10,698
  Colony Woods II*.......     1995        93.9      198    10,515      11,405(4)
  Morning Sun Villas.....     1994        92.4      184     9,301       9,435
                                          ----    -----  --------    --------
    Subtotals/Average....                 93.7      998    49,427      50,570
                                          ----    -----  --------    --------

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
 Ft. Lauderdale/W. Palm Beach,
  Florida:
  STABILIZED:
  Cypress Lakes.........     1995        98.3%     176 $    8,510  $    8,774
  Parrot's Landing
   I(12)(21)............     1994        95.6      408     18,651      18,843
  Spencer Run(11).......     1994        93.2      384     19,471      19,797
  Sun Pointe
   Cove(12)(22).........     1994        94.1      221      9,369       9,492
  Trails at Meadow
   Lakes................     1995        99.5      189      8,840       8,968
  PRE-STABILIZED:
  Park Place at Turtle
   Run..................     1996        95.1      350     15,714      15,828
  The Pointe at Bayberry
   Lake.................     1996        94.8      308     17,021      17,238
                                        -----    ----- ----------  ----------
    Subtotals/Average...                 95.4    2,036     97,576      98,940
                                        -----    ----- ----------  ----------
 Ft. Myers, Florida:
  STABILIZED:
  Forestwood(12)(23)....     1994        96.5      397     13,781      13,994
 Jacksonville, Florida:
  STABILIZED:
  Bay Club..............     1994        93.2      220     12,222      12,319
  PRE-STABILIZED:
  Cameron Lakes I*......     1996        (7)       302     16,117      17,777(4)
                                        -----    ----- ----------  ----------
    Subtotals/Average...                 93.2      522     28,339      30,096
                                        -----    ----- ----------  ----------
 Miami, Florida:
  STABILIZED:
  Park Hill(24).........     1994        93.9      264      8,842       8,885
 Orlando, Florida:
  STABILIZED:
  Camden Springs........     1994        95.3      340     17,357      17,552
  Cameron Villas I(25)..     1994        95.8      192      8,013       8,118
  Cameron Villas
   II(11)...............     1995       100.0       42      1,773       1,849
  Kingston Village......     1995        93.3      120      6,013       6,211
  The Wellington I(11)..     1994        96.9      192      8,002       8,078
                                        -----    ----- ----------  ----------
    Subtotals/Average...                 95.7      886     41,158      41,808
                                        -----    ----- ----------  ----------
 Sarasota, Florida:
  STABILIZED:
  Camden at Palmer
   Ranch................     1994        98.4      432     24,198      24,435
 Tampa, Florida:
  STABILIZED:
  Camden Downs..........     1994        96.4      250     12,592      12,667
  Cameron Lakes.........     1995        96.1      207      8,651       8,700
  Country Place
   Village(26)..........     1995        98.4      188      8,322       8,572
  Foxbridge on the
   Bay(12)(27)..........     1994        98.3      358     10,955      11,007
  Summer Chase(11)......     1994        99.0       96      3,772       3,791
  PRE-STABILIZED:
  Cameron Bayshore......     1996        98.5      328     10,712      11,487
                                        -----    ----- ----------  ----------

                                YEAR                                      TOTAL
                            ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                            COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                            ------------ ---------- ------ ---------- -------------
    Subtotals/Average......                 97.8%    1,427 $   55,004  $   56,224
                                            ----    ------ ----------  ----------
      Subtotals/Average--
       South Atlantic......                 94.5    13,127    651,739     661,076
                                            ----    ------ ----------  ----------
        Subtotals/Average--
         Operating
         Communities.......                 94.2    19,241    952,770     969,924
                                            ----    ------ ----------  ----------
COMMUNITIES UNDER
 CONSTRUCTION:
 MID-ATLANTIC:
 Charlotte, North Carolina:
  Waterford Square II*.....     1998         N/A       286      6,592      17,181
 Nashville, Tennessee:
  Cameron Overlook*........     1998         N/A       452      7,338      23,848
 Raleigh, North Carolina:
  Cameron Brooke*..........     1997         N/A       228     10,070      12,885
  Waterford Forest*(28)....     1997         N/A       384     20,349      21,574
                                            ----    ------ ----------  ----------
    Subtotals..............                  N/A       612     30,419      34,459
                                            ----    ------ ----------  ----------
 Richmond, Virginia:
  Cameron at Wyndham*......     1998         N/A       312      4,404      20,048
  Cameron Crossing I &
   II*.....................     1998         N/A       424     11,202      26,622
                                            ----    ------ ----------  ----------
    Subtotals..............                  N/A       736     15,606      46,670
                                            ----    ------ ----------  ----------
 Washington, D.C.:
  Cameron at
   Milestone*(28)..........     1997         N/A       444     30,344      30,974
  Woodway at Trinity
   Center*(28).............     1997         N/A       504     35,583      37,836
                                            ----    ------ ----------  ----------
    Subtotals..............                  N/A       948     65,927      68,810
                                            ----    ------ ----------  ----------
      Subtotals--Mid-
       Atlantic............                  N/A     3,034    125,882     190,968
                                            ----    ------ ----------  ----------
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron Creek II*(28)....     1997         N/A       260     19,332      19,758
 Birmingham, Alabama:
  Cameron at the Summit
   I*......................     1997         N/A       372      8,483      21,645
 Ft. Lauderdale/W. Palm
  Beach, Florida:
  Parrot's Landing II*.....     1997         N/A       152      8,070       9,751
 Jacksonville, Florida:
  Cameron Deerwood*(28)....     1997         N/A       336     14,504      17,598
  Cameron Lakes II*........     1998         N/A       253      2,869      14,967
  Cameron Timberlin Parc
   I*(28)..................     1997         N/A       320     15,447      16,885
                                            ----    ------ ----------  ----------
    Subtotals..............                  N/A       909     32,820      49,450
                                            ----    ------ ----------  ----------
      Subtotals--South
       Atlantic............                  N/A     1,693     68,705     100,604
                                            ----    ------ ----------  ----------
        Subtotals--
         Communities Under
         Construction......                  N/A     4,727    194,587     291,572
                                            ----    ------ ----------  ----------

                             YEAR                                      TOTAL
                         ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------ ---------- -------------
COMMUNITIES IN PLANNING AND OWNED:
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron Landing*
   (29)................      1998         N/A       368 $    2,020  $   21,630
 Ft. Lauderdale/W. Palm
  Beach, Florida:
  Cameron Waterway*....      1998         N/A       300      4,386      21,280
 Jacksonville, Florida:
  Cameron Timberlin
   Parc II*............      1999         N/A       200      1,389      10,500
                                        -----    ------ ----------  ----------
      Subtotals--
       Communities in
       Planning and
       Owned...........                   N/A       868      7,795      53,410
                                        -----    ------ ----------  ----------
LAND HELD FOR FUTURE
 MULTIFAMILY
 DEVELOPMENT...........                   N/A       --       2,083         --
                                        -----    ------ ----------  ----------
        Total
         Communities
         Owned at
         December 31,
         1996..........                  94.2%   24,836  1,157,235   1,314,906
                                        -----    ------ ----------  ----------
COMMUNITIES ACQUIRED
THROUGH FEBRUARY 28, 1997:
COMMUNITIES IN PLANNING
 AND OWNED:
 MID-ATLANTIC:
 Richmond, Virginia:
  Cameron at Virginia
   Center*.............                   N/A       264        --       15,983
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron at Double
   Bridge*.............                   N/A       232        --       16,216
  Cameron at
   Northpoint*.........                   N/A       264        --       19,821
                                        -----    ------ ----------  ----------
    Subtotals..........                   N/A       496        --       36,037
                                        -----    ------ ----------  ----------
      Subtotals--
       Communities
       Acquired Through
       February 28,
       1997............                   N/A       760        --       52,020
                                        -----    ------ ----------  ----------
        Total
         Communities
         Owned at
         February 28,
         1997..........                 94.2%    25,596 $1,157,235  $1,366,926
                                        =====    ====== ==========  ==========

  Additionally, at February 28, 1997, ATLANTIC had land in planning and under control for the development of 1,808 units with a total budgeted development cost of $111.2 million. The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land. There can be no assurance that such land will be acquired. The unit and total budgeted development cost information for these communities is based on management's best estimates of the cost upon completion of these communities.
-------
 * Community developed by ATLANTIC.
 (1) With respect to communities under construction or communities in planning and owned, represents expected completion date.
 (2) For operating communities, represents cost, including budgeted renovations as of February 28, 1997. For communities under construction and in planning, represents total budgeted development cost as of February 28, 1997, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. The term "in planning" means that construction is anticipated to commence within 12 months.

 (3) The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents. Prior to being "stabilized", a community is considered "pre-stabilized". See "Business--ATLANTIC's Operating System--Acquisitions".
 (4) The total expected investment cost of these developed communities includes potential incentive payments to third-party developer/managers that had not been earned by them at December 31, 1996.
 (5) Cameron at Hickory Grove Apartments are subject to a deed of trust securing a mortgage note of $6.0 million.
 (6) Community was stabilized during the period from January 1, 1997 to February 28, 1997.
 (7) Community is in lease-up, therefore, the percentage leased is not given because it is not representative of a fully operational community.
 (8) Country Oaks Apartments are subject to a deed of trust securing a mortgage note of $5.9 million.
 (9) The land associated with the Arbor Creek Apartments is leased by ATLANTIC through the year 2058 under an agreement with the Metropolitan Nashville Airport Authority.
(10) Cameron Ridge Apartments are subject to a deed of trust securing a mortgage note of $5.9 million.
(11) Community is pledged as additional security under ATLANTIC's 30-year credit enhancement agreement with the Federal National Mortgage Association ("FNMA"). For a discussion of the FNMA credit enhancement agreement, see "Business--ATLANTIC's Operating System--Capital Markets/Finance/Legal".
(12) The tax-exempt bond issue associated with this community is included in ATLANTIC's credit enhancement agreement with FNMA.
(13) Azalea Park Apartments are subject to a deed of trust securing a mortgage note related to $15.5 million of tax-exempt bonds.
(14) Cameron Brook Apartments are subject to a deed of trust securing a mortgage note related to $19.5 million of tax-exempt bonds.
(15) Community was classified as pre-stabilized subsequent to December 31, 1996 due to the effects of lease-up activities at Phase II of this community.
(16) Clairmont Crest Apartments are subject to a deed of trust securing a mortgage note related to $11.6 million of tax-exempt bonds.
(17) The Greens Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(18) WintersCreek Apartments are subject to a deed of trust securing a mortgage note related to $5.0 million of tax-exempt bonds.
(19) Cameron Station Apartments are subject to a deed of trust securing a mortgage note related to $14.5 million of tax-exempt bonds.
(20) Cameron on the Cahaba Phase II Apartments, which consist of 250 units, are subject to a deed of trust securing a mortgage note of $8.0 million.
(21) Parrot's Landing Phase I Apartments are subject to a deed of trust securing a mortgage note related to $15.8 million of tax-exempt bonds.
(22) Sun Pointe Cove Apartments are subject to a deed of trust securing a mortgage note related to $8.5 million of tax-exempt bonds.
(23) Forestwood Apartments are subject to a deed of trust securing a mortgage note related to $11.5 million of tax-exempt bonds.
(24) Park Hill Apartments were being held for sale at December 31, 1996 and were disposed of in April 1997.
(25) Cameron Villas I Apartments are subject to a deed of trust securing a mortgage note of $6.3 million.
(26) Country Place Village Phase I Apartments, which consist of 88 units, are subject to a deed of trust securing a mortgage note of $2.0 million.
(27) Foxbridge on the Bay Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(28) Community was leasing completed units at February 28, 1997.
(29) Construction on this community began in February 1997.

                     SUMMARY SELECTED FINANCIAL INFORMATION

  The following table sets forth selected financial information on a pro forma basis for ATLANTIC (the "Pro Forma Financial Results") as of and for the year ended December 31, 1996 and on an historical basis for ATLANTIC (the "Historical Financial Results") as of and for the years ended December 31, 1996, 1995 and 1994 and the period from inception (October 26, 1993) through December 31, 1993. Such selected financial information is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included in this Prospectus. The Pro Forma Financial Results are not necessarily indicative of what the actual financial position and results of operations of ATLANTIC would have been as of and for the periods indicated, nor do they purport to represent the financial position and results of operations for future periods. Unless otherwise indicated, all Share and per Share amounts have been adjusted to give effect to ATLANTIC's one-for-two reverse Share split, which was effective on September 10, 1996.

                           PRO FORMA                 HISTORICAL
                          ------------ ------------------------------------------
                                                    PERIOD ENDED
                           YEAR ENDED               DECEMBER 31,
                          DECEMBER 31, ------------------------------------------
                              1996        1996       1995       1994     1993(1)
                          ------------ ----------  ---------  ---------  --------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
 Rental income..........   $  148,361  $  137,729  $ 103,634  $  55,071  $    156
 Property management
  fees paid to
  affiliate.............        4,612       4,208      3,475      1,536       --
 Property management
  fees paid to third
  parties...............          971         971        591        661       --
 REIT management fee
  paid to affiliate.....       11,652      10,445      6,923      3,671        12
 General and
  administrative
  expenses..............          641         673        646        266         1
 Earnings before
  extraordinary item....       37,881      42,569     19,639      9,926        38
 Extraordinary item--
  loss on early
  extinguishment of
  debt..................          --        3,940        --         --        --
 Net earnings...........       37,881      38,629     19,639      9,926        38
 Net earnings per Share
  before extraordinary
  item..................         1.00        1.33       0.89       0.81      0.13
 Net earnings per Share.   $     1.00        1.21       0.89       0.81  $   0.13
 Cash distributions
  declared and paid.....          N/A      53,064     35,119     14,648       --
 Cash distributions
  declared and paid per
  Share.................          N/A  $     1.65  $    1.60  $    1.20       --
 Weighted average Shares
  outstanding...........       37,897      32,028     21,944     12,227       286
                           PRO FORMA                 HISTORICAL
                          ------------ ------------------------------------------
                                                    DECEMBER 31,
                          DECEMBER 31, ------------------------------------------
                              1996        1996       1995       1994       1993
                          ------------ ----------  ---------  ---------  --------
                                             (IN THOUSANDS)
FINANCIAL POSITION:
 Real estate owned, at
  cost..................   $1,157,235  $1,157,235  $ 888,928  $ 631,260  $ 31,005
 Total assets...........    1,135,065   1,135,065    885,824    637,846    31,850
 Line of credit(2)......      147,520     228,000    190,000    153,000       --
 Mortgages payable......      155,790     155,790    118,524    107,347       --
 Total liabilities......      355,943     436,423    328,886    271,216       178
 Total shareholders'
  equity................   $  779,122  $  698,642  $ 556,938  $ 366,630  $ 31,672
 Number of Shares
  outstanding...........       41,892      37,892     27,763     18,567     1,582
                           PRO FORMA                 HISTORICAL
                          ------------ ------------------------------------------
                                                    PERIOD ENDED
                           YEAR ENDED               DECEMBER 31,
                          DECEMBER 31, ------------------------------------------
                              1996        1996       1995       1994     1993(1)
                          ------------ ----------  ---------  ---------  --------
                                             (IN THOUSANDS)
OTHER DATA:
 Net earnings...........   $   37,881  $   38,629   $ 19,639  $   9,926  $     38
 Add (Deduct):
 Depreciation...........       22,534      20,824     15,925      8,770        28
 Gain on disposition of
  real estate...........          --       (6,732)       --         --        --
 Gain on sale of
  Homestead Assets......          --       (2,839)       --         --        --
 Provision for possible
  loss on investments...        2,500       2,500        --         --        --
 Extraordinary item--
  loss on early
  extinguishment of
  debt..................          --        3,940        --         --        --
                           ----------  ----------  ---------  ---------  --------
 Funds from
  operations(3).........   $   62,915  $   56,322  $  35,564  $  18,696  $     66
                           ----------  ----------  ---------  ---------  --------
 Net cash provided
  (used) by operating
  activities............   $   60,949  $   54,356  $  39,732  $  23,564  $   (492)
 Net cash used by
  investing activities..     (287,418)   (287,418)  (235,149)  (390,077)  (31,005)
 Net cash provided by
  financing activities..      230,907     230,907    195,649    372,638    31,634

-------
(1) For the period from inception (October 26, 1993) to December 31, 1993.
(2) At April 7, 1997, ATLANTIC had $289.5 million of outstanding borrowings under its $350 million unsecured line of credit and such outstanding borrowings are expected to be approximately $299.0 million at the closing of the Offering.
(3) ATLANTIC believes that funds from operations is helpful in understanding a property portfolio in that such calculation reflects cash flow from operating activities and the properties' ability to support interest payments. For an explanation of funds from operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources". Funds from operations should not be considered as an alternative to net income or any other generally accepted accounting principles ("GAAP") measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. On January 1, 1996, ATLANTIC adopted the National Association of Real Estate Investment Trusts' ("NAREIT") new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to this new definition. The funds from operations measure presented by ATLANTIC may not be comparable to similarly titled measures of other REITs.

                                 RISK FACTORS

  Prospective investors should carefully consider, among other factors, the matters described below. Each of these factors could adversely affect the ability of ATLANTIC to make expected distributions to shareholders.

LACK OF INDEPENDENT VALUATION OF ASSETS

  The value of ATLANTIC has not been determined on a community-by-community basis because ATLANTIC is an ongoing business enterprise. Accordingly, no appraisals, independent valuations or fairness opinions from a financial point of view of the communities have been obtained in connection with the valuation of ATLANTIC. Furthermore, the valuation of ATLANTIC is not based upon the historical cost of assets or the current market value thereof. Therefore, the price of the Shares may be greater than the fair market value of ATLANTIC's portfolio.

INFLUENCE OF OFFICERS, DIRECTORS AND SIGNIFICANT SHAREHOLDER

  Security Capital Group beneficially owns 56.9% of the outstanding Shares (51.4% after the Offering). See "Principal Shareholders". Through its ownership of Shares, Security Capital Group controls 56.9% (51.4% after the Offering) of the vote on matters submitted for shareholder action, including the election of Directors, and no other shareholder may hold more than 9.8% of ATLANTIC's outstanding shares of stock. See "Description of Stock--Restriction on Size of Holdings of Shares". Security Capital Group has the right to nominate up to three Directors, depending on its level of ownership of Shares. See "Certain Relationships and Transactions--Security Capital Group Investor Agreement". The Directors so elected are in a position to exercise significant influence over the affairs of ATLANTIC. Additionally, Security Capital Group has the right to approve (i) ATLANTIC's annual operating budget and substantial deviations therefrom, (ii) acquisitions or dispositions in a single transaction or group of related transactions where the purchase price exceeds $5 million and (iii) property management arrangements. Accordingly, due to the foregoing, for so long as it continues to own at least 10% of the outstanding Shares, Security Capital Group will retain significant influence over the business and policies of ATLANTIC, which may result in decisions that do not fully represent the interests of all shareholders of ATLANTIC. Security Capital Group is also the owner of the REIT Manager and therefore will have the ability to influence significantly the operations of ATLANTIC through the REIT Manager as long as the REIT Manager manages ATLANTIC. See "The Merger Transaction". To provide for a wider distribution of ownership and greater liquidity, Security Capital Group intends, over time, to allow its ownership interest in ATLANTIC to fall to between 40% and 50% as ATLANTIC conducts equity offerings, which is consistent with its ownership interests in the other operating companies in which Security Capital Group invests.

CONFLICTS OF INTEREST

  ATLANTIC does not have any employees and relies on the REIT Manager for all strategic and day-to-day management services. An affiliate of the REIT Manager also provides property management services for approximately 88% of ATLANTIC's multifamily communities.

  Four officers of the REIT Manager and its affiliates (Jeffrey A. Klopf, Senior Vice President of Security Capital Group, ATLANTIC and the REIT Manager (securities offerings, corporate acquisitions and legal), Ariel Amir, Vice President of Security Capital Group (securities offerings, corporate acquisitions and legal), John H. Gardner, Jr., Senior Vice President of ATLANTIC and the REIT Manager (multifamily dispositions) and Kathy B. Farr, Vice President of ATLANTIC and the REIT Manager (multifamily dispositions)) may have conflicts of interest in allocating their time and efforts between activities on behalf of ATLANTIC and other activities of the REIT Manager's affiliates. Affiliates of the REIT Manager also provide management services to Security Capital Pacific Trust ("PTR"), a NYSE-listed REIT which focuses on multifamily communities in the western United States, and Security Capital Industrial Trust ("SCI"), a NYSE-listed REIT which focuses on industrial real estate in the United States. Security Capital Markets Group Incorporated ("Capital Markets Group"), Security Capital Group's registered broker-dealer affiliate, devotes a substantial portion of its time to these other REITs, Homestead, an ASE-listed real estate company which focuses on extended-stay facilities in the United States, and Security Capital Group. Messrs. Klopf and Amir provide centralized securities offering, corporate acquisition and legal services to ATLANTIC and other affiliated real estate companies, including PTR, SCI, Homestead and Security Capital Group, and, as a result, do not focus their full efforts and attention on ATLANTIC. Mr. Gardner and Ms. Farr provide multifamily disposition services to ATLANTIC and PTR. In addition, the REIT Manager and its affiliates share a common senior investment committee, which approves all acquisition and development proposals before they are submitted to the respective REIT boards for approval. PTR acquires multifamily communities but operates in a different market than ATLANTIC. See "Policies With Respect to Certain Activities-- Conflict of Interest Policies" and "--Policies Applicable to the REIT Manager and Officers and Directors of ATLANTIC".

  The officers of ATLANTIC may also be subject to certain conflicts of interest arising out of their positions with ATLANTIC and the REIT Manager and its affiliates. These relationships may create conflicts between the promotion of ATLANTIC's investment policies and those of the REIT Manager and its affiliates. See "Policies With Respect to Certain Activities--Conflict of Interest Policies".

  Ned S. Holmes, a Director of ATLANTIC, is also Chairman and President of Parkway Investments/Texas Inc., President and Chief Executive Officer of Laing Properties, Inc. ("Laing") and an executive officer of certain of Laing's affiliates. Laing and its affiliates engage in the acquisition, development and management of multifamily communities and Mr. Holmes may therefore have conflicts of interest in presenting acquisition or development opportunities to ATLANTIC.

  The owner of the REIT Manager, Security Capital Group, is ATLANTIC's principal shareholder, and Security Capital Group could influence decisions regarding the REIT Management Agreement, property management agreements between ATLANTIC and affiliates of the REIT Manager and fees relating to such agreements. Although all agreements with the REIT Manager and its affiliates must be reviewed and approved at least annually by ATLANTIC's independent Directors, no assurance of arm's-length negotiations can be given. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares.

RISK OF INABILITY TO PAY FUTURE DISTRIBUTIONS

  ATLANTIC's ability to pay future distributions depends on a number of factors, including factors relating to the future operations of ATLANTIC. These factors include, among other things, continued community occupancy, capital expenditures and other costs relating to ATLANTIC's existing communities. Some of the factors described above are beyond the control of ATLANTIC, and a change in any such factor could affect ATLANTIC's ability to pay future distributions. Hence, no assurance can be given as to ATLANTIC's ability to pay future distributions. See "Price Range of ATLANTIC Shares and Distributions".

GENERAL REAL ESTATE INVESTMENT RISKS

 GENERAL

  Real property investments are subject to varying degrees of risk. Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of multifamily communities or a reduction in rental demand in an area), the quality and philosophy of management, competition from other available multifamily communities and the ability of the owner to provide adequate maintenance and insurance and to control operating costs. Although ATLANTIC seeks to minimize these risks through the REIT Manager's market research and asset management capabilities, these risks cannot be eliminated entirely. Real estate cash flows and values are also affected by such factors as government regulations, including zoning and tax laws, interest rate levels, the availability of financing and potential liability under, and changes in, environmental and other laws. Since a significant portion of ATLANTIC's income will be derived from rental income from real property, ATLANTIC's income and distributable cash flow would be adversely affected if a significant number of ATLANTIC's residents were unable to meet their obligations to ATLANTIC, or if ATLANTIC were unable to lease, on economically favorable terms, a significant number of units in its multifamily communities.

  Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of ATLANTIC to react promptly to changes in economic or other conditions. In addition, certain significant expenditures associated with equity investments (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investments. Like other REITs, ATLANTIC must comply with safe harbor rules which enable a REIT to avoid punitive taxation. Thus, ATLANTIC's ability to sell assets to change its asset base is restricted by tax rules which impose holding periods for assets and potential disqualification as a REIT upon certain asset sales.

 DEBT FINANCING

  To the extent it or its subsidiaries incur debt, ATLANTIC will be subject to the risks associated with debt financing, including the risks that ATLANTIC's cash flow from operations will be insufficient to meet required payments of principal and interest, that ATLANTIC will be unable to refinance its unsecured revolving line of credit or current or future mortgage indebtedness on its communities, that the terms of such refinancings will not be as favorable as the terms of existing indebtedness and that ATLANTIC will be unable to make necessary capital expenditures for such purposes as renovations and releasing units due to lack of available funds. If a community is mortgaged to secure payment of indebtedness and ATLANTIC is unable to meet mortgage payments, the community could be transferred to the mortgagee with a consequent loss of income and asset value to ATLANTIC. ATLANTIC's policy will be to generally arrange unsecured, fully amortizing, fixed rate long-term debt. See "Policies With Respect to Certain Activities--Financing Policies".

 RISKS OF REAL ESTATE DEVELOPMENT

  ATLANTIC has developed or commenced development of 7,869 multifamily units and expects to develop additional multifamily units in the future. Real estate development involves significant risks in addition to those involved in the ownership and operation of established multifamily communities, including the risks that financing, if needed, may not be available on favorable terms for development projects, that construction may not be completed on schedule (resulting in increased debt service expense and construction costs) and that communities may not be leased on profitable terms. Timely construction may be adversely affected by local weather, local or national strikes and by local or national shortages in materials, insulation, building supplies and energy and fuel for equipment. ATLANTIC intends to finance future development with cash on hand or revolving credit borrowings (which ATLANTIC expects to repay with proceeds from sales of long-term debt or equity securities); however, until such communities are developed and leased, they will not generate any cash flow to ATLANTIC.

 LAND USE AND ZONING CONSIDERATIONS

  Governmental authorities at the federal, state and local levels are actively involved in the promulgation and enforcement of regulations relating to land use and zoning restrictions. Regulations may be promulgated which could have the effect of restricting or curtailing certain uses of existing structures or requiring that such structures be renovated or altered in some fashion. The establishment of such regulations could have the effect of increasing the expenses and lowering the profitability of any of the communities affected thereby.

 CHANGES IN LAWS

  Increased costs resulting from increases in real estate, income or transfer taxes or other governmental requirements generally may not be passed through directly to residents, inhibiting ATLANTIC's ability to recover such increased costs. Substantial increases in rents, as a result of such increased costs, may affect residents' ability to pay rent, causing increased vacancy. In addition, changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures.

 RISKS OF INVESTMENTS IN MORTGAGES

  Although ATLANTIC's current policy is not to invest in mortgages unrelated to its communities, ATLANTIC may invest in mortgages in connection with the construction and development of new multifamily communities for ATLANTIC by third parties. See "Policies With Respect to Certain Activities--Investment Policies". Pursuant to a funding commitment agreement entered into in connection with the Homestead transaction, ATLANTIC has invested and will invest in convertible mortgage notes issued by Homestead. See "Certain Relationships and Transactions--Homestead Transaction" and "--Funding Commitment Agreement". In addition, ATLANTIC from time to time will invest in mortgage loans to Atlantic Development Services Incorporated ("Atlantic Development Services"), an entity in which ATLANTIC owns substantially all of the economic interest, to fund the acquisition and development of certain communities that meet ATLANTIC's investment criteria. See "Business-- ATLANTIC's Operating System--Developed Communities". Mortgage investments are subject to certain risks, including that borrowers may not be able to make debt service payments or pay principal when due, that the value of mortgaged property may be less than the amounts owed, and that interest rates payable on the mortgages may be lower than ATLANTIC's cost of funds. If ATLANTIC invested in mortgages and if any of the above occurred, cash flows could be adversely affected.

 UNINSURED LOSS

  ATLANTIC will initially carry comprehensive liability, fire, flood, earthquake, extended coverage and rental loss insurance with respect to its communities with policy specifications and insured limits customarily carried for similar communities. There are, however, certain types of losses (such as from wars) that may be either uninsurable or not economically insurable. Should an uninsured loss occur, ATLANTIC could lose both its capital invested in and anticipated profits from one or more communities.

 COMPETITION

  There are numerous commercial developers, real estate companies and other owners of real estate that compete with ATLANTIC in seeking land for development, communities for acquisition and disposition and residents for communities. All of ATLANTIC's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on ATLANTIC's ability to lease apartment units and on the rents charged. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of ATLANTIC's multifamily communities.

CONCENTRATION OF COMMUNITIES IN ATLANTA

  As of February 28, 1997, ATLANTIC's portfolio included $362.1 million of communities, based on cost, that are located in the Atlanta, Georgia metropolitan area, representing 34.3% of pro forma revenues for the year ended December 31, 1996, and thus may be affected by changes in the economic conditions of that area. Conditions in the Atlanta market, including the possibility of an economic downturn, could adversely affect cash flows.

TAXATION OF ATLANTIC

 TAX LIABILITIES AS A CONSEQUENCE OF THE FAILURE TO QUALIFY AS A REIT

  ATLANTIC has elected to be taxed as a REIT under the Code, commencing with its taxable year ending December 31, 1994. A qualified REIT generally is not taxed on income it distributes to its shareholders as long as it distributes at least 95% of its taxable income currently and it meets certain other qualification requirements. No assurance can be given that ATLANTIC will remain qualified as a REIT. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the rules applicable to ATLANTIC with respect to qualification as a REIT or the federal income tax consequences of such qualification.

  If ATLANTIC fails to continue to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, ATLANTIC will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax could significantly reduce cash flows.

 OTHER TAX LIABILITIES

  Even if ATLANTIC continues to qualify as a REIT, it is subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations--Other Tax Considerations".

EXTERNAL MANAGEMENT

  ATLANTIC is externally managed by the REIT Manager, which is owned by Security Capital Group, which also owns 56.9% of the outstanding Shares (51.4% after the Offering). The REIT Manager's indirect Share ownership provides it with economic interests comparable to other shareholders, but ATLANTIC being externally managed may adversely affect the market price of the Shares. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares.

CHANGES IN POLICIES

  The major policies of ATLANTIC, including its policies with respect to investments, financing, growth, debt capitalization, REIT qualification and distributions, are determined by the Board. Although it has no present intention to do so, the Board may amend or revise these and other policies from time to time without a vote of the shareholders of ATLANTIC. See "Policies With Respect to Certain Activities". Accordingly, shareholders will have limited control over changes in policies of ATLANTIC.

LIMITATIONS ON ACQUISITION OF SHARES AND CHANGE IN CONTROL

 OWNERSHIP LIMIT

  In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of ATLANTIC's stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Pursuant to the constructive ownership rules, Security Capital Group's ownership of Shares is attributed to its shareholders for purposes of the 50% test.

ATLANTIC's 9.8% share ownership limit for shareholders other than Security Capital Group may have the effect of delaying or preventing a change in control of ATLANTIC without the consent of the Board even if a change in control were in the shareholders' interests and may also (i) deter tender offers for the Shares, which offers may be advantageous to shareholders, and
(ii) limit the opportunity for shareholders to receive a premium for their Shares that might otherwise exist if an investor were attempting to acquire in excess of 9.8% of the outstanding shares of ATLANTIC's stock or otherwise effect a change in control of ATLANTIC.

 PURCHASE RIGHTS

  On March 12, 1996, the Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each Share outstanding. Each purchaser of a Share subsequent to March 12, 1996 (including purchasers of Shares in the Offering) will also receive a Purchase Right with each Share purchased. Each Purchase Right entitles the holder, under certain circumstances, to purchase from ATLANTIC two one-hundredths of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Shares"), at a price of $40 per one one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons (other than certain affiliates of ATLANTIC) acquires 20% or more of the outstanding shares or announces a tender offer for 25% or more of the outstanding shares. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then-current exercise price, a number of Shares having a market value of twice the Purchase Right's exercise price. The acquisition of ATLANTIC pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by certain 20% shareholders (other than certain affiliates of ATLANTIC) would not be exercisable.

  The Purchase Rights may have the effect of delaying or preventing a change in control of ATLANTIC without the consent of the Board even if a change in control were in the shareholders' interests and may also adversely affect the voting and other rights of shareholders. See "Description of Stock--Purchase Rights".

 CLASSIFIED BOARD

  The Board has been divided into three classes of Directors. The terms of the classes will expire in 1997, 1998 and 1999, respectively. Beginning in 1997, as the term of a class expires, Directors for that class will be elected for a three-year term and the Directors in the other two classes will continue in office.

 PREFERRED STOCK

  ATLANTIC's Charter authorizes the Board to reclassify any unissued shares of ATLANTIC's stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption. See "Description of Stock--General" and "--Preferred Stock". Except as described above under "--Purchase Rights", no such shares have been so reclassified to date.

 ADVANCE NOTICE PROVISIONS

  For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, ATLANTIC's Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(x) the name and address of such shareholder as it appears on ATLANTIC's books and of such beneficial owner and (y) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

  The classified Board, the issuance of preferred stock and the advance notice provisions discussed in the preceding paragraphs each could have the effect of delaying or preventing a change in control of ATLANTIC even if a change in control were in the shareholders' interests.

POSSIBLE ADVERSE CONSEQUENCE OF LIMITS ON OWNERSHIP OF SHARES

  As noted above under "--Limitations on Acquisition of Shares and Change in Control", under the REIT tax rules, not more than 50% in value of the outstanding shares of ATLANTIC's stock may be owned, directly or indirectly, by five or fewer individuals. ATLANTIC's Charter restricts the ownership of more than 9.8% of the number or value of the outstanding shares of ATLANTIC's stock by any single shareholder. The ownership limitation does not apply to Security Capital Group. See "Certain Relationships and Transactions--Security Capital Group Investor Agreement". The Board, in its sole discretion, may waive this restriction if it is satisfied that ownership in excess of this limit will not jeopardize ATLANTIC's status as a REIT. See "Description of Stock--Restriction on Size of Holdings of Shares" for additional information regarding the ownership limit.

EFFECT OF MARKET INTEREST RATES ON SHARE PRICES

  One of the factors that may influence the price of the Shares in public markets will be the annual yield on the price paid for Shares from distributions by ATLANTIC. Thus, an increase in market interest rates may lead purchasers of Shares to demand a higher annual yield, which could adversely affect the market price of the Shares.

REGULATORY COMPLIANCE

 POSSIBLE LIABILITY RELATING TO ENVIRONMENTAL LAWS

  Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for the release of asbestos-containing materials into the air, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injuries associated with such materials, and prescribe specific methods for the removal and disposal of such materials, which may result in increased costs in connection with renovations at ATLANTIC's communities.

  ATLANTIC has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of its communities owned or being acquired at February 28, 1997, and ATLANTIC is not aware of any environmental condition with respect to any of its communities that is likely to be material. ATLANTIC has subjected each of its communities to a Phase I environmental assessment (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is ATLANTIC aware of, any environmental liability (including asbestos-related liability) that the REIT Manager believes would have a material adverse effect on ATLANTIC's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to ATLANTIC or the independent consultants or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in unreimbursed costs relating to environmental liabilities.

 COMPLIANCE WITH THE FAIR HOUSING AMENDMENTS ACT OF 1988

  The Fair Housing Amendments Act of 1988 (the "FHA") requires multifamily communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. ATLANTIC believes that its communities that are subject to the FHA are in compliance with such law.

 COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990

  ATLANTIC's communities and any newly developed or acquired multifamily communities must comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent that such communities are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped access in certain public areas of ATLANTIC's communities, where such removal is readily achievable and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or in excess of 20% of the cost of the alteration for existing structures. The ADA does not, however, consider multifamily residential communities, such as ATLANTIC's communities, to be public accommodations or commercial facilities except to the extent portions of such communities, such as a leasing office, are open to the public. ATLANTIC believes that its communities comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in the imposition of injunctive relief, fines or an award of damages.

RESTRICTIONS ASSOCIATED WITH TAX-EXEMPT BOND FINANCINGS

  ATLANTIC's portfolio includes communities which require that 20% of their units be occupied by households whose income does not exceed 80% of the median household income of the submarket in which the property is located; over 50% of the households in such communities met such requirements in December 1996. There can be no assurance that each community will continue to meet such requirements in the future, in which case ATLANTIC may be required to refinance the tax-exempt bonds used to finance such community.

EFFECT ON SHARE PRICE OF SHARES AVAILABLE FOR FUTURE SALE

  Sales of a substantial number of Shares, or the perception that such sales could occur, could adversely affect the prevailing market price for the Shares. At April 7, 1997, ATLANTIC had 37,891,580 Shares issued and outstanding, which were held of record by approximately 300 persons. All such Shares may be sold in the public market pursuant to registration rights or available exemptions from registration. See "Shares Available for Future Sale". No prediction can be made regarding the effect of future sales of Shares on the market prices of Shares.

DILUTION

  The pro forma net tangible book value per Share of ATLANTIC's assets after the Offering will be lower than the initial public offering price per Share in the Offering. Accordingly, persons acquiring Shares in the Offering will experience immediate dilution of $2.90 per Share in the net tangible book value of Shares acquired in the Offering. See "Dilution".

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  ATLANTIC's objective is to be the preeminent real estate operating company focusing on multifamily communities in its southeastern United States target market. Through its REIT Management Agreement with the REIT Manager, ATLANTIC has access to the services provided by the REIT Manager and its specialized service affiliates, which provides ATLANTIC with the same resources as a fully integrated operating company. The REIT Manager and its specialized service affiliates have 77 professionals dedicated to implementing ATLANTIC's highly focused operating strategy. ATLANTIC focuses on the development, acquisition, operation and long-term ownership of multifamily communities. At February 28, 1997, ATLANTIC's portfolio consisted of 25,596 multifamily units, including 6,355 units under construction or in planning, in 16 metropolitan areas and 49 submarkets in growth areas of the southeastern United States. The total expected investment cost of ATLANTIC's 70 operating communities, including budgeted renovations and total budgeted development expenditures, was approximately $969.9 million at February 28, 1997 and the total budgeted development cost of ATLANTIC's 20 communities under construction or in planning was approximately $397.0 million. Additionally, at February 28, 1997, ATLANTIC had land in planning and under control for the development of 1,808 units with a total budgeted development cost of $111.2 million.

  ATLANTIC seeks to achieve long-term sustainable growth in per Share cash flow by maximizing the operating performance of its core portfolio through value-added operating systems and concentrating its experienced team of professionals on developing and acquiring industry-leading multifamily communities in targeted submarkets exhibiting strong job growth and favorable demographic trends. Since its inception in 1993, ATLANTIC has employed a research-driven investment approach, deploying its capital in markets and submarkets that exhibit strong market fundamentals. ATLANTIC believes that population and employment growth are the primary demand generators for multifamily product.

  ATLANTIC's executive offices are located at Six Piedmont Center, Atlanta, Georgia 30305, and its telephone number is (404) 237-9292. ATLANTIC is a Maryland corporation. Its predecessor was formed in October 1993 as a Delaware corporation, and ATLANTIC was re-formed as a Maryland corporation in April 1994.

                                USE OF PROCEEDS

  The proceeds to ATLANTIC from the sale of the Shares offered hereby, net of all expenses of the Offering, are expected to be approximately $80.5 million. The net proceeds of the Offering will be used to retire revolving credit debt which was incurred for (i) the acquisition and development of multifamily communities, (ii) capital improvements to communities, (iii) fundings under ATLANTIC's funding commitment agreement with Homestead and (iv) general corporate purposes. As of April 7, 1997, ATLANTIC had $289.5 million of outstanding borrowings under its $350 million unsecured revolving line of credit with Morgan Guaranty Trust Company of New York ("MGT"), as agent for a syndicate of banks, and such outstanding borrowings are expected to be approximately $299.0 million at the closing of the Offering. Borrowings under the line of credit bear interest at prime (8.50% at April 7, 1997) or, at ATLANTIC's option, LIBOR plus 1.375% (7.0625% at April 7, 1997). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Line of Credit".

                                CAPITALIZATION

  The following table sets forth the capitalization of ATLANTIC as of December 31, 1996 and as adjusted to give effect to the Offering and the application of the proceeds therefrom. The table should be read in conjunction with the financial statements of ATLANTIC included herein.

                                                            DECEMBER 31, 1996
                                                           -------------------
                                                                         AS
                                                           HISTORICAL ADJUSTED
                                                           ---------- --------
                                                               (DOLLARS IN
                                                               THOUSANDS)
Mortgage notes............................................  $155,790  $155,790
Shareholders' equity:
  Shares of common stock, par value $.01 per share;
   250,000,000 Shares authorized; 37,891,580 Shares
   issued; 41,891,580 Shares issued as adjusted...........       379       419
  Additional paid-in capital..............................   747,640   828,080
  Distributions in excess of net earnings.................   (49,377)  (49,377)
                                                            --------  --------
    Total shareholders' equity............................  $698,642  $779,122
                                                            --------  --------
    Total capitalization(1)...............................  $854,432  $934,912
                                                            ========  ========

--------
(1) Does not include borrowings under ATLANTIC's $350 million unsecured revolving line of credit. At December 31, 1996, $228.0 million of borrowings were outstanding under the line of credit ($147.5 million on an as-adjusted basis).

               PRICE RANGE OF ATLANTIC SHARES AND DISTRIBUTIONS

  The Shares are listed on the NYSE under the symbol "SCA". As of April 7, 1997, ATLANTIC had 37,891,580 Shares issued and outstanding, which were held of record by approximately 300 shareholders. The Shares commenced trading on the NYSE on October 15, 1996 and the high and low sales prices of the Shares as reported in the NYSE Composite Tape were $24 5/8 and $20 7/8, respectively, for the fourth quarter of 1996 (as adjusted for the Homestead Distribution described below), were $26 1/2 and $22, respectively, for the first quarter of 1997 and were $22 1/8 and $20 1/2, respectively, for the second quarter of 1997 (through April 7). The following table sets forth ATLANTIC's cash distributions per Share for the periods indicated. Unless otherwise indicated, all Share and per Share amounts have been adjusted to give effect to ATLANTIC's one-for-two reverse Share split, which was effective on September 10, 1996.

                                                                       CASH
                                                                   DISTRIBUTIONS
                                                                     PER SHARE
                                                                   -------------
1995:
  First Quarter...................................................     $0.40
  Second Quarter..................................................     $0.40
  Third Quarter...................................................     $0.40
  Fourth Quarter..................................................     $0.40
                                                                       -----
                                                                       $1.60
                                                                       =====
1996:
  First Quarter...................................................     $0.42
  Second Quarter..................................................     $0.42
  Third Quarter...................................................     $0.42
  Fourth Quarter..................................................     $0.39(1)
                                                                       -----
                                                                       $1.65
                                                                       =====
1997:
  First Quarter...................................................     $0.39

--------
(1) In light of the Homestead transaction and ATLANTIC's initial public offering, the Board adjusted the distribution in the fourth quarter of 1996.

  In addition to the quarterly cash distributions shown above, ATLANTIC made the Homestead Distribution on November 12, 1996 to shareholders of record on October 29, 1996. The securities distributed in the Homestead Distribution had a market value of $2.67 per Share based on the closing prices of such securities on the ASE on November 11, 1996, the day prior to the distribution date. The Homestead Distribution resulted in an adjustment of $2.75 per Share to ATLANTIC's Share price information on the NYSE on November 12, 1996. Accordingly, ATLANTIC's October 1996 initial public offering price, as adjusted for the Homestead Distribution, was $21.25 per Share (as compared to the pre-adjustment price of $24.00 per Share).

  ATLANTIC, in order to qualify as a REIT, is required to make distributions (other than capital gain distributions) to its shareholders in amounts at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends-paid deduction and its net capital gain) and
(B) 95% of the net income (after tax), if any, from foreclosure property minus
(ii) the sum of certain items of non-cash income. ATLANTIC's long-term distribution strategy is to distribute what it believes is a conservative percentage of its cash flow, permitting ATLANTIC to retain funds for capital improvements and other investments while funding its distributions. ATLANTIC has paid 13 consecutive quarterly cash distributions since its inception in October 1993.

  ATLANTIC announces the following year's projected annual distribution level after the Board's annual budget review and approval in December of each year. At its December 19, 1996 Board meeting, the Board announced a projected annual distribution level of $1.56 per Share for 1997 and declared a distribution of $0.39 per Share for the first quarter of 1997, which was paid on February 19, 1997. The payment of distributions is subject to the discretion of the Board and is dependent upon the financial condition and operating results of ATLANTIC. ATLANTIC's unsecured line of credit contains covenants which provide that ATLANTIC's distributions for the preceding four quarters, excluding the Homestead Distribution, may not exceed 95% (97% for distributions made before December 31, 1996) of funds from operations (as defined in the credit agreement) for the preceding four quarters.

  ATLANTIC expects to continue to pay regular quarterly distributions to its shareholders, but the historical distributions presented above prior to the fourth quarter of 1996 did not take into account the cost of being a public company and should not be considered to be indicative of future distributions. ATLANTIC's ability to pay future distributions depends on a number of factors including, among other things, continued property occupancy, capital expenditures and other costs relating to ATLANTIC's existing communities and ATLANTIC's financial condition and capital requirements. A change in any such factor could affect ATLANTIC's ability to pay future distributions. Moreover, ATLANTIC's operating results may be adversely affected if occupancy levels decrease, if revolving credit borrowing costs increase or if any other adverse changes occur. See "Risk Factors--Risk of Inability to Pay Future Distributions".

  Cash available for distribution will be affected by a number of factors, including rental revenues from existing and new residents, the level of acquisition and new leasing activity, ATLANTIC's operating expenses, the interest expense and other debt service costs of ATLANTIC, the ability of residents to meet their obligations, taxes payable by ATLANTIC and unanticipated capital expenditures. ATLANTIC's policy is to expense, rather than capitalize, repairs and maintenance, in determining net earnings and cash available for distribution. Only major renovations, replacements or improvements with a substantial expected economic life (such as roofs, parking lots and additions) are capitalized. ATLANTIC has budgeted $8.8 million for such purposes for the remainder of 1997. No assurances can be given that cash available for distribution will be sufficient to pay future distributions. Although ATLANTIC does not expect any future cash shortfalls, any such shortfalls which do arise could result in reductions in ATLANTIC's cash available for distribution which could result in lower than expected distributions.

  In addition to the $8.8 million of budgeted capital expenditures, as of February 28, 1997, ATLANTIC had $94.8 million of unfunded construction commitments and $195.0 million of communities in planning (owned and under control), of which $179.8 million had not been funded. In addition, pursuant to its funding commitment agreement, ATLANTIC has agreed to provide secured financing of up to approximately $111.1 million to Homestead in exchange for convertible mortgage notes, of which $98.1 million had not been funded as of February 28, 1997. See "Certain Relationships and Transactions--Funding Commitment Agreement". ATLANTIC expects to finance its renovation, acquisition and development investments and its funding commitment under its funding commitment agreement with borrowings under its $350 million unsecured revolving line of credit (which matures in December 1998) and future offerings of debt and equity securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

  For federal income tax purposes, distributions may consist of ordinary income, capital gains, non-taxable return of capital or a combination thereof. Distributions that exceed ATLANTIC's current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital rather than a dividend and reduce the shareholder's basis in the Shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholder's basis in the Shares, it will generally be treated as gain from the sale or exchange of that shareholder's Shares. For a more complete discussion of the tax treatment of distributions to shareholders, see "Federal Income Tax Considerations--Taxation of Shareholders". ATLANTIC annually notifies shareholders of the taxability of distributions paid during the preceding year. The following summarizes the taxability of cash distributions paid in 1995 and 1994 on the Shares and the estimated taxability for 1996.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                               1996  1995  1994
                                                               ----- ----- -----
Per Share:
  Ordinary income............................................. $0.78 $0.92 $0.92
  Return of capital...........................................  0.87  0.68  0.28
                                                               ----- ----- -----
    Total..................................................... $1.65 $1.60 $1.20
                                                               ===== ===== =====

  The securities distributed to each ATLANTIC shareholder in the Homestead Distribution were valued at $1.91 per Share for federal income tax purposes, of which $0.90 was taxable as ordinary income and $1.01 was treated as a return of capital. ATLANTIC's tax return for the year ended December 31, 1996 has not been filed, and the taxability information for 1996 is based upon the best available data. ATLANTIC's tax returns for prior years have not been examined by the Internal Revenue Service (the "IRS") and, therefore, the taxability of distributions is subject to change.

                                   DILUTION

  The initial public offering price per Share exceeds the net tangible book value per Share. Therefore, the holders of Shares issued prior to the Offering will realize an immediate increase in the net tangible book value of their Shares, while purchasers of Shares sold in the Offering will realize an immediate dilution in the net tangible book value of their Shares. Net tangible book value per Share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of Shares that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Shares sold in the Offering.

Initial Public Offering Price per Share(1).............................  $21.50
Net tangible book value per Share issued prior to the Offering.........   18.44
Pro forma increase in net tangible book value per Share attributable to
 payments by purchasers of Shares sold in the Offering.................     .16
                                                                         ------
Net pro forma tangible book value per Share after the Offering(2)......   18.60
                                                                         ------
Dilution per Share.....................................................  $(2.90)
                                                                         ======

--------
(1) Before deducting estimated expenses of the Offering.
(2) Based on the Pro Forma Financial Results contained elsewhere in this Prospectus.

                            THE MERGER TRANSACTION


THE MERGER

  In January 1997, Security Capital Group made a proposal to the Board that Security Capital Group exchange the REIT Manager and SCG Realty Services for Shares, with the result that ATLANTIC would become an internally managed REIT. On March 24, 1997, Security Capital Group and ATLANTIC entered into the Merger Agreement which is subject to customary conditions, including the approval of ATLANTIC's shareholders. PTR and SCI entered into similar transactions with Security Capital Group on that date; however, the Merger described below is independent of such other transactions. Pursuant to the Merger Agreement, Security Capital Group will cause the REIT Manager and SCG Realty Services to be merged into a newly formed subsidiary of ATLANTIC. The employees of the REIT Manager and SCG Realty Services will become employees of ATLANTIC as a result of the Merger, which will be consummated as follows:

  . Security Capital Group will transfer its interests in the REIT Manager and SCG Realty Services to a newly formed subsidiary of ATLANTIC in exchange for Shares valued at approximately $54.6 million, assuming that the market price of the Shares is within the range described below.

  . ATLANTIC's and Security Capital Group's respective shareholders must each approve the Merger Agreement. It is currently expected that ATLANTIC's shareholder vote will occur in the third quarter of 1997 and that Security Capital Group's shareholder vote will occur on April 17, 1997 and, if approved, the Merger is expected to close in the third quarter of 1997.

  . The number of Shares to be issued to Security Capital Group will be based on the average market price of the Shares over the five-day period prior to the record date for mailing the proxy statements seeking shareholder approval of the Merger, subject to the price being within an 11.24% range of the closing price of the Shares on the NYSE on March 14, 1997 ($23.25). If the average market price of the Shares falls outside of the range, then the number of Shares issuable to Security Capital Group will be based on the high or low end of the range ($25.8633 or $20.6367), as the case may be.

  . In order to allow ATLANTIC's shareholders to maintain their relative ownership in ATLANTIC, concurrently with the proxy solicitation seeking shareholder approval of the Merger, ATLANTIC will conduct a rights offering entitling its shareholders (other than Security Capital Group) to purchase up to approximately $51.6 million of additional Shares (based on the number of Shares expected to be outstanding after the Offering and subject to adjustment for further issuance of Shares prior to the record date therefor). The exercise price for Shares in the rights offering is expected to be the same price at which Shares will be issued to Security Capital Group under the Merger Agreement if the average market price of the Shares remains within the range described above. If the average market price of the Shares is below the minimum price of the range, the rights offering will be conducted at such average market price, and if the average market price of the Shares is above the maximum price of the range, the rights offering will be conducted at such maximum price. Any Shares issued pursuant to the rights offering will be offered only by means of a separate prospectus which will be delivered to ATLANTIC's shareholders. The closing of the rights offering is contingent on the consummation of the Merger transaction.

  . As part of the Merger transaction, and in order to allow holders of Shares to participate in the Merger transaction, Security Capital Group will issue warrants pro rata to ATLANTIC's shareholders, other than Security Capital Group, to acquire up to approximately $46.9 million in value of shares of its Class B Stock after the closing of the Merger. The number of warrants to be received by each shareholder in the Warrant Issuance will be determined on the record date for the Warrant Issuance, which date will be determined after ATLANTIC's shareholders have approved the Merger. The number of shares of Class B Stock subject to the warrants will be based on the market price of the Class B Stock on the date the warrants are issued, which date will be within approximately 60 days following the closing of the Merger. The warrants will each be exercisable for one share of Class B Stock at the price of the Class B Stock on the date the warrants are issued. It is expected that application will be made to list the Class B Stock and the warrants on the NYSE, although there can be no assurance that either, or both, the Class B Stock or the warrants will be so listed. The warrants will expire one year after issuance and will contain customary anti-dilution provisions. Any securities issued pursuant to the Warrant Issuance will be offered only by means of a separate proxy statement/prospectus which will be delivered to ATLANTIC's shareholders.

  No shareholder will be required to participate in the rights offering or to pay any cash or other consideration for the warrants received in the Warrant Issuance or surrender or exchange Shares in order to receive warrants. However, the issuance of the warrants to purchase shares of Security Capital Group's Class B Stock will result in taxable ordinary income to ATLANTIC's shareholders. See "Federal Income Tax Considerations--Tax Effects of the Merger".

  The Merger transaction was initiated and structured by individuals who are executive officers of Security Capital Group, which controls ATLANTIC, the REIT Manager and SCG Realty Services. Although no independent representatives have been retained to negotiate the terms of the transaction on behalf of ATLANTIC, the Board created a special committee of independent Directors consisting of Messrs. Garcia, Holmes and Richman to consider the proposal. The special committee engaged Hogan & Hartson LLP as its legal counsel and J.P. Morgan Securities Inc. as its financial advisor to advise it in analyzing and evaluating the fairness of the transaction. None of the members of the special committee is an officer of ATLANTIC or a Director or officer of the REIT Manager or SCG Realty Services, or an officer or Director of Security Capital Group. Mr. Garcia beneficially owns 11,000 Shares and no common stock of Security Capital Group. Mr. Holmes beneficially owns 58,500 Shares and 67.11 shares of common stock of Security Capital Group. Mr. Richman beneficially owns 11,000 Shares and 1,516 shares of common stock of Security Capital Group. In addition, Messrs. Garcia, Holmes and Richman beneficially own $0, $508,358 and $856,318 aggregate principal amount of Security Capital Group's 12% Convertible Subordinated Debentures due June 30, 2014 (the "2014 Convertible Debentures"), respectively, which are convertible into an aggregate of 0, 49 and 819 shares of common stock, respectively. Directors of ATLANTIC, other than members of the special committee beneficially own, in the aggregate, 24,649 Shares and 2,511 shares of common stock of Security Capital Group. In addition, Directors of ATLANTIC, other than members of the special committee, beneficially own in the aggregate $151,248 principal amount of 2014 Convertible Debentures, which are convertible into an aggregate of 144 shares of common stock.

RELATIONSHIP WITH SECURITY CAPITAL GROUP AFTER THE MERGER

  Under the terms of the Merger Agreement, ATLANTIC will enter into a revised investor agreement with Security Capital Group upon consummation of the Merger which will provide that so long as Security Capital Group owns 25% or more of the Shares, Security Capital Group will continue to have rights to direct major policies of ATLANTIC. See "Certain Relationships and Transactions-- Security Capital Group Investor Agreement" for a description of the current Investor Agreement. Security Capital Group will have the right, so long as it owns between 10% and 25% of the Shares, to nominate one person to the Board. So long as Security Capital Group owns 25% or more of the Shares, Security Capital Group will be entitled to nominate a proportionate number of persons to the Board, subject to a maximum of three nominees if the size of the Board does not increase above the current size. Under the revised investor agreement, ATLANTIC will be required to consult with Security Capital Group's nominees to the Board prior to taking any action with respect to the following: (i) finalization of the annual budget and substantial deviations therefrom; (ii) the acquisition or sale of assets in a single transaction where the price exceeds $25 million; and (iii) any contract for investment, property management or leasing services or any service contract providing for payments in excess of $1.0 million. ATLANTIC will have no obligation to follow the advice of Security Capital Group with respect to the foregoing matters.

  Under the revised investor agreement, Security Capital Group will also have the right of prior approval with respect to the following matters: (i) the issuance of equity securities or securities convertible into equity securities (other than issuances in connection with option, dividend reinvestment and similar plans) for less than the fair market value of such securities; (ii) the issuance of any preferred stock which would result in the Fixed Charge Coverage Ratio (as defined) being less than 1.4 to 1.0; (iii) adopting any employee benefit plans under which Shares may be issued; (iv) the compensation of senior officers of ATLANTIC; and (v) incurring additional indebtedness which would result in the Interest Expense Coverage Ratio (as defined) being less than 2.0 to 1.0. Finally, under the revised investor agreement, Security Capital Group has the right to call a special meeting of shareholders to consider a Security Capital Group proposed slate of nominee Directors in the event that any of its approval rights are held to be unenforceable by a court.

  Security Capital Group will be permitted to make job opportunities with its affiliates, including PTR and SCI, available to the officers and employees of ATLANTIC; provided that Security Capital Group gives the Board two weeks' notice prior to making an opportunity available to a senior officer of ATLANTIC.

  Under the terms of the Merger Agreement, ATLANTIC will also enter into an Administrative Services Agreement with a subsidiary of Security Capital Group. Under this agreement, Security Capital Group will provide ATLANTIC with certain administrative and other services requested by ATLANTIC. The fees payable to Security Capital Group will be equal to Security Capital Group's cost of providing such services plus 20%. For the initial term of the agreement (through December 31, 1998), the fees payable to Security Capital Group will not exceed approximately $5.2 million of which approximately $1.5 million will apply to the period between the closing of the Merger and December 31, 1997 and the remainder will apply to 1998, but may be less than such amount.

  In addition, pursuant to a Protection of Business Agreement to be entered into with Security Capital Group in connection with the Merger Agreement, Security Capital Group will agree that, for a three-year term, neither it nor any affiliate will provide substantially the same advice and services as those being provided by the REIT Manager and SCG Realty Services to any person within the United States owning or operating real property that is or is planned to be used primarily for multifamily communities.

                                   BUSINESS

HIGHLY FOCUSED BUSINESS STRATEGY GROUNDED IN RESEARCH

  Since its inception in 1993, ATLANTIC has employed a research-driven investment approach, deploying its capital in markets and submarkets which exhibit strong market fundamentals. ATLANTIC believes that population and employment growth are the primary demand generators for multifamily product. The following chart indicates the expected population and employment growth in ATLANTIC's primary target market cities versus the United States as a whole from 1997 to 2016. The chart is based on forecasts published by Woods & Poole Economics, Inc., which bases its historical information on U.S. Census Bureau Information. There can be no assurances that the forecasted population and job growth shown below will in fact occur.
                                    [CHART]

  At February 28, 1997, ATLANTIC owned communities in 49 of the 150 submarkets within its target market. REIT Management is continuously researching additional submarkets and cities and ATLANTIC may add additional primary target market cities in the future; however, ATLANTIC intends to remain regionally focused in the southeastern United States.

  ATLANTIC's initial investment strategy focused on two components: the acquisition of a substantial base of established multifamily communities to provide operating cash flow and the creation of an internal development process focused primarily on the development of moderate income multifamily communities. ATLANTIC expects to continue to selectively acquire upper middle income communities and acquire and develop middle income communities; however, the majority of its future investment activities will concentrate on developing moderate income communities.

  The table below illustrates the growth in ATLANTIC's expected investment in multifamily communities since its inception on October 26, 1993 to February 28, 1997:

                                     TOTAL EXPECTED INVESTMENT(1)
                           ----------------------------------------------------
                                                    DECEMBER 31,
                            FEBRUARY   ----------------------------------------
                            28, 1997      1996        1995       1994    1993
                           ----------  ----------  ----------  -------- -------
                                            (IN THOUSANDS)
Operating communities:
  Acquired................ $  978,996  $  968,951  $  788,920  $600,880 $29,591
  Less dispositions.......    (90,922)    (90,922)    (30,934)      --      --
                           ----------  ----------  ----------  -------- -------
  Net acquired............    888,074     878,029     757,986   600,880  29,591
  Developed...............     81,850      81,832      25,462       --      --
                           ----------  ----------  ----------  -------- -------
    Total operating
     communities..........    969,924     959,861     783,448   600,880  29,591
Communities under
 construction.............    313,202     290,486     176,740    63,006  13,588
Communities in planning
 and owned(2).............     83,800      53,410      69,788    53,096     --
                           ----------  ----------  ----------  -------- -------
    Total owned
     communities.......... $1,366,926  $1,303,757  $1,029,976  $716,982 $43,179
                           ==========  ==========  ==========  ======== =======
Communities in planning
 and under control(2)..... $  111,195  $  139,275  $   48,261  $ 69,232     --
                           ==========  ==========  ==========  ======== =======

--------
(1) For operating communities, represents cost, including budgeted renovations. For communities under construction and in planning, represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period, for communities in development. Does not include land held for future development, which is less than 1% of assets based on cost.
(2) The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land.

ATLANTIC'S OPERATING SYSTEM

  The REIT Manager and its specialized service affiliates have 77 professionals dedicated to implementing ATLANTIC's highly focused business strategy. ATLANTIC's "Operating System" consists of six functional areas: research, acquisitions, development, due diligence and investment analysis, property management and capital markets/finance/legal. By focusing on a single discipline, professionals within each of these areas develop substantial expertise. Interaction and communication among these functional areas remain fluid; but separation promotes certain checks and balances. For example, all acquisition and development investments must be approved by a four-member investment committee and ultimately by the investment committee of the Board.

 RESEARCH

  ATLANTIC is dedicated to ongoing research and development. ATLANTIC utilizes Security Capital Investment Research, an affiliate of the REIT Manager, to conduct comprehensive evaluations of its target market on a submarket-by-submarket basis to identify those submarkets and product types that present better prospects for long-term cash flow growth. These evaluations, combined with ATLANTIC's extensive market experience in the southeastern United States, enable ATLANTIC to identify submarkets that offer continued opportunities for long-term cash flow growth. In addition to market research, considerable resources are devoted to product research. The REIT Manager continually evaluates and refines ATLANTIC's multifamily communities to incorporate technologies and designs that will enhance long-term livability for its residents.

 ACQUISITIONS

  Since its inception in 1993, ATLANTIC has selectively acquired multifamily communities where demographic trends and market trends indicate a high likelihood of achieving superior operating results. As of February 28, 1997, ATLANTIC's portfolio of communities acquired, net of dispositions, aggregated 17,727 operating units, representing a total expected investment cost, including budgeted renovations, of $888.1 million.

  ATLANTIC categorizes operating multifamily communities (which exclude communities under development) as either "stabilized" or "pre-stabilized". The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents. Prior to being "stabilized", a community is considered "pre-stabilized". Due to its active investment program since inception, 18.9% of ATLANTIC's multifamily operating portfolio ($183.2 million) was classified as pre-stabilized as of February 28, 1997, based on total expected investment cost. At February 28, 1997, ATLANTIC's operating communities (excluding communities in lease-up) were 94.4% leased. For operating communities acquired by ATLANTIC, stabilized operations generally have been achieved between six and 12 months after acquisition. For communities that it is developing, ATLANTIC expects stabilized operations generally to be achieved 12 to 18 months after construction commences.

 DEVELOPED COMMUNITIES

  ATLANTIC has selectively developed multifamily communities where land costs and demographic and market trends indicate a high likelihood of achieving attractive, sustainable operating results. At February 28, 1997, ATLANTIC's completed developed communities and its owned communities under construction and in planning together comprised 35.0% of its multifamily portfolio, based on total expected investment cost. As of February 28, 1997, the development portion of ATLANTIC's multifamily portfolio consisted of the following:

                                                                  TOTAL EXPECTED
                                                  NUMBER OF UNITS  INVESTMENT(1)
                                                  --------------- --------------
                                                                   (DOLLARS IN
                                                                    THOUSANDS)
Communities completed............................      1,514         $ 81,850
Communities under construction...................      5,095          313,202
Communities in planning and owned(2).............      1,260           83,800
                                                       -----         --------
    Totals.......................................      7,869         $478,852
                                                       =====         ========

--------
(1) Represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.
(2) Does not include land in planning and under control for the development of 1,808 units with a total budgeted development cost of $111.2 million.

  ATLANTIC carefully manages development risks by obtaining zoning and public approvals prior to purchasing land. ATLANTIC does not take construction risk, but instead uses qualified third-party general contractors to build its communities, using guaranteed maximum price contracts. ATLANTIC targets development for markets with high occupancy rates and population and job growth trends that indicate increasing future demand. ATLANTIC cannot eliminate all development risk, but believes that the opportunities to better control its product and realize higher returns from development communities compensate for any additional risk.

  ATLANTIC traditionally has commenced development immediately after acquiring a tract of land. However, in cases where land prices are favorable, ATLANTIC has acquired and will acquire, on an unleveraged basis, prudent amounts of zoned land for the development of future multifamily communities. In addition, to provide for growth, ATLANTIC may utilize options and rights of first refusal in order to control land for the development of future communities.

  To enhance its flexibility in developing and acquiring multifamily communities, ATLANTIC has and will enter into presale agreements to acquire communities developed by third-party owner/developers where the developments meet ATLANTIC's investment criteria. ATLANTIC has and will fund such developments through development loans to these owner/developers. In addition, to provide greater flexibility for the use of land acquired for development and to dispose of excess parcels, ATLANTIC plans to make mortgage loans to Atlantic Development Services to purchase land for development. ATLANTIC owns all of the preferred stock of Atlantic Development Services, which entitles ATLANTIC to substantially all of the net operating cash flow (95%) of Atlantic Development Services. All of the common stock of Atlantic Development Services is owned by an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. As of February 28, 1997, the outstanding balance of development and mortgage loans made by ATLANTIC to third-party owner/ developers and Atlantic Development Services aggregated $15.5 million and none, respectively. The activities of Atlantic Development Services and third-party owner/developers are consolidated with ATLANTIC's activities and all intercompany transactions have been eliminated in consolidation.

 DUE DILIGENCE AND INVESTMENT ANALYSIS

  ATLANTIC believes that a REIT should have experienced personnel dedicated to performing intelligent and thorough due diligence. The REIT Manager has four full-time professionals performing due diligence for ATLANTIC. The REIT Manager's professionals utilize due diligence information in screening potential acquisitions and developments for ATLANTIC.

  Prospective property investments are analyzed pursuant to several underwriting criteria, including purchase price, competition and other market factors, and prospects for long-term growth in cash flow. ATLANTIC's investment decisions are based upon the expected contribution of the community to long-term cash flow growth on an unleveraged basis. The expected economic contribution is based on an evaluation of a community's stabilized operations, including an estimate of all cash revenues from leases and other revenue sources, minus expenses incurred in operating the community (including real estate taxes, insurance, maintenance, turnover costs (such as carpet and appliance replacement), personnel costs and utility charges, but excluding depreciation, debt service and amortization of loan costs) and a reserve for capital expenditures.

 PROPERTY MANAGEMENT

  ATLANTIC believes that a successful REIT must actively manage its communities in order to increase cash flow and enhance the long-term economic performance of the communities. Approximately 88% of ATLANTIC's operating multifamily units are managed by SCG Realty Services, a property management firm headquartered in Atlanta, Georgia, with the balance in various stages of transition to SCG Realty Services' management. Security Capital Group is the sole owner of SCG Realty Services and the REIT Manager. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares. The property management fee paid to SCG Realty Services for the year ended December 31, 1996 was $4.2 million. For a description of fees paid to SCG Realty Services, see "Certain Relationships and Transactions--Property Management Company".

  SCG Realty Services has approximately 425 employees. SCG Realty Services emphasizes locally-based management and has ten local offices to serve ATLANTIC's target market. This network improves SCG Realty Services' ability to respond to changes in local market conditions and resident needs. ATLANTIC believes that SCG Realty Services has developed superior operating procedures, financial controls, information systems and training programs, which it expects to positively affect rental returns and occupancy rates. In addition, incentive compensation programs have been implemented for on-site property managers to further improve the performance of the communities. The REIT Manager has taken an active role in overseeing SCG Realty Services' management of ATLANTIC's multifamily communities.

  ATLANTIC recognizes that highly focused day-to-day management attention is essential to maximize short-term and long-term cash flow from each of its multifamily communities. As a result, SCG Realty Services has been specifically dedicated to the pursuit of this single goal. The professionals within SCG Realty Services focus only on ATLANTIC's communities. Therefore, their attention is not diluted by competing demands of other customers. SCG Realty Services and the REIT Manager work closely together to develop innovative new ideas to maintain high resident satisfaction while maximizing cash flow growth. During 1996, SCG Realty Services established a Regional Information Management ("RIM") Center. The RIM Center concept is designed to enable property-level management personnel to focus on community operating performance while moving certain accounting and administrative functions to the RIM Center. The RIM Center is designed to carry out these functions for several area communities and thus benefit from economies of scale, better accounting control and enhanced cash management capabilities. During 1996, ATLANTIC entered into revenue sharing agreements with certain cable television and telephone service providers which provide for ATLANTIC to receive a percentage of the service providers' revenues generated from subscribing residents in return for access to the resident base.

 CAPITAL MARKETS/FINANCE/LEGAL

  ATLANTIC believes that a successful REIT must have the ability to access the equity and debt markets efficiently, expeditiously and cost-effectively. ATLANTIC's ability to efficiently access the capital markets permits it to capitalize on the development and acquisition opportunities that exist in its target market. In order to maximize this function and enhance relationships with major institutional sources of capital, Security Capital Group formed Capital Markets Group, a registered broker-dealer affiliate. Capital Markets Group's services are included in the REIT Manager's fee and do not result in a separate charge to ATLANTIC. Capital Markets Group and the REIT Manager have arranged private offerings for ATLANTIC including:

 . In August 1994, ATLANTIC received approximately $10 million in gross proceeds from a private offering of Shares at a price of $20.00 per Share;

 . During the period March 1995 through June 1995, ATLANTIC received approximately $160 million in gross proceeds from a private offering of Shares at a price of $22.00 per Share; and

 . During the period November 1995 through May 1996, ATLANTIC received approximately $250 million in gross proceeds (at a commission cost of less than 1% paid to an unaffiliated third party) from a private offering of Shares at a price of $23.00 per Share (including approximately $28.9 million of Shares sold to Security Capital Group at a price of $23.136 per Share).

  Capital Markets Group and the REIT Manager have arranged debt facilities for ATLANTIC including:

 . In June 1994, the REIT Manager arranged a three-year, $200 million secured line of credit for ATLANTIC (increased to $225 million in September 1994), at an interest rate of prime or, at ATLANTIC's option, LIBOR plus 2% or the certificate of deposit rate plus 2.125%;

 . In August 1995, the REIT Manager arranged for an increase in the line of credit to $300 million and for a reduction in the interest rate to LIBOR plus 1.75% or the certificate of deposit rate plus 1.875%;

 . In March 1996, the REIT Manager arranged for a further reduction in the line of credit's interest rate to LIBOR plus 1.50% or the certificate of deposit rate plus 1.625%;

 . In June 1996, the REIT Manager arranged for an increase in the line of credit to $350 million and an extension of the term to June 1998; and

 . In December 1996, the REIT Manager arranged a new unsecured line of credit that replaced the previous secured line of credit. The new line of credit bears interest at prime or, at ATLANTIC's option, LIBOR plus 1.375%. The loan agreement provides for a further reduction in the interest rate depending upon ATLANTIC's debt rating. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997.

  ATLANTIC's increased borrowing capacity enables it to acquire communities prior to equity and long-term debt offerings and to eliminate or minimize the amount of cash it must invest in low-yielding short-term investments. ATLANTIC believes its current leverage provides considerable flexibility to prudently utilize long-term debt as a financing tool in the future. After it has achieved a substantial equity base and an investment-grade debt rating, ATLANTIC expects to arrange fully amortizing, fixed-rate, 15-year to 25-year unsecured debt, the proceeds of which will be used primarily for the reduction of line of credit balances related to multifamily acquisition and development. This long-term financing strategy is expected to allow ATLANTIC to prudently increase its capital base with debt and equity.

  In July 1995, the REIT Manager negotiated a credit enhancement agreement with FNMA that covers all of ATLANTIC's tax-exempt bond issues. Under the agreement with FNMA, ATLANTIC makes monthly principal payments, based on a 30-year amortization, into a principal reserve account. Of these bond issues, $108.2 million have variable interest rates. To mitigate the variable interest rate exposure, ATLANTIC entered into swap agreements. These swap agreements effectively result in ATLANTIC paying interest at a fixed rate of 6.64%.

STRATEGY FOR CASH FLOW AND DISTRIBUTION GROWTH

  ATLANTIC seeks to achieve long-term sustainable growth in cash flow by maximizing the operating performance of its core portfolio through value-added operating systems and concentrating its experienced team of professionals on developing and acquiring industry-leading communities in targeted submarkets exhibiting strong job growth and favorable demographic trends.

  In addition to its strong primary target market, ATLANTIC believes that the following key factors will drive ATLANTIC's future growth: research and development, moderate income development, opportunistic acquisitions, "same store" growth, portfolio and asset optimization and a conservative balance sheet strategy.

 RESEARCH AND DEVELOPMENT

  ATLANTIC believes that its research-based investment strategy differs from other multifamily REITs in that the REIT Manager and its affiliates have dedicated personnel who conduct comprehensive proprietary evaluations of ATLANTIC's target market on a submarket-by-submarket basis taking into account 24 key variables that ATLANTIC has identified as having the greatest impact on multifamily operating performance. A few of these variables include market demand analysis, detailed supply evaluations of each submarket and other economic and demographic data. See "--ATLANTIC's Operating System--Research".

 DEVELOPMENT OF MODERATE INCOME COMMUNITIES

  Multifamily communities are differentiated by the income levels of their residents. In descending order, the full multifamily spectrum includes upper middle income apartments, middle income apartments, moderate income apartments, mobile home parks and government subsidized housing. ATLANTIC deploys capital into the first three categories. ATLANTIC's upper middle income communities appeal to residents whose incomes, which equal 115% to 140% of submarket median household income, are often sufficient to purchase homes. These communities typically feature large luxurious units and numerous amenities, including large exercise facilities and attached garages. ATLANTIC's middle income communities appeal to residents whose incomes equal 90% to 115% of submarket median household income. Middle income communities have smaller units and fewer amenities than upper middle income communities. ATLANTIC's moderate income communities accommodate residents with incomes ranging from 65% to 90% of submarket median household income. Residents in this category, which typically include couples, single parents and families with one or two children, are value-driven and focus on unit livability and practical amenities such as washer/dryer hookups, storage space and playgrounds.

  ATLANTIC's initial acquisitions were principally middle income communities since the existing moderate income inventory in the southeastern United States consisted primarily of older communities (15-30 years old) which had been poorly managed, were either dilapidated or approaching obsolescence and would not compete effectively for residents in ATLANTIC's market. Accordingly, ATLANTIC's portfolio at February 28, 1997 includes a larger percentage of upper middle income communities (9.7%, based on total expected investment cost) and middle income communities (41.3%, based on total expected investment cost) than moderate income communities (49.0%, based on total expected investment cost).

  As of February 28, 1997, ATLANTIC's portfolio consisted of seven upper middle income communities with a total expected investment cost of $132.8 million, 35 middle income communities with a total expected investment cost of $564.6 million and 48 moderate income communities with a total expected investment cost of $669.5 million. ATLANTIC focuses primarily on moderate income communities, which comprise one of the largest segments of the renter population. Moderate income communities comprised 51.8% of ATLANTIC's 1996 development starts, based on total budgeted development cost. In 1997, approximately 83.5% of development starts and approximately 66.5% of ATLANTIC's total development activities are expected to constitute moderate income communities, based on total budgeted development cost. The balance of development starts are expected to consist of middle income communities.

  Few other REITs in ATLANTIC's primary target market currently focus on the moderate income segment. Moreover, ATLANTIC believes that less than 10% of the 1995 and 1996 multifamily starts in ATLANTIC's primary target market cities constituted moderate income product. Consequently, ATLANTIC believes that the moderate income segment is a significantly underserved market with limited competition.

  Moderate income residents are typically longer-term residents because they often lack the financial resources required to purchase single-family homes. As a result, resident turnover is often lower in moderate income communities than in upper middle income or middle income communities particularly during softening market conditions. The total cost of refurbishing and re-leasing a unit ranges from $700 to $1,500; therefore, reducing resident turnover can have a material impact on an asset's profitability.

  During the fourth quarter of 1996, certain of ATLANTIC's primary target market cities experienced a slowing in collections growth principally due to demand and supply imbalances. During this period, ATLANTIC's moderate income communities outperformed ATLANTIC's product types as a whole. The table below demonstrates the performance of ATLANTIC's moderate income communities in the "same store" portfolio.

                                                  COLLECTIONS          CHANGE IN
      FOURTH QUARTER 1996                           GROWTH    TURNOVER OCCUPANCY
      -------------------                         ----------- -------- ---------
      Moderate income............................    4.66%      60.1%     1.0%
      All product types..........................    1.00       65.7     -1.1
      YEAR ENDED 1996
      ---------------
      Moderate income............................    4.02       61.0      0.1
      All product types..........................    2.76       62.6     -0.3

Due to market fundamentals and the operating characteristics of moderate income communities, ATLANTIC believes that this category offers better prospects for long-term cash flow growth.

  ATLANTIC's research-driven development strategy is focused on developing state of the art communities in attractive submarkets that responds to renter preferences and demographic trends. ATLANTIC believes that developing communities designed for long-term appeal to one of the largest segments of the renter population (moderate income households) will allow ATLANTIC to achieve more consistent rental increases and higher occupancies over the long term and thereby realize superior cash flow growth. Development, principally of moderate income communities, will be a critical factor driving ATLANTIC's long-term growth. By year-end 1997, ATLANTIC anticipates that approximately 44.3% of its total portfolio will consist of communities ATLANTIC has developed or is in the process of developing and approximately 64.5% of these development communities will be moderate income product, based on total expected investment cost. Over an extended period, management believes that operating results from ATLANTIC's development starts will contribute significantly to ATLANTIC's cash flow growth.

  Development opportunities also permit ATLANTIC to incorporate technologies and designs aimed at enhancing long-term rental growth and reducing ongoing maintenance costs. ATLANTIC has had the opportunity to evaluate and refine its multifamily communities through its history of development. ATLANTIC, unlike a typical merchant builder, intends to be a long-term owner of the communities that it develops. Hence, ATLANTIC emphasizes long-term durability by using materials and designs that minimize ongoing operation and maintenance costs.

 OPPORTUNISTIC ACQUISITIONS

  It is often advantageous for ATLANTIC to acquire existing multifamily communities in markets that are expected to experience favorable growth in rents and income. In many cases, communities can be acquired and redeveloped at prices well below the cost to build a comparable community in the same area. The REIT Manager has the capability to thoroughly analyze and evaluate communities in an efficient manner which, together with ATLANTIC's access to capital, provides ATLANTIC with a competitive advantage in acquiring multifamily assets. From its inception on October 26, 1993 to February 28, 1997, ATLANTIC had completed acquisitions with a total expected investment cost of $979.0 million.

 "SAME STORE" GROWTH

  Net operating income on a "same store" basis (as adjusted for pre-stabilized versus stabilized accounting differences) increased 4.88% from 1995 to 1996 for the 34 communities that were fully operational during both periods. The accounting differences result from capitalizing certain costs during the period after acquisition when a community is being repositioned and is classified as pre-stabilized and expensing those costs once repositioning is completed and the community is classified as stabilized.

  ATLANTIC believes that the underlying long-term conditions of its primary target market, including its strong job growth, should continue to support high occupancy levels and allow for consistent increases in rental income. In addition, operating efficiencies and lower resident turnover resulting from ATLANTIC's increasing focus on moderate income product are expected to reduce operating costs and improve profit margins.

 PORTFOLIO AND ASSET OPTIMIZATION

  ATLANTIC develops and acquires communities with a view to effective long-term operation and ownership. REIT Management actively reviews ATLANTIC's asset base. These reviews generate operating and capital plans and, with guidance from its affiliate, Security Capital Investment Research, help ATLANTIC to identify submarkets and product types that it believes will generate above average long-term growth opportunities. In evaluating each multifamily community owned or being considered for acquisition or development, the REIT Manager focuses on those components that it believes provide the greatest opportunity for consistent rental increases and high occupancies over the long term. Submarket locations and demographics, unit mix, density and amenities of each community are important contributors to long-term cash flow growth. Under its asset optimization program, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds, preferably through tax-deferred exchanges, into assets with better prospects for cash flow growth. ATLANTIC's asset optimization strategy is based on the premise that it has a finite amount of investment capital and that this capital should be deployed where it can produce maximum cash flow growth. ATLANTIC believes that many of its existing upper middle income communities will be candidates for exchange or disposition given the increased competition from this product type being developed by third parties. Consistent with its current strategy, ATLANTIC expects to redeploy the proceeds from these dispositions into moderate income communities with superior growth prospects. During 1996, ATLANTIC disposed of four operating communities aggregating 1,184 units. A gain was recognized on each disposition with the total gain aggregating $6.7 million on aggregate proceeds of $64.2 million. Each disposition has been included in a tax-deferred exchange.

 CONSERVATIVE BALANCE SHEET STRATEGY

  ATLANTIC has a conservative balance sheet strategy. Long-term debt as a percentage of total long-term undepreciated book capitalization was 17.4% at December 31, 1996 on a historical basis and 16.0% at December 31, 1996 on a pro forma basis as adjusted to give effect to the Offering and the application of the proceeds therefrom. In the future, ATLANTIC intends to access the public equity and debt markets. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997 and to issue long-term, fixed rate, fully amortizing unsecured corporate debt, which will limit ATLANTIC's exposure to floating rate or balloon financing. ATLANTIC's $350 million unsecured line of credit enables ATLANTIC to take advantage of investment opportunities in its target market without investing significant funds in short-term investments between securities offerings. As of April 7, 1997, $289.5 million of borrowings were outstanding under the line of credit and such outstanding borrowings are expected to be approximately $299.0 million at the closing of the Offering. This conservative balance sheet strategy is expected to provide ATLANTIC with significant incremental debt capacity and allow ATLANTIC to take advantage of future investment opportunities on a non-dilutive basis, contributing to ATLANTIC's objective of long-term growth in cash flow.

EMPLOYEES

  ATLANTIC currently has no employees. The REIT Manager, whose sole activity is advising ATLANTIC, manages the day-to-day operations of ATLANTIC. The REIT Manager and its specialized service affiliates have assembled a team of 77 operating professionals, collectively possessing extensive experience in multifamily real estate. The majority of these persons are employed directly by and focused entirely on the services provided by the REIT Manager, with the balance providing centralized research, capital markets, legal and accounting services. See "The Merger Transaction".

LEGAL PROCEEDINGS

  ATLANTIC is a party to various claims and routine litigation arising in the ordinary course of its business. ATLANTIC does not believe that the results of any of such claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

COMPETITION

  There are numerous commercial developers, real estate companies and other owners of real estate that compete with ATLANTIC in seeking land for development, communities for acquisition and disposition and residents for communities. All of ATLANTIC's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on ATLANTIC's ability to lease units and on the rents charged. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of ATLANTIC's multifamily communities.

AMERICANS WITH DISABILITIES ACT

  ATLANTIC's communities must comply with Title III of the ADA to the extent that such communities are "public accommodations" and/or "commercial facilities" as defined by the ADA. The ADA does not consider multifamily communities to be public accommodations or commercial facilities, except portions of such facilities open to the public, such as the leasing office. Noncompliance could result in imposition of fines or an award of damages to private litigants. ATLANTIC believes that the mandated portions of its communities comply with all present requirements under the ADA and applicable state laws.

ENVIRONMENTAL MATTERS

  Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for the release of asbestos-containing materials into the air, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injuries associated with such materials, and prescribe specific methods for the removal and disposal of such materials, which may result in increased costs in connection with renovations at ATLANTIC's communities.

  ATLANTIC has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of its communities owned or being acquired at February 28, 1997, and ATLANTIC is not aware of any environmental condition with respect to any of its communities that is likely to be material. ATLANTIC has subjected each of its communities to a Phase I environmental assessment (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is ATLANTIC aware of, any environmental liability (including asbestos-related liability) that the REIT Manager believes would have a material adverse effect on ATLANTIC's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to ATLANTIC or the independent consultants or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in unreimbursed costs relating to environmental liabilities. See "Risk Factors--Regulatory Compliance--Possible Liability Relating to Environmental Laws".

INSURANCE COVERAGE

  ATLANTIC carries comprehensive general liability coverage on its owned communities, with limits of liability customary within the industry, to insure against liability claims and related defense costs. Similarly, ATLANTIC is insured against the risk of direct physical damage in amounts necessary to reimburse ATLANTIC on a replacement-cost basis for costs incurred to repair or rebuild each community, including loss of rental income during the reconstruction period (up to a six-month period).

                                REIT MANAGEMENT

GENERAL

  The REIT Manager provides ATLANTIC with strategic and day-to-day management, research, investment analysis, acquisition, development, marketing, disposition of assets, asset management, due diligence, capital markets, and legal and accounting services, all of which are included in the REIT Management fee. ATLANTIC currently has no employees. Hence, ATLANTIC depends on the quality of the management provided by the REIT Manager. ATLANTIC believes that its relationship with the REIT Manager provides ATLANTIC with access to high quality and depth of management personnel and resources, savings from a dedicated capital markets group, and access to centralized research, accounting and legal support. As of February 28, 1997, 77 operating professionals were employed by the REIT Manager and its specialized service affiliates. The REIT Manager also provides office and other facilities supporting ATLANTIC's needs. The REIT Manager's address is the same as ATLANTIC's. The owner of the REIT Manager, Security Capital Group, currently owns 56.9% of ATLANTIC's outstanding Shares (51.4% after the Offering). See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares.

  The owner of the REIT Manager has a substantial shareholder interest in ATLANTIC, creating alignment of interest with ATLANTIC's shareholders. Furthermore, the REIT Manager provides all its services for one fee, and an affiliate provides property management services at market rates in a competitive environment. The REIT Manager does not receive additional fees for investment banking, financing, asset sales or similar services. See "--REIT Manager Compensation".

  The REIT Manager has organized itself such that each operating professional specializes in a particular discipline (such as research, marketing, development, acquisition, due diligence, asset management, capital markets or financial operations) rather than being responsible for all functions on a project-by-project basis. Local investments are approved by the REIT Manager's investment committee, using uniform criteria, prior to being submitted to ATLANTIC's investment committee.

Regional operating professionals focus on specific target markets to ensure attention to resident services.

  ATLANTIC believes that the quality of management should be assessed in light of the following factors:

 MANAGEMENT DEPTH/SUCCESSION

  ATLANTIC believes that management should have several senior executives with the leadership, operational, investment and financial skills and experience to oversee the entire operations of the REIT. ATLANTIC believes that several of its senior officers could serve as the principal executive officer and continue ATLANTIC's performance. See "--Directors and Officers of ATLANTIC, the REIT Manager and Relevant Affiliates" below.

 STRATEGIC VISION

  ATLANTIC believes that management should have the strategic vision to determine an investment focus that provides favorable initial yields and long-term growth prospects. The REIT Manager has demonstrated its strategic vision by focusing ATLANTIC on multifamily communities in the southeastern United States, where demographic and supply factors have permitted high occupancies at increasing rents.

  ATLANTIC focuses primarily on moderate income communities, which comprise one of the largest segments of the renter population. Few other REITs in ATLANTIC's primary target market currently focus on the moderate income segment. Consequently, ATLANTIC believes that the moderate income segment is a significantly underserved market with limited competition.

 RESEARCH CAPABILITY

  ATLANTIC believes that management should have the means for researching markets to determine appropriate investment opportunities. ATLANTIC divides its target market cities into numerous submarkets for analysis purposes. The REIT Manager and its affiliates have several persons who devote substantial time to research, on a submarket-by-submarket basis, and are closely supervised by senior officers of the REIT Manager.

 INVESTMENT COMMITTEE PROCESS

  ATLANTIC believes that investment committees should provide discipline and guidance to the investment activities of the REIT in order to achieve its investment goals. The four members of the REIT Manager's investment committee have a combined 95 years experience in the real estate industry. See "-- Directors and Officers of ATLANTIC, the REIT Manager and Relevant Affiliates" below. The investment committee receives detailed written analyses and research, in a standardized format, from the REIT Manager's personnel and evaluates all prospective investments pursuant to uniform underwriting criteria prior to submission of investment recommendations to the investment committee of the Board. The quality of the REIT Manager's investment committee process is demonstrated by ATLANTIC's ability to achieve its investment goals and generally realize its projected initial returns and growth from multifamily investments.

 DEVELOPMENT/REDEVELOPMENT AND ACQUISITION CAPABILITY

  ATLANTIC believes that by internally developing projects and redeveloping well-located operating communities, management can capture for the REIT the value that normally escapes through sales premiums paid to successful developers. The REIT Manager's personnel have substantial development and redevelopment experience, as described in "--Directors and Officers of ATLANTIC, the REIT Manager and Relevant Affiliates" below. The REIT Manager has 17 full-time professionals committed to development and acquisition activities. The REIT Manager has arranged for over $979.0 million of successful acquisitions for ATLANTIC. As of February 28, 1997, the REIT Manager was developing 6,355 multifamily units for ATLANTIC with a total budgeted development cost of $397.0 million. Additionally, as of February 28, 1997, ATLANTIC had land in planning and under control for the development of 1,808 units with a total budgeted development cost of $111.2 million. REIT Management has engaged in substantial development on behalf of ATLANTIC at attractive yields that have exceeded projections and ATLANTIC believes that development will contribute to ATLANTIC's objective of long-term growth in cash flow. See "Business--ATLANTIC's Operating System".

 DISPOSITION CAPABILITY

  The ability to identify and effectively complete the cost-effective disposition of targeted communities is essential to the successful execution of ATLANTIC's asset optimization strategy. During 1995 and 1996, ATLANTIC disposed of 1,780 units, realizing an aggregate gain of $6.7 million on aggregate proceeds of $95.1 million, which were redeployed into strategic acquisitions and developments. Marketing efforts and related costs and negotiation were conducted primarily by the REIT Manager and, therefore, broker fees were minimal.

 DUE DILIGENCE PROCESS

  ATLANTIC believes that management should have experienced senior personnel dedicated to performing intelligent and thorough due diligence. The REIT Manager has four full time due diligence professionals and has developed uniform systems and procedures for due diligence, as described under "Business--ATLANTIC's Operating System--Due Diligence and Investment Analysis". The REIT Manager's due diligence personnel have screened and selected a large volume of investments.

 OPERATING CAPABILITY

  ATLANTIC believes that management can substantially improve funds from operations by actively and effectively managing assets. As described under "Business--ATLANTIC's Operating System", the REIT Manager and its affiliates have devoted substantial personnel and financial resources to control and effectively manage ATLANTIC's multifamily portfolio.

 CAPITAL MARKETS CAPABILITY

  ATLANTIC believes that management must be able effectively to raise equity and debt capital in order for the REIT to achieve superior growth through investment. As described under "Business--ATLANTIC's Operating System--Capital Markets/Finance/Legal", REIT Management has successfully arranged funding for ATLANTIC's investment program.

 COMMUNICATIONS/SHAREHOLDER RELATIONS CAPABILITY

  ATLANTIC believes that a REIT's success in capital markets and investment activities can be enhanced by management's ability to effectively communicate the REIT's strategy and performance to investors, sellers of property and the financial media. The REIT Manager provides at its expense full time personnel who prepare informational materials for and conduct periodic meetings with the investment community and analysts.

  ATLANTIC believes that successfully combining the foregoing attributes significantly enhances a REIT's ability to increase cash flow and increase the market valuation of the REIT's portfolio.

 REIT MANAGER COMPENSATION

  The REIT Management Agreement requires ATLANTIC to pay an annual fee of 16% of cash flow as defined in the REIT Management Agreement, payable monthly. Cash flow is calculated by reference to ATLANTIC's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Directors of ATLANTIC (of which there have been none since inception) and (iii) 33% of any interest paid by ATLANTIC on convertible subordinated debentures (of which there have been none since inception); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) assumed principal and interest payments on senior unsecured debt treated as having regularly scheduled principal and interest payments like a 20-year level-payment, fully amortizing mortgage (of which there have been none since inception) and (iii) distributions actually paid with respect to any non-convertible preferred stock (of which there have been none since inception). Cash flow does not include (i) realized gains or losses from dispositions of investments, (ii) interest income from cash equivalent investments and the Homestead convertible mortgage notes and dividend and interest income from Atlantic Development Services, (iii) provisions for possible losses on investments and (iv) extraordinary items. The REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. The REIT Management fee aggregated $10.4 million, $6.9 million and $3.7 million for 1996, 1995 and 1994, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--REIT Management Agreement".

DIRECTORS AND OFFICERS OF ATLANTIC, THE REIT MANAGER AND RELEVANT AFFILIATES

 DIRECTORS OF ATLANTIC

  Members of the REIT Manager's Investment Committee are designated by an asterisk.

  C. RONALD BLANKENSHIP--47--Advisory Director of ATLANTIC since September 1996 and Director from April 1996 to September 1996; Chairman of PTR and PTR's REIT manager and Managing Director of Security Capital Group since March 1991; from June 1988 to March 1991, Regional Partner, Trammell Crow Residential, Chicago, Illinois (multifamily real estate development and property management); prior thereto, Executive Vice President and Chief Financial Officer, The Mischer Corporation, Houston, Texas (multibusiness holding company with investments primarily in real estate). While with Trammell Crow Residential, Mr. Blankenship was on the Management Board for Trammell Crow Residential Services, a property management company that managed approximately 90,000 multifamily units nationwide, and was Chief Executive Officer of Trammell Crow Residential Services-North, which managed 10,000 multifamily units in the Midwest and Northeast. In his various positions prior to his affiliation with PTR's REIT manager, Mr. Blankenship supervised the development of approximately 9,300 multifamily units. Mr. Blankenship supervises the overall operations of PTR and PTR's REIT manager.

  MANUEL A. GARCIA III--53--Director of ATLANTIC since December 1995; Chief Executive Officer of Davgar Restaurants, Inc. since May 1969 where he is the owner/operator of ten Burger King Restaurants in central Florida, five Pebbles Restaurants, Harvey's Bistro and Manuel's on the 28th Restaurant in Orlando, Florida; Director of Sprint/United Telephone, The Foundation for Orange County Public Schools, Florida State University Seminole Boosters' Association, a Director and Member of the Executive Committee of the Florida Citrus Sports Association and National Director of Cities in Schools. Mr. Garcia is also on the Board of the National Conference of Christians and Jews and an Honorary Director of the Boys' Clubs and Boy Scouts of Central Florida. In addition, Mr. Garcia is a former member of former President Bush's Drug Advisory Council.

  NED S. HOLMES--52--Director of ATLANTIC since May 1994; President and Chief Executive Officer of Laing since May 1990; member of the Board of Directors of Pall Mall Properties, Ltd., United

Kingdom, and Chairman and President of Parkway Investment/Texas Inc., a Houston-based real estate investment and development company which specializes in residential (apartment and townhouse), commercial (office and warehouse) and subdivision projects. Mr. Holmes is also Senior Chairman of the Board of Heritage Bank and Chairman of the Port Commission of the Port of Houston Authority.

  *CONSTANCE B. MOORE--41--Co-Chairman, Chief Operating Officer and Director of ATLANTIC and the REIT Manager since January 1996, where she has overall responsibility for operations of ATLANTIC; from May 1994 to December 1995, Managing Director of PTR, Director and Managing Director of PTR's REIT manager; Senior Vice President of Security Capital Group from March 1993 to April 1994; from January 1990 to December 1992, President and Director of Kingswood Realty Advisors, Inc., investment advisor to ICM Property Investors, a NYSE-listed REIT, and from March 1991 to December 1992, President and Director of ICM Property Investors; from April 1989 to December 1989, consultant to Bedford Properties, a real estate development and management firm where Ms. Moore was responsible for acquiring a controlling interest in ICM Property Investors and Kingswood for Bedford; from January 1983 to November 1988, Senior Vice President and Director of Consolidated Capital Equities Corporation, where she was in charge of portfolio and asset management for Consolidated Capital's $3.0 billion diversified debt and equity portfolio.

  *JAMES C. POTTS--50--Co-Chairman and Chief Investment Officer of ATLANTIC and the REIT Manager since January 1996 and Director of ATLANTIC and the REIT Manager since October 1993, where he has overall responsibility for investments of ATLANTIC; Chairman of ATLANTIC and the REIT Manager from May 1994 to December 1995; from December 1992 to April 1994, Managing Director of PTR's REIT manager, where he supervised the asset management of all of PTR's multifamily communities and oversaw the relationship of PTR's REIT manager with SCG Realty Services Incorporated, which provides on-site management for these communities; from April 1984 to December 1992, Chief Executive Officer of four regional multifamily management companies of Trammell Crow Residential Services, which collectively managed approximately 52,000 units and employed 1,600 associates. Under Mr. Potts' direction, Trammell Crow Residential Services supervised the lease-up of over 25,000 units, the assumption of management of over 15,000 acquired units, and the increase in its third-party asset management business from 14,000 to 30,000 units. Mr. Potts was also on the Management Board of Trammell Crow Residential Services (managing 90,000 units nationwide).

  JOHN M. RICHMAN--69--Director of ATLANTIC since September 1996; Counsel to the law firm of Wachtell, Lipton, Rosen & Katz since January 1, 1990. Mr. Richman is a member of the American, Illinois and New York Bar Associations. He was Chairman and Chief Executive Officer of Kraft, Inc. from 1979 to 1989, prior to which he was Senior Vice President--Administration and General Counsel of that company. He is currently a Director of BankAmerica Corporation and Bank of America National Trust and Savings Association, USX Corporation, the Evanston Hospital Corporation and R. R. Donnelley and Sons Company. He is also a Trustee of the Chicago Symphony Orchestra, Northwestern University and The Johnson Foundation. In addition, Mr. Richman is a Director of The Chicago Council on Foreign Relations and Lyric Opera of Chicago and a member of The Business Council, The Commercial Club of Chicago and the Economic Club of Chicago.

 SENIOR OFFICERS OF ATLANTIC, THE REIT MANAGER AND RELEVANT AFFILIATES

  CONSTANCE B. MOORE--See "--Directors of ATLANTIC" above.

  JAMES C. POTTS--See "--Directors of ATLANTIC" above.

  *J. LINDSAY FREEMAN--51--Senior Vice President of ATLANTIC and the REIT Manager since May 1994 and Director of the REIT Manager since March 1995, responsible for operations; from June 1980 to March 1994, Senior Vice President and Operating Partner of Lincoln Property Company in Atlanta, Georgia, where he was responsible for acquisitions, financing, construction and management of multifamily communities within the Atlantic region and oversaw operations of 16,000 multifamily units.

  JEFFREY A. KLOPF--48--Senior Vice President and Secretary of ATLANTIC, the REIT Manager and Security Capital Group since January 1996, where he provides securities offerings and corporate acquisition services and oversees the provisions of legal services for affiliates of Security Capital Group; from January 1988 to December 1995, partner of Mayer, Brown & Platt where he practiced corporate and securities law.

  *BRADLEY C. MILLER--49--Senior Vice President of ATLANTIC and the REIT Manager since June 1996 and Director of the REIT Manager since February 1997, responsible for investments; from October 1979 to May 1996, Senior Vice President and Operating Partner of Lincoln Property Company in Tampa, Florida, where he was responsible for acquisitions, financing, construction and management of multifamily communities within the Atlantic region and oversaw the development of over 6,500 new multifamily units and operations of 11,000 multifamily units.

  WILLIAM KELL--40--Vice President and Controller of ATLANTIC and the REIT Manager since January 1996, where he supervises accounting and financial reporting for ATLANTIC; from June 1991 to December 1995, Vice President and Controller of PTR, where he had overall responsibility for multifamily accounting and financial reporting; from 1987 to 1991, Vice President and Treasurer, Bohannon Development Corporation, El Paso, Texas (multifamily development); prior thereto, Manager with KPMG Peat Marwick in its El Paso, Texas office.

 OTHER OFFICERS

  STEVEN A. ABNEY--41--Vice President of ATLANTIC and the REIT Manager since March 1997 where he has been responsible for property accounting and reporting since April 1996; from August 1994 to March 1996, Division Controller for Lincoln Property Company in Dallas, Texas, where he was responsible for financial reporting activities for all Dallas/Ft. Worth area commercial properties; from July 1989 to August 1994, Director of Finance and Accounting for Bramalea USA Retail Group, a shopping center developer/manager in Dallas, Texas.

  ARIEL AMIR--37--Vice President of Security Capital Group since June 1994; from September 1985 to April 1994, an attorney with the law firm of Weil, Gotshal & Manges, New York, New York, where he practiced securities and corporate law. Mr. Amir provides securities offerings and corporate acquisition services to ATLANTIC and affiliated entities.

  RAYMOND D. BARROWS--35--Vice President of ATLANTIC and the REIT Manager since May 1994, where he is a member of the development group; prior thereto, he supervised the due diligence group; from January 1994 to December 1995, a member of ATLANTIC's asset management group and prior thereto, a member of PTR's asset management group; from May 1990 to August 1993, Portfolio Manager with The First National Bank of Chicago where he was responsible for underwriting and structuring transactions for both project and corporate facilities.

  LESLIE L. BIVINS--43--Vice President of ATLANTIC and the REIT Manager since June 1996, where she is responsible for asset and property management for the States of Georgia and Alabama and with SCG Realty Services since May 1994; from January 1992 to May 1994, Senior Regional Manager of Laing Management Company in Atlanta, Georgia, where she was responsible for management of over 2,000 units throughout the southeastern United States; from November 1987 through December 1991, District Manager of Trammell Crow Residential, Atlanta, Georgia, where she supervised the management of approximately 2,000 multifamily units in the Atlanta market.

  DARCY B. BORIS--34--Vice President of Security Capital Investment Research since June 1995, and an associate from December 1994 to June 1995, where she conducts strategic market analysis for ATLANTIC and affiliated companies; Director of PTR's REIT manager since January 1997; from August 1993 to November 1994, Ms. Boris worked for Capital Markets Group; in May 1993, she obtained her M.B.A. from the University of California at Berkeley; from January 1987 to September 1991, she was with Marcus & Millichap Incorporated, as Project Manager for Summerhill Development Company, the multifamily development subsidiary of Marcus & Millichap Incorporated, where she managed the development of multifamily housing, and prior thereto, she was an analyst for its property investment subsidiary.

  NEIL T. BROWN--40--Vice President of ATLANTIC and the REIT Manager since April 1996, where he is responsible for directing the development of new multifamily communities in the mid-Atlantic region; from July 1992 to December 1995, Regional Vice President/Regional Partner of JPI Development Partners, Inc. where he was responsible for all development activity in Florida; prior thereto, Partner of Trammell Crow Residential where he was responsible for development of residential projects in Dade and Broward Counties, Florida.

  MARK J. CHAPMAN--39--Vice President of Security Capital Investment Research since November 1995, where he is the director of the group and conducts strategic market analysis for ATLANTIC and affiliated companies; from March 1995 to November 1995, Vice President of PTR, with asset management responsibilities in five major markets; from November 1994 to March 1995, Vice President of Security Capital Pacific Incorporated; from July 1989 to November 1994, Vice President at Copley Real Estate Advisors, Inc., where he directed asset management for Copley assets located from Connecticut to Virginia, valued in excess of $1.5 billion; prior thereto, Director of Asset Management for Liberty Real Estate, with responsibility for assets east of the Mississippi River, including multifamily, office and retail properties.

  ANDREW W. COLQUITT--30--Vice President of ATLANTIC and the REIT Manager since December 1996, where he is responsible for land acquisition for all markets north of Florida; prior thereto, he was a member of the Development Group; from March 1994 to October 1995, Development Associate for Trammell Crow Residential in Portland, Oregon, where he was responsible for acquisition and development management for the Portland development portfolio including 1,800 multifamily units; from June 1993 to February 1994, Acquisitions Analyst for Prudential Real Estate Investors in San Francisco, with emphasis on multifamily and office acquisitions; in May 1994, he obtained his M.B.A. from the University of California at Berkeley; from June 1987 to June 1992, Cost Engineer and Project Engineer for Holder Construction Company in Atlanta, Georgia, with emphasis on project management, estimating and scheduling.

  JOSEPH J. DOMINGUEZ--37--Vice President of ATLANTIC and the REIT Manager since April 1996, where he is a member of the development group; prior thereto, he was an associate in the development group; from November 1984 to August 1995, Vice President of Operations for The Casden Company, where he had overall responsibility for the start-up and operations of a general contracting subsidiary; prior thereto, Project Manager with Pacific Southwest Construction Company where he oversaw the construction of various residential projects.

  KATHY B. FARR--42--Vice President of ATLANTIC and the REIT Manager since June 1995, where she is responsible for multifamily dispositions; from January 1994 to April 1995, Vice President of Corporate Finance with Irvine Apartment Communities, where she was responsible for all aspects of financing, including the company's working capital line of credit and construction financings for all new development activity; from 1984 to 1993 with the Irvine Company, most recently as Senior Director-Project Finance, where she was responsible for negotiating and closing construction and permanent financings on residential and commercial properties. Ms. Farr is also a Vice President of PTR and PTR's REIT manager where she is responsible for multifamily dispositions.

  JOHN H. GARDNER, JR.--43--Senior Vice President of ATLANTIC and the REIT Manager since September 1994, where he is responsible for overall multifamily dispositions; Director of PTR's REIT manager since February 1995; Senior Vice President of PTR and its REIT manager since September 1994, where he has overall responsibility for multifamily dispositions; from December 1984 to September 1994, Managing Director and Principal of Copley Real Estate Advisors in Boston, where he had overall responsibility for the portfolio management function for eight accounts valued at $7.5 billion.

  RICHARD L. GLEICHAUF--45--Vice President of ATLANTIC and the REIT Manager since March 1997 where he has been responsible for financial planning and analysis since April 1996; from 1977 to 1996, manager with various El Paso Energy Corporation subsidiaries in El Paso, Texas and Paris, France where he was responsible for financial accounting, budgeting and forecasting, and auditing; prior thereto with KPMG Peat Marwick in its El Paso, Texas office.

  W. SCOTT HARTMAN--32--Vice President of ATLANTIC and the REIT Manager since September 1996, where he oversees financing activities, coordinates external financial reporting and supervises acquisition due diligence compliance activities; prior thereto, he was in the Management Development Program with Security Capital Group working in six-month rotational assignments with Managing Directors of Security Capital Group and its affiliates; from May 1993 to May 1994, Research Analyst with AMB Institutional Realty Advisors; in May 1994, Mr. Hartman obtained his J.D. from The University of California, Hastings College of the Law and his M.B.A. from The University of California, Haas School of Business.

  GEORGE E. KELLY--44--Vice President of ATLANTIC and the REIT Manager since December 1996, where he is responsible for planning, coordinating and executing the production of development of multifamily communities; from May 1995 to December 1996, Development Manager of ATLANTIC; from February 1995 to April 1995, Real Estate and Construction Management Consultant to property management companies; from August 1992 to April 1995, Assistant Vice President of The Travelers Realty Investment Company in Atlanta, Georgia.

  MARY CAPERTON LESTER--42--Vice President of ATLANTIC and the REIT Manager since July 1995, where she is responsible for asset and property management in the Mid-Atlantic region (except Georgia and Alabama) and with SCG Realty Services since June 1994; prior thereto, she was a member of the asset management group; from May 1993 to May 1994, she was with Summit Management Company, where she specialized in new business development; from April 1984 to May 1993, with Trammell Crow Residential Services, most recently as a Vice President, where she was responsible for property operations, marketing and new business development.

  JEFFREY G. MEGRUE--35--Vice President of ATLANTIC and the REIT Manager since July 1995, where he is a member of the development group; prior thereto, he was an associate in the development group; from March 1993 to May 1994, he was a member of the acquisition group of PTR; from June 1988 to February 1993, Vice President of Trammell Crow Residential Services North; prior thereto, Development Associate for the New Jersey/Pennsylvania division of Trammell Crow Residential.

  GLENN T. RAND--36--Vice President of ATLANTIC and of the REIT Manager since June 1996, where he is responsible for asset and property management for the State of Florida, and with SCG Realty Services since May 1995; from August 1987 to April 1995, Vice President of Trammell Crow Residential and Avalon Properties, where he was responsible for operations and third party management solicitation in southern Florida and the northeastern United States.

  JAMES C. ROOT--41--Vice President of ATLANTIC and the REIT Manager since December 1996, where he is responsible for major capital expenditures; from February 1994 to December 1996,

Construction Services Manager, where he was responsible for capital budgeting, major repairs and renovations of over 13,000 units located throughout the Southeast; from February 1993 to February 1994, Construction Manager and Consultant in Chicago, Illinois, where he evaluated potential acquisitions for Republic Management, a Houston-based, nationwide property management company; from June 1992 to February 1993, Construction Services Director with Genmar Realty Group, Inc. in Chicago, where he established the Construction Department responsible for capital items for a nationwide portfolio of communities.

  ANN L. SCHUMACHER--38--Vice President of ATLANTIC and the REIT Manager since July 1995 and a member of the accounting group since January 1994, where she is responsible for accounting and financial reporting; from September 1988 to October 1993, she was with Trammell Crow Company, most recently as Regional Controller, where she managed the accounting department for the company's 26 million-square-foot industrial portfolio in Southern California and Arizona; prior thereto, Senior Accountant for Price Waterhouse.

  L. DOUGLAS SNIDER--43--Vice President of ATLANTIC and the REIT Manager since July 1995, where he is responsible for directing the development of new multifamily communities in the South Atlantic region; prior thereto, he was an associate in the development group; from July 1993 to March 1995, Vice President of Operations with American Constructors, where he was responsible for all design/build activities; from June 1990 to July 1993, Vice President of Robert L. Mayer Corporation, where he was responsible for residential and commercial development activities.

  C. MELVIN WHITE--57--Vice President of ATLANTIC and the REIT Manager since April 1996, where he has been a member of the development group since August 1995; from September 1991 to August 1995, Founder/Partner of Sherrill and Associates, an interior specialty contracting firm; from 1985 to 1991, Construction Manager of Laing where he was responsible for construction of garden apartments, personal care retirement facilities and mid-rise office space.

 SHAREHOLDER RELATIONS AND CAPITAL MARKETS

  The following persons provide shareholder relations and capital markets services to ATLANTIC:

  K. SCOTT CANON--35--Vice President of Capital Markets Group since March 1997 and from August 1993 to January 1996, President of Capital Markets Group from January 1996 to March 1997 and a member of Capital Markets Group since March 1992, where he participates in capital markets and institutional investor relations; from September 1991 to March 1992, a personal account director for Chase Manhattan Investment Services; from August 1987 to September 1991, a member of private client services for Goldman, Sachs & Co. Mr. Canon is registered with the National Association of Securities Dealers, Inc.

  ROBERT H. FIPPINGER--53--Vice President of Capital Markets Group since June 1995 and with Security Capital Group since October 1994, where he directs corporate communications services for affiliates of Security Capital Group; from November 1991 to October 1994, with Grubb & Ellis, where he represented corporate clients and provided tenant advisory services; from October 1988 to January 1991, Executive Director of Techmart in Santa Clara, California; prior thereto, Principal of Affiliated Capital Corp., a real estate development company.

  GERARD DE GUNZBURG--49--Senior Vice President of Capital Markets Group in its New York office since January 1997 and Vice President from January 1993 to December 1996, where he provides capital markets services for affiliates of Security Capital Group; from June 1988 to December 1992, a consultant to American and European companies; prior thereto, Director and Partner of Lincoln Property Company, Europe, where he arranged real estate financing from 1976 to 1988. Mr. de Gunzburg is registered with the National Association of Securities Dealers, Inc.

  ALISON C. HEFELE--37--Vice President of Capital Markets Group since February 1994, where she provides capital markets services for affiliates of Security Capital Group; from January 1990 to February 1994, Vice President with Prudential Real Estate Investors (strategic planning and business development for institutional real estate investment management services); from September 1985 to January 1990, a management consultant with McKinsey & Company; prior thereto, a financial analyst with Morgan Stanley Realty Inc. Ms. Hefele is registered with the National Association of Securities Dealers, Inc.

  GARRET C. HOUSE--32--Vice President of Capital Markets Group since September 1996, where he provides capital markets services for affiliates of Security Capital Group; from May 1994 to August 1996, he assisted with financing activities for affiliates of Security Capital Group, and prior thereto, he was a member of the Management Development Program from May 1993 to May 1994; in May 1993, he obtained his M.B.A. from Harvard Graduate School of Business Administration; from July 1989 to July 1991, Project Manager for Nansay Corporation in Los Angeles, California; from July 1987 to July 1989, Analyst with Merrill Lynch Capital Markets in New York. Mr. House is registered with the National Association of Securities Dealers, Inc.

  JAMES H. POLK, III--54--Trustee of PTR since 1976; President of Capital Markets Group since March 1997 and Managing Director of Capital Markets Group from August 1992 to March 1997, where he provides capital markets services for affiliates of Security Capital Group. Mr. Polk has been affiliated with PTR's REIT manager since March 1991; prior thereto, he was President and Chief Executive Officer of PTR for sixteen years. He is registered with the National Association of Securities Dealers, Inc. and is a past President and Trustee of NAREIT.

  DONALD E. SUTER--40--Senior Vice President of Capital Markets Group since September 1996, where he provides capital markets services for affiliates of Security Capital Group; from October 1995 to April 1996, President and Chief Operating Officer for Cullinan Properties Limited in Peoria, Illinois: from July 1984 to October 1995, Mr. Suter was with LaSalle Partners in Chicago, Illinois, where his last position held was Senior Vice President, Corporate Finance Group. Mr. Suter is registered with the National Association of Securities Dealers, Inc.

CLASSIFICATION OF DIRECTORS

  Pursuant to the terms of ATLANTIC's Charter, the Directors are divided into three classes. One class (consisting of Mr. Potts) will hold office for a term expiring at the annual meeting of shareholders to be held in 1997, a second class (consisting of Messrs. Garcia and Holmes) will hold office for a term expiring at the annual meeting of shareholders to be held in 1998 and a third class (consisting of Ms. Moore and Mr. Richman) will hold office for a term expiring at the annual meeting of shareholders to be held in 1999. Each Director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. At each annual meeting of shareholders of ATLANTIC, the successors to the class of Directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. See "Certain Provisions of Maryland Law and of ATLANTIC's Charter and Bylaws". Security Capital Group has a right to nominate up to three Directors, depending upon its level of ownership of Shares, as described under "Certain Relationships and Transactions--Security Capital Group Investor Agreement". Ms. Moore and Mr. Potts are deemed to be the nominees of Security Capital Group.

COMMITTEES OF THE BOARD

  The Board has established an Audit Committee consisting of Messrs. Garcia and Holmes. The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of ATLANTIC's internal accounting controls.

  The Board has established an Investment Committee consisting of Messrs. Holmes and Potts. The Investment Committee is responsible for reviewing and approving all asset acquisitions and other investment decisions between meetings of the full Board. Any decisions made by the Investment Committee are reported to the full Board at its next quarterly meeting. The Investment Committee receives recommendations from the REIT Manager's investment committee.

COMPENSATION OF DIRECTORS

  ATLANTIC pays an annual retainer of $14,000 to Directors who are not officers or employees of ATLANTIC, the REIT Manager or its affiliates. These fees are currently paid to Directors in cash (quarterly on each meeting date) and will be paid to the Directors in Shares (quarterly on each dividend payment date) based on the then-current market price of the Shares following the adoption by ATLANTIC of a dividend reinvestment and share purchase plan as described below. Such Directors also receive $1,000 for each meeting attended (other than telephonic meetings), which is also paid in cash. Non-employee chairpersons of Board committees (other than the Investment Committee) receive an additional annual retainer of $1,000 payable in cash and non-employee members of the Investment Committee receive an additional annual retainer of $4,000 payable in cash. In the event that ATLANTIC adopts a dividend reinvestment and share purchase plan, both the retainer and fees will be paid directly into such plan. Officers of ATLANTIC, the REIT Manager or its affiliates who are Directors are not paid any Director fees.

  In addition, pursuant to the Outside Directors Plan, each Outside Director, as defined below, will be entitled to receive, on the date of each annual meeting of shareholders, an option to purchase 1,000 Shares at a price per Share equal to the closing price of one Share on the NYSE on such annual meeting date. See "--Outside Directors Plan".

  Directors are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings. Ms. Moore and Mr. Potts are not separately compensated for serving as Directors.

OUTSIDE DIRECTORS PLAN

  On March 12, 1996, the Board approved the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors (the "Outside Directors Plan"). The Outside Directors Plan is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part and the following summary of the material terms of the Outside Directors Plan is qualified in its entirety by reference to the actual terms thereof.

  The purpose of the Outside Directors Plan is to enable the Directors of ATLANTIC who are not employees or officers of ATLANTIC or Security Capital Group or any of its affiliates ("Outside Directors") to increase their ownership of ATLANTIC and thereby further the identity of their interests with those of ATLANTIC's other shareholders.

  To achieve the foregoing objective, the Outside Directors Plan provides for grants of options ("Options") to purchase Shares. The Secretary of ATLANTIC (the "Administrator") administers the Outside Directors Plan with a view to ATLANTIC's best interests and the Outside Directors Plan's objectives. The Administrator has authority to adopt administrative guidelines, rules and regulations relating to the Outside Directors Plan and to make all determinations necessary or advisable for the implementation and administration of the Outside Directors Plan.

  The number of Shares reserved for issuance upon exercise of Options granted under the Outside Directors Plan is 100,000. Shares that are forfeited will again become available for awards under the Outside Directors Plan.

  In the event of changes in the outstanding Shares by reason of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a dividend in Shares, or any other increase or decrease in the number of Shares, or merger or consolidation, or other similar event, the Administrator shall make appropriate adjustments to the aggregate number of Shares available under the Outside Directors Plan.

  On the date of each annual meeting of shareholders of ATLANTIC for the years 1997 through and including 2006, each Outside Director serving on such date (after the election of Directors in the meeting) will be granted an Option to purchase 1,000 Shares at an exercise price equal to the closing price of the Shares on the NYSE on such date. Also, each Outside Director serving at the time of ATLANTIC's initial public offering was granted an Option to purchase 1,000 Shares at the initial public offering price of $21.25 per Share, after adjusting for the Homestead Distribution.

  Each Option will be immediately exercisable, but must be exercised before the earliest of the following events to occur: the date that is three months after the date that the Option holder's position as a Director terminates, the date that is twelve months after the date the Director becomes disabled or dies or the date that is five years after the date the Option is granted.

  If fifty percent or more of the outstanding Shares are acquired in a cash tender offer or exchange offer, each Option holder shall have the right to exercise his or her Option in full or surrender his or her outstanding Option in exchange for a cash payment from ATLANTIC in an amount equal to the excess of the offer price or value over the Option price. If ATLANTIC dissolves, each Option holder shall have the right to exercise his or her Option in full before the date of the dissolution.

  The Outside Directors Plan may be amended or terminated at any time by the Board. The provisions relating to the amount, price and timing of grants under the Outside Directors Plan may not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder, unless such amendment would not affect the exemption provided by Rule 16b-3 promulgated under the Exchange Act.

LIABILITY LIMITATION AND INDEMNIFICATION

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. ATLANTIC's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. ATLANTIC's officers and Directors are and will be indemnified under ATLANTIC's Charter against certain liabilities. ATLANTIC's Charter provides that ATLANTIC will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of ATLANTIC or (b) any individual who, while a Director of ATLANTIC and at the request of ATLANTIC, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise. ATLANTIC's Charter authorizes ATLANTIC, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of ATLANTIC in any of the capacities described in (a) or (b) above and to any employee or agent of ATLANTIC or its predecessors.

  Maryland law requires a corporation (unless its charter provides otherwise, which ATLANTIC's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits ATLANTIC to advance reasonable expenses to a director or officer upon ATLANTIC's receipt of (a) a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by ATLANTIC as authorized by ATLANTIC's Bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by ATLANTIC if it shall ultimately be determined that the standard of conduct was not met.

  Additionally, ATLANTIC has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses
(a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to Directors, officers or persons controlling ATLANTIC pursuant to the foregoing provisions, ATLANTIC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  COMMUNITIES

PORTFOLIO COMPOSITION

  The following table indicates the composition of communities owned by ATLANTIC at February 28, 1997:

                                                                   PERCENTAGE OF
                                                        NUMBER OF  ASSETS BASED
                                                       COMMUNITIES  ON COST(1)
                                                       ----------- -------------
Moderate Income.......................................      48         49.0%
Middle Income.........................................      35         41.3
Upper Middle Income...................................       7          9.7
                                                           ---         ----
  Total...............................................      90          100%
                                                           ===         ====

--------
(1) For operating communities, represents cost, including budgeted renovations. For communities under construction and in planning, represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.

GEOGRAPHIC DISTRIBUTION

  In order to effectively manage its multifamily communities, ATLANTIC has organized its operations with a regional focus (Mid-Atlantic and South Atlantic). ATLANTIC's multifamily communities are located in 16 metropolitan areas in seven states and the District of Columbia. The table below demonstrates the geographic distribution of ATLANTIC's portfolio (operating communities and total communities, which includes operating communities and owned communities under construction and in planning) at February 28, 1997:

                               OPERATING COMMUNITIES       TOTAL COMMUNITIES
                             ------------------------- -------------------------
                                         PERCENTAGE OF             PERCENTAGE OF
                              NUMBER OF  ASSETS BASED   NUMBER OF  ASSETS BASED
                             COMMUNITIES  ON COST(1)   COMMUNITIES  ON COST(1)
                             ----------- ------------- ----------- -------------
MID-ATLANTIC:
Charlotte, North Carolina..        4            6%           5            6%
Greenville, South
 Carolina..................        1            1            1            1
Memphis, Tennessee.........        4            4            4            3
Nashville, Tennessee.......        2            4            3            4
Raleigh, North Carolina....        5            7            7            7
Richmond, Virginia.........        2            3            5            7
Washington, D.C. ..........        4            7            6           10
                                 ---          ---          ---          ---
  Total Mid-Atlantic.......       22           32%          31           38%
                                 ---          ---          ---          ---
SOUTH ATLANTIC:
Atlanta, Georgia...........       21           35%          25           30%
Birmingham, Alabama........        4            5            5            5
Ft. Lauderdale/West Palm
 Beach, Florida............        7           10            9            9
Ft. Myers, Florida.........        1            1            1            1
Jacksonville, Florida......        2            3            6            7
Miami, Florida.............        1            1            1            1
Orlando, Florida...........        5            4            5            3
Sarasota, Florida..........        1            3            1            2
Tampa, Florida.............        6            6            6            4
                                 ---          ---          ---          ---
  Total South Atlantic.....       48           68%          59           62%
                                 ---          ---          ---          ---
    Total..................       70          100%          90          100%
                                 ===          ===          ===          ===

--------
(1) For operating communities, represents cost, including budgeted renovations. For communities under construction and in planning, represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.

 COMMUNITIES

  The information in the following table is as of December 31, 1996 for communities owned at December 31, 1996, except total expected investment which is as of February 28, 1997, and as of February 28, 1997 for communities acquired since December 31, 1996 (dollar amounts in thousands). Additional information on ATLANTIC's communities is contained in Schedule III, Real Estate and Depreciation, in ATLANTIC's financial statements. No individual community, or group of communities operated as a single business unit, amounts to 10% or more of ATLANTIC's pro forma total assets at December 31, 1996 nor does the gross revenue from any such communities amount to 10% or more of ATLANTIC's pro forma gross revenues for the fiscal year ended December 31, 1996.

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
COMMUNITIES OWNED AS OF
DECEMBER 31, 1996:
OPERATING
 COMMUNITIES(3):
 MID-ATLANTIC:
 Charlotte, North
  Carolina:
  STABILIZED:
  Cameron Oaks..........     1994        91.7%     264 $   15,361  $   15,441
  Waterford Hills*......     1995        86.3      270     12,617      14,068(4)
  PRE-STABILIZED:
  Cameron at Hickory
   Grove(5)(6)..........     1996        97.5      202      8,392       8,456
  Waterford Square
   I*(6)................     1996         (7)      408     19,653      21,051(4)
                                         ----    ----- ----------  ----------
    Subtotals/Average...                 91.3    1,144     56,023      59,016
                                         ----    ----- ----------  ----------
 Greenville, South
  Carolina:
  PRE-STABILIZED:
  Cameron Court(6)......     1996        94.9      234     11,060      11,099
 Memphis, Tennessee:
  STABILIZED:
  Cameron at Kirby
   Parkway..............     1994        95.7      324     10,174      10,256
  Stonegate.............     1994        90.4      208      7,076       7,263
  PRE-STABILIZED:
  Cameron Century
   Center...............     1996        92.1      420     15,928      16,563
  Country Oaks(8).......     1996        96.5      200      8,484       8,696
                                         ----    ----- ----------  ----------
    Subtotals/Average...                 93.6    1,152     41,662      42,778
                                         ----    ----- ----------  ----------
 Nashville, Tennessee:
  STABILIZED:
  Arbor Creek(9)........     1994        94.2      360     18,183      18,289
  Enclave at Brentwood..     1995        94.5      380     16,126      16,259
                                         ----    ----- ----------  ----------
    Subtotals/Average...                 94.4      740     34,309      34,548
                                         ----    ----- ----------  ----------
 Raleigh, North
  Carolina:
  STABILIZED:
  Cameron Square........     1994        95.9      268     15,982      16,066
  Waterford Point*......     1996        98.5      336     15,839      17,549(4)

                              YEAR                                     TOTAL
                          ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                          COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                          ------------ ---------- ----- ---------- -------------
  PRE-STABILIZED:
  Cameron Lake...........     1996        91.3%     196 $    9,293  $    9,773
  Cameron Ridge(10)......     1996        98.7      228     10,131      10,424
  Emerald Forest.........     1996        85.6      320     14,680      14,729
                                          ----    ----- ----------  ----------
    Subtotals/Average....                 93.9    1,348     65,925      68,541
                                          ----    ----- ----------  ----------
 Richmond, Virginia:
  STABILIZED:
  Camden at Wellesley....     1994        92.9      340     19,510      19,564
  Potomac Hunt(11).......     1994        94.1      220     10,119      10,217
                                          ----    ----- ----------  ----------
    Subtotals/Average....                 93.4      560     29,629      29,781
                                          ----    ----- ----------  ----------
 Washington, D.C.:
  STABILIZED:
  Camden at Kendall
   Ridge.................     1994        93.5      184     11,701      11,801
  Cameron Saybrooke......     1994        96.4      252     18,966      19,035
  PRE-STABILIZED:
  Sheffield Forest(6)....     1995        96.5      256     15,546      15,645
  West Springfield
   Terrace...............     1996        92.2      244     16,210      16,604
                                          ----    ----- ----------  ----------
    Subtotals/Average....                 94.8      936     62,423      63,085
                                          ----    ----- ----------  ----------
      Subtotals/Average--
       Mid-Atlantic......                 93.7    6,114    301,031     308,848
                                          ----    ----- ----------  ----------

 SOUTH ATLANTIC:
 Atlanta, Georgia:
  STABILIZED:
  Azalea Park(12)(13)....     1995        92.6      447     25,768      25,971
  Cameron Ashford........     1994        91.5      365     24,912      24,963
  Cameron
   Briarcliff(11)........     1994        91.4      220     14,249      14,323
  Cameron Brook(12)(14)..     1994        95.5      440     22,428      22,528
  Cameron Creek I(15)....     1994        91.8      404     24,544      24,637
  Cameron Crest..........     1994        95.5      377     23,824      23,935
  Cameron Dunwoody.......     1994        84.0      238     16,852      16,955
  Clairmont
   Crest(12)(16).........     1994        95.8      213     11,020      11,073
  The Greens(12)(17).....     1994        95.1      304     13,740      13,833
  Lake Ridge.............     1993        95.5      268     17,372      17,458
  Morgan's Landing.......     1993        93.9      165      8,671       8,696
  Old Salem..............     1994        98.8      172      8,116       8,244
  Trolley Square.........     1994        92.2      270     13,906      13,988
  Vinings Landing........     1994        97.0      200      9,979      10,071
  WintersCreek(12)(18)...     1995        94.0      200      7,787       7,923
  Woodlands..............     1995        89.6      644     25,741      26,217
  PRE-STABILIZED:
  Balmoral Village.......     1996        90.1      312     19,215      19,476
  Cameron Forest(6)......     1995        94.1      152      6,244       6,383
  Cameron Place(6).......     1995        93.9      212      8,075       8,173
  Cameron Pointe(6)......     1996        93.9      214     14,891      15,035
  Cameron
   Station(6)(12)(19)....     1995        95.4      348     16,080      16,242
                                          ----    ----- ----------  ----------
    Subtotals/Average....                 93.1    6,165    333,414     336,124
                                          ----    ----- ----------  ----------

                             YEAR                                     TOTAL
                         ACQUIRED OR  PERCENTAGE        ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS INVESTMENT INVESTMENT(2)
                         ------------ ---------- ----- ---------- -------------
 Birmingham, Alabama:
  STABILIZED:
  Cameron on the
   Cahaba(20)...........     1995        96.0%     400 $   18,925  $   19,032
  Colony Woods I........     1994        90.3      216     10,686      10,698
  Colony Woods II*......     1995        93.9      198     10,515      11,405(4)
  Morning Sun Villas....     1994        92.4      184      9,301       9,435
                                        -----    ----- ----------  ----------
    Subtotals/Average...                 93.7      998     49,427      50,570
                                        -----    ----- ----------  ----------
 Ft. Lauderdale/W. Palm Beach,
  Florida:
  STABILIZED:
  Cypress Lakes.........     1995        98.3      176      8,510       8,774
  Parrot's Landing
   I(12)(21)............     1994        95.6      408     18,651      18,843
  Spencer Run(11).......     1994        93.2      384     19,471      19,797
  Sun Pointe
   Cove(12)(22).........     1994        94.1      221      9,369       9,492
  Trails at Meadow
   Lakes................     1995        99.5      189      8,840       8,968
  PRE-STABILIZED:
  Park Place at Turtle
   Run..................     1996        95.1      350     15,714      15,828
  The Pointe at Bayberry
   Lake.................     1996        94.8      308     17,021      17,238
                                        -----    ----- ----------  ----------
    Subtotals/Average...                 95.4    2,036     97,576      98,940
                                        -----    ----- ----------  ----------
 Ft. Myers, Florida:
  STABILIZED:
  Forestwood(12)(23)....     1994        96.5      397     13,781      13,994
 Jacksonville, Florida:
  STABILIZED:
  Bay Club..............     1994        93.2      220     12,222      12,319
  PRE-STABILIZED:
  Cameron Lakes I*......     1996        (7)       302     16,117      17,777(4)
                                        -----    ----- ----------  ----------
    Subtotals/Average...                 93.2      522     28,339      30,096
                                        -----    ----- ----------  ----------
 Miami, Florida:
  STABILIZED:
  Park Hill(24).........     1994        93.9      264      8,842       8,885
 Orlando, Florida:
  STABILIZED:
  Camden Springs........     1994        95.3      340     17,357      17,552
  Cameron Villas I(25)..     1994        95.8      192      8,013       8,118
  Cameron Villas
   II(11)...............     1995       100.0       42      1,773       1,849
  Kingston Village......     1995        93.3      120      6,013       6,211
  The Wellington I(11)..     1994        96.9      192      8,002       8,078
                                        -----    ----- ----------  ----------
    Subtotals/Average...                 95.7      886     41,158      41,808
                                        -----    ----- ----------  ----------
 Sarasota, Florida:
  STABILIZED:
  Camden at Palmer
   Ranch................     1994        98.4      432     24,198      24,435
 Tampa, Florida:
  STABILIZED:
  Camden Downs..........     1994        96.4      250     12,592      12,667
  Cameron Lakes.........     1995        96.1      207      8,651       8,700
  Country Place
   Village(26)..........     1995        98.4      188      8,322       8,572
  Foxbridge on the
   Bay(12)(27)..........     1994        98.3      358     10,955      11,007
  Summer Chase(11)......     1994        99.0       96      3,772       3,791
  PRE-STABILIZED:
  Cameron Bayshore......     1996        98.5      328     10,712      11,487
                                        -----    ----- ----------  ----------

                                YEAR                                      TOTAL
                            ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                            COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                            ------------ ---------- ------ ---------- -------------
    Subtotals/Average......                 97.8%    1,427 $   55,004  $   56,224
                                            ----    ------ ----------  ----------
      Subtotals/Average--
       South Atlantic......                 94.5    13,127    651,739     661,076
                                            ----    ------ ----------  ----------
        Subtotals/Average--
         Operating
         Communities.......                 94.2    19,241    952,770     969,924
                                            ----    ------ ----------  ----------
COMMUNITIES UNDER
 CONSTRUCTION:
 MID-ATLANTIC:
 Charlotte, North Carolina:
  Waterford Square II*.....     1998         N/A       286      6,592      17,181
 Nashville, Tennessee:
  Cameron Overlook*........     1998         N/A       452      7,338      23,848
 Raleigh, North Carolina:
  Cameron Brooke*..........     1997         N/A       228     10,070      12,885
  Waterford Forest*(28)....     1997         N/A       384     20,349      21,574
                                            ----    ------ ----------  ----------
    Subtotals..............                  N/A       612     30,419      34,459
                                            ----    ------ ----------  ----------
 Richmond, Virginia:
  Cameron at Wyndham*......     1998         N/A       312      4,404      20,048
  Cameron Crossing I &
   II*.....................     1998         N/A       424     11,202      26,622
                                            ----    ------ ----------  ----------
    Subtotals..............                  N/A       736     15,606      46,670
                                            ----    ------ ----------  ----------
 Washington, D.C.:
  Cameron at
   Milestone*(28)..........     1997         N/A       444     30,344      30,974
  Woodway at Trinity
   Center*(28).............     1997         N/A       504     35,583      37,836
                                            ----    ------ ----------  ----------
    Subtotals..............                  N/A       948     65,927      68,810
                                            ----    ------ ----------  ----------
      Subtotals--Mid-
       Atlantic............                  N/A     3,034    125,882     190,968
                                            ----    ------ ----------  ----------
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron Creek II*(28)....     1997         N/A       260     19,332      19,758
 Birmingham, Alabama:
  Cameron at the Summit
   I*......................     1997         N/A       372      8,483      21,645
 Ft. Lauderdale/W. Palm
  Beach, Florida:
  Parrot's Landing II*.....     1997         N/A       152      8,070       9,751
 Jacksonville, Florida:
  Cameron Deerwood*(28)....     1997         N/A       336     14,504      17,598
  Cameron Lakes II*........     1998         N/A       253      2,869      14,967
  Cameron Timberlin Parc
   I*(28)..................     1997         N/A       320     15,447      16,885
                                            ----    ------ ----------  ----------
    Subtotals/Average......                  N/A       909     32,820      49,450
                                            ----    ------ ----------  ----------
      Subtotals--South
       Atlantic............                  N/A     1,693     68,705     100,604
                                            ----    ------ ----------  ----------
        Subtotals--
         Communities
         Under
         Construction......                  N/A     4,727    194,587     291,572
                                            ----    ------ ----------  ----------
COMMUNITIES IN PLANNING AND OWNED:
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron Landing*(29).....     1998         N/A       368      2,020      21,630
 Ft. Lauderdale/W. Palm
  Beach, Florida:
  Cameron Waterway*........     1998         N/A       300      4,386      21,280

                             YEAR                                      TOTAL
                         ACQUIRED OR  PERCENTAGE         ATLANTIC    EXPECTED
                         COMPLETED(1)   LEASED   UNITS  INVESTMENT INVESTMENT(2)
                         ------------ ---------- ------ ---------- -------------
 Jacksonville, Florida:
  Cameron Timberlin
   Parc II*............      1999         N/A       200 $    1,389  $   10,500
                                        -----    ------ ----------  ----------
      Subtotals--
       Communities in
       Planning and
       Owned...........                   N/A       868      7,795      53,410
                                        -----    ------ ----------  ----------
LAND HELD FOR FUTURE
 MULTIFAMILY
 DEVELOPMENT...........                   N/A       --       2,083         --
                                        -----    ------ ----------  ----------
        Total
         Communities
         Owned at
         December
         31, 1996......                  94.2%   24,836  1,157,235   1,314,906
                                        -----    ------ ----------  ----------
COMMUNITIES ACQUIRED
THROUGH FEBRUARY 28, 1997:
COMMUNITIES IN PLANNING
 AND OWNED:
 MID-ATLANTIC:
 Richmond, Virginia:
  Cameron at Virginia
   Center*.............                   N/A       264        --       15,983
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron at Double
   Bridge*.............                   N/A       232        --       16,216
  Cameron at
   Northpoint*.........                   N/A       264        --       19,821
                                        -----    ------ ----------  ----------
    Subtotals..........                   N/A       496        --       36,037
                                        -----    ------ ----------  ----------
      Subtotals--
       Communities
       Acquired Through
       February 28,
       1997............                   N/A       760        --       52,020
                                        -----    ------ ----------  ----------
        Total
         Communities
         Owned at
         February 28,
         1997..........                 94.2%    25,596 $1,157,235  $1,366,926
                                        =====    ====== ==========  ==========

  Additionally, at February 28, 1997, ATLANTIC had land in planning and under control for the development of 1,808 units with a total budgeted development cost of $111.2 million. The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land. There can be no assurance that such land will be acquired. The unit and total budgeted development cost information for these communities is based on management's best estimates of the cost upon completion of these communities.
--------
 *  Community developed by ATLANTIC.
 (1) With respect to communities under construction or communities in planning and owned, represents expected completion date.
 (2) For operating communities, represents cost, including budgeted renovations as of February 28, 1997. For communities under construction and in planning, represents total budgeted development cost as of February 28, 1997, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. The term "in planning" means that construction is anticipated to commence within 12 months.
 (3) The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents. Prior to being "stabilized", a community is considered "pre-stabilized". See "Business--ATLANTIC's Operating System--Acquisitions".
 (4) The total expected investment cost of these developed communities includes potential incentive payments to third-party developer/managers that had not been earned by them at December 31, 1996.
 (5) Cameron at Hickory Grove Apartments are subject to a deed of trust securing a mortgage note of $6.0 million.
 (6) Community was stabilized during the period from January 1, 1997 to February 28, 1997.
 (7) Community is in lease-up, therefore, the percentage leased is not given because it is not representative of a fully operational community.
 (8) Country Oaks Apartments are subject to a deed of trust securing a mortgage note of $5.9 million.
 (9) The land associated with the Arbor Creek Apartments is leased by ATLANTIC through the year 2058 under an agreement with the Metropolitan Nashville Airport Authority.
(10) Cameron Ridge Apartments are subject to a deed of trust securing a mortgage note of $5.9 million.
(11) Community is pledged as additional security under ATLANTIC's 30-year credit enhancement agreement with FNMA. For a discussion of the FNMA credit enhancement agreement, see "Business--ATLANTIC's Operating System--Capital Markets/Finance/Legal".
(12) The tax-exempt bond issue associated with this community is included in ATLANTIC's credit enhancement agreement with FNMA.
(13) Azalea Park Apartments are subject to a deed of trust securing a mortgage note related to $15.5 million of tax-exempt bonds.
(14) Cameron Brook Apartments are subject to a deed of trust securing a mortgage note related to $19.5 million of tax-exempt bonds.
(15) Community was classified as pre-stabilized subsequent to December 31, 1996 due to the effects of lease-up activities at Phase II of this community.
(16) Clairmont Crest Apartments are subject to a deed of trust securing a mortgage note related to $11.6 million of tax-exempt bonds.
(17) The Greens Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(18) WintersCreek Apartments are subject to a deed of trust securing a mortgage note related to $5.0 million of tax-exempt bonds.
(19) Cameron Station Apartments are subject to a deed of trust securing a mortgage note related to $14.5 million of tax-exempt bonds.
(20) Cameron on the Cahaba Phase II Apartments, which consist of 250 units, are subject to a deed of trust securing a mortgage note of $8.0 million.
(21) Parrot's Landing Phase I Apartments are subject to a deed of trust securing a mortgage note related to $15.8 million of tax-exempt bonds.
(22) Sun Pointe Cove Apartments are subject to a deed of trust securing a mortgage note related to $8.5 million of tax-exempt bonds.
(23) Forestwood Apartments are subject to a deed of trust securing a mortgage note related to $11.5 million of tax-exempt bonds.
(24) Park Hill Apartments were being held for sale at December 31, 1996 and were disposed of in April 1997.
(25) Cameron Villas I Apartments are subject to a deed of trust securing a mortgage note of $6.3 million.
(26) Country Place Village Phase I Apartments, which consist of 88 units, are subject to a deed of trust securing a mortgage note of $2.0 million.
(27) Foxbridge on the Bay Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.
(28) Community was leasing completed units at February 28, 1997.
(29) Construction on this community began in February 1997.

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth the Pro Forma Financial Results as of and for the year ended December 31, 1996, and the Historical Financial Results as of and for the years ended December 31, 1996, 1995 and 1994 and the period from inception (October 26, 1993) through December 31, 1993. Such selected financial information is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included in this Prospectus. The Pro Forma Financial Results are not necessarily indicative of what the actual financial position and results of operations of ATLANTIC would have been as of and for the periods indicated, nor do they purport to represent the financial position and results of operations for future periods. Unless otherwise indicated, all Share and per Share amounts have been adjusted to give effect to ATLANTIC's one-for-two reverse Share split, which was effective on September 10, 1996.

                          PRO FORMA                 HISTORICAL
                         ------------ ------------------------------------------
                                                   PERIOD ENDED
                          YEAR ENDED               DECEMBER 31,
                         DECEMBER 31, ------------------------------------------
                             1996        1996       1995       1994     1993(1)
                         ------------ ----------  ---------  ---------  --------
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
 Rental income..........  $  148,361  $  137,729  $ 103,634  $  55,071  $    156
 Property management
  fees paid to
  affiliate.............       4,612       4,208      3,475      1,536       --
 Property management
  fees paid to third
  parties...............         971         971        591        661       --
 REIT management fee
  paid to affiliate.....      11,652      10,445      6,923      3,671        12
 General and
  administrative
  expenses..............         641         673        646        266         1
 Earnings before
  extraordinary item....      37,881      42,569     19,639      9,926        38
 Extraordinary item--
  loss on early
  extinguishment of
  debt..................         --        3,940        --         --        --
 Net earnings...........      37,881      38,629     19,639      9,926        38
 Net earnings per Share
  before extraordinary
  item..................        1.00        1.33       0.89       0.81      0.13
 Net earnings per
  Share.................  $     1.00        1.21       0.89       0.81  $   0.13
 Cash distributions
  declared and paid.....         N/A      53,064     35,119     14,648       --
 Cash distributions
  declared and paid per
  Share.................         N/A  $     1.65  $    1.60  $    1.20       --
 Weighted average
  Shares outstanding....      37,897      32,028     21,944     12,227       286
                          PRO FORMA                 HISTORICAL
                         ------------ ------------------------------------------
                                                   DECEMBER 31,
                         DECEMBER 31, ------------------------------------------
                             1996        1996       1995       1994       1993
                         ------------ ----------  ---------  ---------  --------
                                            (IN THOUSANDS)
FINANCIAL POSITION:
 Real estate owned, at
  cost..................  $1,157,235  $1,157,235  $ 888,928  $ 631,260  $ 31,005
 Total assets...........   1,135,065   1,135,065    885,824    637,846    31,850
 Line of credit(2)......     147,520     228,000    190,000    153,000       --
 Mortgages payable......     155,790     155,790    118,524    107,347       --
 Total liabilities......     355,943     436,423    328,886    271,216       178
 Total shareholders'
  equity................  $  779,122  $  698,642  $ 556,938  $ 366,630  $ 31,672
 Number of Shares
  outstanding...........      41,892      37,892     27,763     18,567     1,582
                          PRO FORMA                 HISTORICAL
                         ------------ ------------------------------------------
                                                   PERIOD ENDED
                          YEAR ENDED               DECEMBER 31,
                         DECEMBER 31, ------------------------------------------
                             1996        1996       1995       1994     1993(1)
                         ------------ ----------  ---------  ---------  --------
                                            (IN THOUSANDS)
OTHER DATA:
 Net earnings...........  $   37,881  $   38,629  $  19,639  $   9,926  $     38
 Add (Deduct):
   Depreciation.........      22,534      20,824     15,925      8,770        28
   Gain on disposition
    of real estate......         --       (6,732)       --         --        --
   Gain on sale of
    Homestead Assets....         --       (2,839)       --         --        --
   Provision for
    possible loss on
    investments.........       2,500       2,500        --         --        --
   Extraordinary item--
    loss on early
    extinguishment of
    debt................         --        3,940        --         --        --
                          ----------  ----------  ---------  ---------  --------
 Funds from
  Operations(3).........  $   62,915  $   56,322  $  35,564  $  18,696  $     66
                          ----------  ----------  ---------  ---------  --------
 Net cash provided
  (used) by operating
  activities............  $   60,949  $   54,356  $  39,732  $  23,564  $   (492)
 Net cash used by
  investing activities..    (287,418)   (287,418)  (235,149)  (390,077)  (31,005)
 Net cash provided by
  financing activities..     230,907     230,907    195,649    372,638    31,634

-------
(1) For the period from inception (October 26, 1993) to December 31, 1993.
(2) At April 7, 1997, ATLANTIC had $289.5 million of outstanding borrowings under its $350 million unsecured line of credit and such outstanding borrowings are expected to be approximately $299.0 million at the closing of the Offering.
(3) ATLANTIC believes that funds from operations is helpful in understanding a property portfolio in that such calculation reflects cash flow from operating activities and the properties' ability to support interest payments. For an explanation of funds from operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources". Funds from operations should not be considered as an alternative to net income or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. On January 1, 1996, ATLANTIC adopted NAREIT's new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to this new definition. The funds from operations measure presented by ATLANTIC may not be comparable to similarly titled measures of other REITs.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with ATLANTIC's financial statements and the notes thereto included in this Prospectus.

  The statements contained in this discussion and elsewhere in this Prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ATLANTIC operates, management's beliefs and assumptions made by management. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. ATLANTIC undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. ATLANTIC's operating results depend primarily on income from multifamily communities, which is substantially influenced by (i) the demand for and supply of multifamily units in ATLANTIC's primary target market and submarkets, (ii) operating expense levels, (iii) the effectiveness of property-level operations and (iv) the pace and price at which ATLANTIC can acquire and develop additional multifamily communities. Capital and credit market conditions which affect ATLANTIC's cost of capital also influence operating results.

OVERVIEW

  Since its inception on October 26, 1993 and through December 31, 1996, ATLANTIC has amassed a portfolio of 24,836 multifamily units with a total expected investment cost of $1.30 billion located in the southeastern United States. Additionally, at December 31, 1996, ATLANTIC had land in planning and under control for the development of 2,228 units with a total budgeted development cost of $139.3 million. ATLANTIC's investment in real estate has been financed through both debt and equity. From inception through December 31, 1996, ATLANTIC has raised approximately $806.2 million in net equity, primarily through private and public sales of Shares. Additionally, ATLANTIC had long-term mortgage debt at December 31, 1996 of approximately $155.8 million which is secured by certain of the communities acquired. ATLANTIC's $350 million unsecured line of credit provided the remaining investment capital.

  The following table summarizes ATLANTIC's multifamily investment activity for 1996, 1995 and 1994 (dollar amounts in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                        1996     1995     1994
                                                      -------- -------- --------
OPERATING COMMUNITIES:
  Communities........................................       70       58       43
  Units..............................................   19,241   15,823   11,990
  Total investment(1)................................ $959,860 $783,448 $600,880
  Cost per unit......................................    $49.9    $49.5    $50.1
DEVELOPMENT COMMUNITIES:
Starts During Year:
  Communities........................................        9        6        4
  Units..............................................    2,815    2,214    1,212
  Total investment(1)................................ $164,442 $143,822  $64,054
  Cost per unit......................................    $58.4    $65.0    $52.8

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1996     1995     1994
                                                     -------- -------- --------
Completions During Year:
  Communities ......................................        3        2      --
  Units.............................................    1,046      468      --
  Total investment(1)...............................  $56,370  $25,462      --
  Cost per unit.....................................    $53.9    $54.4      --
Stabilizations During Year:
  Communities.......................................        3      --       --
  Units.............................................      804      --       --
  Total investment(1)...............................  $43,004      --       --
  Cost per unit.....................................    $53.5      --       --
Under Construction at Year-End:
  Communities.......................................       14        8        4
  Units.............................................    4,727    2,958    1,212
  Total investment(1)............................... $290,486 $176,740  $63,006
  Cost per unit.....................................    $61.5    $59.7    $52.0
  Investment to date................................ $194,587  $94,094  $20,741
ACQUISITIONS:
  Communities.......................................       13       15       40
  Units.............................................    3,556    3,961   11,307
  Total investment(1)............................... $171,731 $182,242 $582,077
  Cost per unit.....................................    $48.3    $46.0    $51.5
DISPOSITIONS:
  Communities.......................................        4        2      --
  Units.............................................    1,184      596      --
  Proceeds..........................................  $64,150  $30,934      --
  Gain..............................................   $6,732      --       --

--------
(1) For operating communities, represents cost, including budgeted renovations. For communities under construction, represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.

  In addition to its multifamily investment activity, ATLANTIC developed extended-stay lodging facilities known as Homestead Village that were sold to Homestead, a newly formed company, in 1996, as discussed below in "--Liquidity and Capital Resources--Investing and Financing Activities--Homestead Transaction". ATLANTIC's investment, at cost, in Homestead Village properties was $2.6 million at December 31, 1995. ATLANTIC did not begin developing Homestead Village properties until 1995.

  ATLANTIC's target market cities and submarkets have benefitted substantially in recent periods from demographic trends (including population and job growth) which increase the demand for multifamily units. Consequently, rental rates for multifamily units have increased more than the inflation rate for the last two years. Management of expense levels also influence operating results. Over the past two years, rental expenses (other than real estate taxes) as a percentage of rental revenues for multifamily communities have generally remained flat due to a continual effort to reduce resident turnover. Over the next few years, expenses are expected to increase at a rate slightly lower than increases in rental revenue.

  ATLANTIC believes that development of multifamily communities from the ground up, which are built for long-term ownership and designed to meet broad renter preferences and demographic trends, will provide a greater source of long-term cash flow growth in the future. Therefore, while land prices are favorable, ATLANTIC has acquired and will continue to acquire, on an unleveraged basis, prudent amounts of land zoned for multifamily development. ATLANTIC believes its ability to compete is significantly enhanced relative to other companies because of the REIT Manager's depth of development and acquisition personnel and presence in local markets combined with ATLANTIC's access to investment capital.

  ATLANTIC's overall results of operations and financial condition for 1996, 1995 and 1994 have been significantly influenced by this investment activity. Detailed information about this investment activity during 1996, which will significantly influence future operations, is provided below.

 CURRENT DEVELOPMENT ACTIVITY

  At December 31, 1996, ATLANTIC had 4,727 units under construction, representing a total expected investment cost of $290.5 million. These development communities are summarized below (dollar amounts in thousands):

                                                                         DATE OF    EXPECTED
                                                                          FIRST   STABILIZATION
                                                   TOTAL     START DATE   UNITS       DATE
                          NUMBER   INVESTMENT    EXPECTED    (QUARTER/  (QUARTER/   (QUARTER/
                         OF UNITS COST TO DATE INVESTMENT(1)   YEAR)    YEAR)(2)      YEAR)     % LEASED(3)
                         -------- ------------ ------------- ---------- --------- ------------- -----------
COMMUNITIES UNDER
 CONSTRUCTION AND IN
 LEASE-UP(4):
MID-ATLANTIC:
Raleigh, North
 Carolina:
 Waterford Forest......     384     $ 20,349     $ 21,574      2Q/95      3Q/96       3Q/97        64.3%
Washington, D.C.:
 Cameron at Milestone..     444       30,344       30,418      2Q/95      3Q/96       4Q/97        49.5
 Woodway at Trinity
  Center...............     504       35,583       37,836      2Q/95      3Q/96       2Q/98        49.4
                          -----     --------     --------
  Total Mid-Atlantic...   1,332     $ 86,276     $ 89,828
                          -----     --------     --------
SOUTH ATLANTIC:
Atlanta, Georgia:
 Cameron Creek II......     260     $ 19,332     $ 19,445      2Q/95      3Q/96       3Q/97        41.9%
Jacksonville, Florida:
 Cameron Deerwood......     336       14,504       17,598      1Q/96      4Q/96       1Q/98         5.7
 Cameron Timberlin Parc
  I....................     320       15,447       16,885      4Q/95      3Q/96       4Q/97        32.2
                          -----     --------     --------
  Total South
   Atlantic............     916     $ 49,283     $ 53,928
                          -----     --------     --------
    Total in Lease-up..   2,248     $135,559     $143,756
                          -----     --------     --------
OTHER COMMUNITIES UNDER
 CONSTRUCTION:
MID-ATLANTIC:
Charlotte, North
 Carolina:
 Waterford Square II...     286     $  6,592     $ 17,181      2Q/96      3Q/97       3Q/98         N/A
Nashville, Tennessee:
 Cameron Overlook......     452        7,338       23,848      2Q/96      3Q/97       1Q/99         N/A
Raleigh, North
 Carolina:
 Cameron Brooke........     228       10,070       12,885      1Q/96      1Q/97       4Q/97         N/A
Richmond, Virginia:
 Cameron at Wyndham....     312        4,404       20,048      3Q/96      4Q/97       4Q/98         N/A
 Cameron Crossing I &
  II...................     424       11,202       26,622      1Q/96      2Q/97       4Q/98         N/A
                          -----     --------     --------
  Total Mid-Atlantic...   1,702     $ 39,606     $100,584
                          -----     --------     --------
SOUTH ATLANTIC:
Birmingham, Alabama:
 Cameron at the Summit
  I....................     372     $  8,483     $ 21,531      2Q/96      3Q/97       3Q/98         N/A
Ft. Lauderdale/West
 Palm Beach, Florida:
 Parrot's Landing II...     152        8,070        9,648      2Q/96      1Q/97       4Q/97         N/A
Jacksonville, Florida:
 Cameron Lakes II......     253        2,869       14,967      4Q/96      4Q/97       3Q/98         N/A
                          -----     --------     --------
  Total South
   Atlantic............     777     $ 19,422     $ 46,146
                          -----     --------     --------
    Total Other........   2,479     $ 59,028     $146,730
                          -----     --------     --------
      Total Communities
       Under Construc-
       tion............   4,727     $194,587     $290,486
                          =====     ========     ========

-------
(1) Represents total budgeted development cost, which includes the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.
(2) Represents the date that the first completed units were made available for leasing (or are expected to be made available for leasing). ATLANTIC begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on total units upon completion.
(4) A development community is considered in "lease-up" once ATLANTIC begins leasing completed units.

  There are risks associated with ATLANTIC's development and construction activities which include: development and acquisition opportunities explored by ATLANTIC may be abandoned; construction costs of a community may exceed original estimates due to increased materials, labor or other expenses, which could make completion of the community uneconomical; occupancy rates and rents at a newly completed community are dependent on a number of factors, including market and general economic conditions, and may not be sufficient to make the community profitable; financing may not be available on favorable terms for the development of a community; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary land-use, building, occupancy and other required governmental permits and authorizations. The occurrence of any of the events described above could adversely affect ATLANTIC's ability to achieve its projected yields on communities under development or redevelopment.

 1996 ACQUISITION ACTIVITY

  ATLANTIC completed the acquisition of $171.7 million of operating communities, representing a total of 3,556 units, in 1996. These acquisitions are summarized below (dollar amounts in thousands):

                                                           TOTAL
                                                         EXPECTED    ACQUISITION
                                                 UNITS INVESTMENT(1)    DATE
                                                 ----- ------------- -----------
MID-ATLANTIC:
Charlotte, North Carolina:
  Cameron at Hickory Grove......................   202   $  8,392     04/10/96
Greenville, South Carolina:
  Cameron Court.................................   234     11,060     04/22/96
Memphis, Tennessee:
  Cameron Century Center........................   420     15,928     10/18/96
  Country Oaks..................................   200      8,484     09/05/96
Raleigh, North Carolina:
  Cameron Lake..................................   196      9,293     11/13/96
  Cameron Ridge.................................   228     10,131     10/17/96
  Emerald Forest................................   320     14,680     12/19/96
Washington, D.C.:
  West Springfield Terrace......................   244     16,210     09/30/96
                                                 -----   --------
    Total Mid-Atlantic.......................... 2,044   $ 94,178
                                                 -----   --------
SOUTH ATLANTIC:
Atlanta, Georgia:
  Balmoral Village..............................   312   $ 19,215     10/22/96
  Cameron Pointe................................   214     14,891     05/30/96
Ft. Lauderdale/West Palm Beach, Florida:
  Park Place at Turtle Run......................   350     15,714     04/22/96
  The Pointe at Bayberry Lake...................   308     17,021     05/29/96
Tampa, Florida:
  Cameron Bayshore..............................   328     10,712     12/20/96
                                                 -----   --------
    Total South Atlantic........................ 1,512   $ 77,553
                                                 -----   --------
      Total..................................... 3,556   $171,731
                                                 =====   ========

--------
(1) Represents cost, including budgeted renovations as of December 31, 1996.

  Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the cost of improvements to bring an acquired community up to standards established for the market position intended for that community will prove inaccurate, as well as general investment risks associated with any new real estate investment. Although ATLANTIC undertakes an evaluation of the physical condition of each new community before it is acquired, certain defects or necessary repairs may not be detected until after the community is acquired, which could significantly increase ATLANTIC's total acquisition costs.

RESULTS OF OPERATIONS

  Net earnings for the years ended December 31, 1996, 1995 and 1994 were $38.6 million, $19.6 million and $9.9 million, respectively. Net earnings increased $19.0 million in 1996 over 1995 and $9.7 million in 1995 over 1994.

 PROPERTY OPERATIONS

  At December 31, 1996, ATLANTIC had 19,241 operating multifamily units as compared to 15,823 operating multifamily units at December 31, 1995 and 11,990 operating multifamily units at December 31, 1994. The increased number of communities in operation resulted in increases in rental income ($34.1 million in 1996 over 1995 and $48.6 million in 1995 over 1994), rental expenses ($9.0 million in 1996 over 1995 and $12.6 million in 1995 over 1994), real estate taxes ($2.7 million in 1996 over 1995 and $4.0 million in 1995 over 1994), property management fees ($1.1 million in 1996 over 1995 and $1.9 million in 1995 over 1994) and depreciation ($4.9 million in 1996 over 1995 and $7.2 million in 1995 over 1994).

  During the period prior to a community being stabilized (see "Business-- ATLANTIC's Operating System--Acquisitions"), the REIT Manager and the property managers begin implementing expense controls, reconfiguring the resident mix, supervising renovations and implementing a strategy to increase rental income. The full benefits of the changes are not reflected until the communities are stabilized. As a result of high levels of acquisitions of operating communities since inception, 26.7% of ATLANTIC's operating multifamily communities, based on total expected investment cost, were classified as pre-stabilized at December 31, 1996 as compared to 25.7% at December 31, 1995 and 94.7% at December 31, 1994.

  Because ATLANTIC will be completing construction on its current development portfolio and acquiring additional operating communities in its target market, ATLANTIC anticipates increases in rental income and property-level expenses in subsequent periods.

  Cash provided by operating activities was $54.4 million in 1996, an increase of $14.6 million from the 1995 level of $39.7 million. Cash provided by operating activities in 1995 increased by $16.2 million from the 1994 level. These increases are primarily the result of the increased number of communities in operation.

 COMMUNITIES FULLY OPERATING THROUGHOUT BOTH PERIODS

  The following table presents the operating performance of ATLANTIC's 34 "same store" communities that were fully operational throughout 1996 and 1995. Operating expenses and net operating income have been adjusted for pre-stabilized versus stabilized accounting differences that result from capitalizing certain costs during the period after acquisition when a community is being repositioned and is classified as pre-stabilized and expensing those costs once repositioning is completed and the community is classified as stabilized. The same store communities consist of 9,458 units at a total expected investment cost of $496.5 million (38.1% of ATLANTIC's total portfolio) at December 31, 1996. A summary of the operating performance of the same store communities in 1996 is as follows:

                                                                   1996 COMPARED
                                                                      TO 1995
                                                                   -------------
   Collections growth.............................................      2.76%
   Operating expense decrease, as adjusted........................     -0.97%
   Net operating income growth, as adjusted.......................      4.88%
                                                                       1996
                                                                   -------------
   Average physical occupancy.....................................     95.32%
   Property operating expense ratio...............................     39.68%
   Average rental rate per unit...................................      $719
   Recurring capital expenditures per unit........................      $209

                                                             ANNUAL
                          AVERAGE ANNUAL AVERAGE ANNUAL   COLLECTIONS    SAME STORE
                             PHYSICAL       PHYSICAL         GROWTH      COMMUNITIES
                          OCCUPANCY 1996 OCCUPANCY 1995 (1996 OVER 1995) % BY MARKET
                          -------------- -------------- ---------------- -----------
MID-ATLANTIC:
Charlotte, North Caroli-
 na.....................      95.92%         95.96%           4.54%          3.09%
Greenville, South Caro-
 lina(1)................        --             --              --             --
Memphis, Tennessee(1)...        --             --              --             --
Nashville, Tennessee....      94.62          95.68            1.10           3.66
Raleigh, North Caroli-
 na.....................      95.72          94.64           -0.94           3.22
Richmond, Virginia......      94.71          96.17            2.90           3.93
Washington, D.C. .......      94.62          94.38            0.37           6.18
                              -----          -----           -----         ------
  Total Mid-Atlantic....      95.02%         95.32%           1.42%         20.08%
                              -----          -----           -----         ------
SOUTH ATLANTIC:
Atlanta, Georgia........      95.77%         96.31%           4.36%         42.21%
Birmingham, Alabama.....      92.25          95.40           -3.06           4.03
Ft. Lauderdale/West Palm
 Beach, Florida.........      94.72          95.00            0.15          11.35
Jacksonville, Florida...      97.04          96.25            5.12           2.46
Orlando, Florida........      95.06          95.05            3.64           6.72
Tampa/Ft.
 Myers/Sarasota,
 Florida................      95.78          95.24            3.21          13.15
                              -----          -----           -----         ------
  Total South Atlantic..      95.39%         95.72%           3.06%         79.92%
                              -----          -----           -----         ------
    Totals..............      95.32%         95.65%           2.76%        100.00%
                              =====          =====           =====         ======

--------
(1) ATLANTIC entered this market subsequent to January 1, 1995; therefore, there are no communities for the same store comparison.

  At January 1, 1994, ATLANTIC's portfolio consisted of only three pre-stabilized operating communities and, consequently, comparisons for fully operational communities between 1995 and 1994 are not meaningful.

 DEVELOPMENT DILUTION

  ATLANTIC's development activity is dilutive to net earnings and funds from operations in the short term, but is expected to add significantly to ATLANTIC's long-term performance as the developments reach stabilization in 1997 and subsequent years.

  During the construction period, the reduction to interest expense resulting from the capitalization of interest on units under construction is less than the operating income which could be earned on those expenditures if the community were complete and earning a stabilized return, thus resulting in dilution. Essentially, the return on investment during the construction period is equivalent to ATLANTIC's cost of funds.

  The lease-up phase commences when units are placed in service. During the lease-up phase, ATLANTIC's policy is to expense operating expenses (including pre-opening marketing expenses) and interest expense which during the construction period is capitalized. The operating expenses and the interest expense on such completed units will typically exceed rental revenues, due to less than break-even occupancy, thus resulting in dilution in the form of a "lease-up" deficit. These deficits are typically experienced for a period of two to four months after "first units" are placed in service.

  Development dilution begins to decline once occupancy increases and revenues from completed units exceed the operating expenses and interest expense associated with such completed units. However, the net operating income generated during this pre-stabilized period is less than the net operating income which would be earned if the community were stabilized. The time required to achieve stabilization generally ranges from six to twelve months after completion of construction.

 INTEREST EXPENSE

  The following summarizes ATLANTIC's interest expense (in thousands):

                                                        YEAR ENDED DECEMBER
                                                                31,
                                                       ------------------------
                                                        1996     1995     1994
                                                       -------  -------  ------
Mortgage.............................................. $ 9,484  $ 7,662  $3,363
Line of credit........................................  16,947   15,784   6,670
Capitalized interest.................................. (10,250)  (4,404)   (793)
                                                       -------  -------  ------
    Total interest expense............................ $16,181  $19,042  $9,240
                                                       =======  =======  ======

  Mortgage interest expense increased $1.8 million in 1996 as compared to 1995 and $4.3 million in 1995 as compared to 1994. These increases are the result of additional weighted-average mortgage debt outstanding.

  Line of credit interest expense increased $1.2 million in 1996 over 1995 and $9.1 million in 1995 over 1994. The increase in 1996 is primarily a function of an increase in the average outstanding balance ($204.3 million in 1996 as compared to $178.3 million in 1995) partially offset by a lower weighted-average daily interest rate (7.39% in 1996 as compared to 7.92% in 1995). The increase in 1995 is primarily a function of an increase in the average outstanding balance ($178.3 million in 1995 as compared to $65.6 million in 1994) and a higher weighted-average daily interest rate (7.92% in 1995 as compared to 7.34% in 1994). The increases were also affected by amortization of issuance costs and other loan-related costs.

  The increases in interest expense were offset by increases in capitalized interest of $5.8 million in 1996 over 1995 and $3.6 million in 1995 over 1994. These increases in capitalized interest are the result of ATLANTIC's increased development activity.

 REIT MANAGEMENT FEE PAID TO AFFILIATE

  The REIT Management fee paid by ATLANTIC increased by $3.5 million in 1996 over 1995 and $3.2 million in 1995 over 1994. Because the REIT Management fee fluctuates with the level of

ATLANTIC's cash flow calculated before the REIT Management fee, this increase is expected based upon the larger increases in revenues than expenses experienced by ATLANTIC during the year ended December 31, 1996. In the future, interest income recognized on the convertible mortgage notes received by ATLANTIC pursuant to the funding commitment agreement entered into as part of the Homestead transaction will not be included in the calculation of the REIT Management fee to be paid by ATLANTIC. Because this interest income is not included in cash flow for purposes of calculating the REIT Management fee, the REIT Management fee calculated as a percentage of ATLANTIC's funds from operations will decline as the convertible mortgage notes are funded and the related interest income increases. The REIT Management fee is described more thoroughly below under "--Liquidity and Capital Resources--REIT Management Agreement".

  Additionally, as ATLANTIC arranges fully amortizing, fixed rate, long-term unsecured debt, which it intends to arrange after achieving a substantial equity base and an investment-grade debt rating, the REIT Management fee will effectively decline in proportion to ATLANTIC's cash flow because regularly scheduled principal payments or their assumed equivalent are deducted from the cash flow amount on which the REIT Management fee is based. Currently, principal and principal reserve account payments on long-term mortgage debt are deducted in arriving at cash flow for purposes of calculating the REIT Management fee, thus reducing REIT Management fee expense. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares.

 GAINS ON DISPOSITIONS AND VALUATION OF LONG-LIVED INVESTMENTS

  ATLANTIC's strategy is to build its asset base through the development and acquisition of multifamily communities that will provide long-term growth in cash flow. ATLANTIC's real estate investments have been made with a view to effective long-term operation and ownership. ATLANTIC's "asset optimization strategy" is based on market research and is aimed at optimizing its portfolio composition. Under this strategy, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds therefrom, preferably through tax-deferred exchanges, into assets with better prospects for growth. As a result of this asset optimization strategy, ATLANTIC disposed of four operating communities aggregating 1,184 units in 1996. A gain was recognized on each disposition with the total gain aggregating $6.7 million on total proceeds of $67.2 million.

  The four communities that were disposed of in 1996 accounted for $3.6 million and $5.2 million of net operating income during 1996 and 1995, respectively. Each disposition was included in a tax-deferred exchange. At December 31, 1996, ATLANTIC held a portion of the proceeds from one of these dispositions aggregating $1.7 million in an interest-bearing escrow account. These funds were used in the acquisition of a land parcel in January 1997, completing the tax-deferred exchange. Two communities that ATLANTIC disposed of in 1995 accounted for $2.4 million of net operating income during 1995.

  Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of ("SFAS No. 121"), adopted by ATLANTIC effective January 1, 1996, establishes accounting standards for the review of long-lived assets to be held and used for impairment whenever the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. ATLANTIC did not recognize any losses on the date it adopted SFAS No. 121.

  Long-lived investments held and used are periodically evaluated for impairment and provisions for possible losses are made if required. As of December 31, 1996, such investments are carried at cost, which is not in excess of fair market value and no provisions for possible losses have been made. ATLANTIC recognized a provision for possible loss of $2.5 million in 1996 associated with a community that was being held for sale on December 31, 1996. The carrying value of this community at December 31, 1996 was $8.8 million. This community was not depreciated during the period in which it was held for sale. ATLANTIC disposed of this community in April 1997. This community accounted for $1.0 million, $1.0 million and $0.5 million of net operating income for 1996, 1995 and 1994, respectively. This income is included in ATLANTIC's earnings from operations in those years.

 HOMESTEAD TRANSACTION

  As more fully described under "--Liquidity and Capital Resources--Homestead Transaction" and "Certain Relationships and Transactions--Homestead Transaction", ATLANTIC sold its Homestead Village properties (one operating property and 25 properties under construction or in planning (or the rights to acquire such properties)) and paid $16.6 million in cash to Homestead on October 17, 1996 in exchange for 4,201,220 shares of Homestead common stock. ATLANTIC recognized a gain on the transaction of $2.8 million, net of expenses of $1.3 million. The Homestead transaction was treated as a sale for financial accounting purposes, but was treated as a contribution for tax purposes.

 EXTRAORDINARY ITEM--LOSS ON EARLY EXTINGUISHMENT OF DEBT

  In December 1996, ATLANTIC replaced its existing secured line of credit with an unsecured line of credit. Such early extinguishment of debt resulted in the write-off of unamortized loan costs of $3.9 million and is reflected as an extraordinary item in the statement of earnings for the year ended December 31, 1996.

ENVIRONMENTAL MATTERS

  ATLANTIC is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence procedures, ATLANTIC has conducted Phase I environmental assessments on each community prior to acquisition. The cost of complying with environmental regulations was not material to ATLANTIC's results of operations. ATLANTIC is not aware of any environmental condition on any of its communities that is likely to have a material adverse effect on ATLANTIC's financial position or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

  ATLANTIC considers its liquidity and ability to generate cash from operations and financings to be adequate and expects it to continue to be adequate to meet ATLANTIC's development, acquisition, operating, debt service, Homestead commitment and shareholder distribution requirements. At December 31, 1996, ATLANTIC had unfunded commitments for multifamily developments under construction of $95.9 million and unfunded commitments of $111.1 million in connection with the Homestead convertible mortgage notes described below.

 INVESTING AND FINANCING ACTIVITIES

  OVERVIEW. ATLANTIC's investment activities, which consisted primarily of acquiring and developing multifamily communities, used approximately $287.4 million, $235.1 million and $390.1 million of cash for 1996, 1995 and 1994, respectively.

  ATLANTIC's financing activities provided net cash flow of $230.9 million, $195.6 million and $372.6 million for 1996, 1995 and 1994, respectively. Combined proceeds from equity offerings of $229.1 million in 1996, $205.8 million in 1995 (net of Share repurchases) and $239.7 million in 1994 were the primary source of financing funds. Proceeds from line of credit borrowings, net of repayments, were $38.0 million in 1996, $37.0 million in 1995 and $153.0 million in 1994.

  ATLANTIC expects to finance construction, development and acquisition of multifamily communities primarily with cash on hand, borrowings under its line of credit and cash from future securities offerings. After it has achieved a substantial equity base and an investment-grade debt rating, ATLANTIC intends to arrange fully amortizing, fixed rate, 15-year to 25-year unsecured debt to finance additional acquisitions and developments. ATLANTIC believes that its current conservative ratio of long-term debt to total long-term undepreciated book capitalization (which was 17.4% at December 31, 1996) provides considerable flexibility to prudently increase its capital base by utilizing long-term debt as a financing tool in the future. Long-term undepreciated book capitalization is defined as the sum of long-term debt and shareholders' equity after adding back accumulated depreciation.

  1994 INVESTING AND FINANCING ACTIVITIES. ATLANTIC's investment strategy in 1994 focused on two components: the acquisition of a substantial base of existing operating communities to provide operating cash flow and the creation of an internal development process. During 1994, ATLANTIC acquired 40 operating communities, 31 of which were obtained in two large portfolio acquisitions. These 40 communities, located in 14 metropolitan areas, added 11,307 units to the portfolio for a total of 11,990 operating units. See the table of investment activity under "--Overview" above.

  ATLANTIC's investment in real estate during 1994 of approximately $600.3 million was financed through a combination of debt and equity. As partial payment for one of the portfolio acquisitions, ATLANTIC issued $100.0 million in Shares to the seller of the portfolio and subsequently repurchased certain of these Shares with proceeds from later equity offerings. Sales of Shares through a private placement raised an additional $239.7 million. Existing debt of $107.5 million associated with certain of the communities acquired was assumed by ATLANTIC. Additionally, ATLANTIC had net borrowings on its line of credit during 1994 of $153.0 million.

  1995 INVESTING AND FINANCING ACTIVITIES. In 1995, ATLANTIC acquired existing communities aggregating 3,961 units and disposed of two communities aggregating 596 units. Also in 1995, ATLANTIC began construction on 2,214 multifamily units. In the fourth quarter ATLANTIC completed construction on its first two internally developed multifamily communities, a 270-unit property in Charlotte, North Carolina and a 198-unit property in Birmingham, Alabama. See the table of investment activity under "--Overview" above.

  During 1995, ATLANTIC's net additional investment in real estate was $257.7 million bringing its total real estate investment at December 31, 1995 to $888.9 million. Sales of Shares generated the largest source of capital in 1995. ATLANTIC sold $205.8 million of Shares, net of Share repurchases, through two private placements. In connection with the acquisition of certain communities in 1995, ATLANTIC assumed $24.7 million in existing debt. Additional borrowings on its line of credit during 1995 aggregated $37 million.

  1996 INVESTING AND FINANCING ACTIVITIES. In 1996, ATLANTIC acquired operating communities aggregating 3,556 units and disposed of four communities aggregating 1,184 units. Also in 1996, ATLANTIC began construction on 2,815 multifamily units. In 1996, ATLANTIC completed construction on three internally developed multifamily communities (1,046 units), bringing the total of completed internally developed multifamily communities to five (1,514 units). See the table of investment activity under "--Overview" above.

  During 1996, ATLANTIC's net additional investment in real estate was $268.3 million bringing its total real estate investment at December 31, 1996 to $1.16 billion. Sales of Shares generated the largest source of capital in 1996.

  In 1996, ATLANTIC raised net proceeds of $119.1 million from a private placement of Shares. The private placement, which began in 1995, raised a total of $249.3 million, net of commissions and other expenses.

  ATLANTIC's initial public offering of Shares was completed on October 18, 1996. The proceeds from the sale, net of the underwriters' commissions and other expenses, were $110.0 million.

  In connection with the acquisition of certain communities in 1996, ATLANTIC assumed $17.9 million in existing debt. Additional borrowings on the line of credit during 1996 aggregated $38.0 million. At December 31, 1996, ATLANTIC's outstanding balance on its line of credit was $228.0 million.

  At February 28, 1997, ATLANTIC had 5,095 units under construction with a total budgeted development cost of $313.2 million of which $94.8 million was unfunded. In addition, ATLANTIC owned multifamily developments in planning at February 28, 1997 aggregating 1,260 units located in various target market cities with a total budgeted development cost of $83.8 million. ATLANTIC's multifamily developments under control at February 28, 1997 aggregated 1,808 units with a total budgeted development cost of $111.2 million. The foregoing developments are subject to a number of conditions, and ATLANTIC cannot predict with certainty that any of them will be consummated.

  HOMESTEAD TRANSACTION. On October 17, 1996, ATLANTIC sold its moderate-priced, purpose-built, extended-stay lodging facilities known as Homestead Village properties to Homestead. In the transaction, ATLANTIC sold one operating property and 25 properties under construction or in planning (or the rights to acquire such properties) and paid $16.6 million in cash (the "Homestead Assets"). In addition, ATLANTIC entered into a funding commitment agreement to provide secured financing of up to $111.1 million to Homestead for purposes of completing the development and construction of the properties sold in the transaction. The Homestead transaction was treated as a sale for financial accounting purposes, but was treated as a contribution for tax purposes.

  The transaction resulted in ATLANTIC receiving 4,201,220 shares of common stock of Homestead in exchange for the Homestead Assets and 2,818,517 warrants, each to purchase one share of Homestead common stock at $10.00 per share, in exchange for entering into the funding commitment agreement. On November 12, 1996, ATLANTIC distributed the Homestead common stock and warrants to its shareholders of record on October 29, 1996. ATLANTIC shareholders received 0.110875 shares of Homestead common stock and 0.074384 Homestead warrants per Share. ATLANTIC will receive up to $98.0 million of convertible mortgage notes from Homestead in exchange for funding up to $111.1 million under the funding commitment agreement. The difference between the amounts funded and the convertible mortgage notes received of $13.1 million (assuming full funding of the funding commitment) represents a mortgage note premium that will be amortized as a reduction to interest income over the term of the convertible mortgage notes.

  ATLANTIC realized a gain of $2.8 million, after deducting expenses associated with the transaction, representing the excess of the value of the Homestead common stock received over the recorded basis of the Homestead Assets. The Homestead warrants received represent a funding commitment fee which has been valued at $6.5 million. The conversion feature of the convertible mortgage notes has been valued at $6.9 million (assuming full funding of the funding commitment). These deferred credits will be amortized as an increase to interest income over the term of the convertible mortgage notes. ATLANTIC intends to fund this commitment through cash on hand, borrowings on its line of credit and sales of securities.

  The convertible mortgage notes received from Homestead will bear interest at 9% per annum, will be due October 2006, will not be callable until 2001 and will be convertible commencing March 31, 1997 at the option of the holder into one share of Homestead common stock for every $11.50 of principal amount outstanding. Upon full funding of ATLANTIC's convertible mortgage notes, its conversion rights would represent a 15.35% ownership in Homestead (assuming no further equity offerings by Homestead, conversion of all convertible mortgage notes and exercise of all outstanding warrants). The effective yield on the convertible mortgage notes, assuming conversion of all convertible mortgage notes and exercise of all outstanding warrants, is estimated to be 8.46%, after giving effect to the mortgage note premium, the funding commitment fee and the conversion value of the convertible mortgage notes. At December 31, 1996, no funds had been advanced pursuant to the funding commitment agreement and there were no convertible mortgage notes outstanding. ATLANTIC advanced $23.0 million under the funding commitment agreement through April 7, 1997 and $20.3 million of mortgage notes was outstanding on such date.

  ATLANTIC will deduct from net earnings the accretion of both the funding commitment fee and the conversion value of the convertible mortgage notes in calculating funds from operations. Therefore, the effective yield on the convertible mortgage notes for purposes of calculating funds from operations will be approximately 7.09% as compared to 8.46% for purposes of calculating net earnings.

  LINE OF CREDIT. ATLANTIC obtained a $200 million secured line of credit from MGT, as agent for a group of lenders, in June 1994. In June 1996, the line of credit was increased to $350 million. On December 18, 1996, ATLANTIC obtained a $350 million unsecured line of credit agreement from MGT that replaced the previous secured line of credit. Borrowings on the unsecured line of credit bear interest at prime or, at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375% as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997. ATLANTIC currently pays a commitment fee on the average unfunded line of credit balance of 0.1875%. If ATLANTIC achieves an investment-grade debt rating, the commitment fee on the average unfunded line of credit balance will range from 0.125% to 0.25% per annum, depending on the amount of undrawn commitments. The line of credit matures December 1998 and may be extended for one year with the approval of MGT and the other participating lenders.

  In August 1995, ATLANTIC entered into a swap agreement with Goldman Sachs Capital Markets, L.P. covering $100 million of borrowings under the line of credit, effectively mitigating a portion of its variable interest rate exposure. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC paid a fixed interest rate of 7.46% on the $100 million of borrowings through December 17, 1996 and 7.335% thereafter. A swap agreement with MGT took effect upon the expiration of the prior swap agreement on February 5, 1997 and provides for a fixed interest rate of 7.325% on $100 million of borrowings through February 5, 1998. The interest rate that ATLANTIC pays will be reduced if ATLANTIC achieves an investment-grade debt rating and will range from 6.95% to 7.2% depending on the debt rating achieved. ATLANTIC paid $0.3 million more in interest than it received under the swap agreement during 1996. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty; however, ATLANTIC believes the risk of loss is minimal.

  All debt incurrences under the line of credit are subject to certain covenants as more fully described in the loan agreement. Specifically, distributions for the preceding four quarters, excluding the Homestead Distribution, may not exceed 95% (97% for distributions made before December 31, 1996) of ATLANTIC's funds from operations (as defined in the credit agreement) for the preceding four quarters. ATLANTIC is in compliance with all such covenants.

  As of April 7, 1997, $289.5 million of borrowings were outstanding under the line of credit.

  MORTGAGE DEBT. At December 31, 1996, ATLANTIC had approximately $155.8 million of mortgages payable consisting of approximately $34.2 million of fixed rate conventional mortgage debt and approximately $121.6 million of mortgages that secure ten tax-exempt bond issues. This long-term mortgage debt, which is substantially fully amortizing, has a weighted-average interest rate of 6.95%, and provides ATLANTIC with favorable and conservative financial leverage on its investment in communities associated with such debt.

  Nine of ATLANTIC's ten tax-exempt bond issues have variable interest rates. All of the tax-exempt bond issues are included in a credit enhancement agreement with FNMA. Under the agreement with FNMA, ATLANTIC makes monthly principal payments, based upon a 30-year amortization, into a principal reserve account. To mitigate the variable interest rate exposure associated with these bond issues, ATLANTIC has entered into swap agreements. Under these swap agreements, ATLANTIC pays and receives interest on the aggregate principal amount of the underlying bonds outstanding, net of the amount held in the principal reserve account. These swap agreements effectively result in ATLANTIC paying interest at a fixed rate of 6.64% on these nine tax-exempt bond issues.

  ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

 AMOUNTS OF                                    FIXED
    BONDS                 TERM            INTEREST RATE(1)                  ISSUER
 ----------               ----            ----------------                  ------
$23.1 million  June 1995 to June 2002           6.48%      General Re Financial Products Corporation
 64.6 million  June 1995 to June 2005           6.74       Morgan Guaranty Trust Company of New York
  5.0 million  March 1996 to March 2006         6.18       Morgan Guaranty Trust Company of New York
 15.5 million  August 1996 to August 2006       6.51       Morgan Stanley Derivative Products Inc.
                                                ----
Weighted-average interest rate..........        6.64%
                                                ====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.

  To the extent the deposits in the principal reserve account with FNMA have not been used to redeem any of the outstanding bonds, ATLANTIC pays interest at the variable rates as provided by the mortgage agreements on that portion of bonds outstanding which is equivalent to the balance in the principal reserve fund ($1.1 million at December 31, 1996).

 DISTRIBUTIONS

  ATLANTIC's current distribution policy is to pay quarterly cash distributions to shareholders based upon what it considers to be a reasonable percentage of cash flow. Because depreciation is a non-cash expense, cash flow typically will be greater than earnings from operations and net earnings. Therefore, quarterly cash distributions will be higher than quarterly earnings, resulting in a reduction to shareholders' equity.

  Cash distributions paid on Shares in 1996, 1995 and 1994 were $1.65 per Share, $1.60 per Share and $1.20 per Share, respectively. Additionally in 1996, ATLANTIC made the Homestead Distribution, which was valued at $58.2 million.

  ATLANTIC paid a quarterly cash distribution of $0.42 per Share in each of the first three quarters of 1996. On November 12, 1996, the Homestead Distribution was made to shareholders of record on October 29, 1996. On December 16, 1996, in light of the Homestead transaction and ATLANTIC's initial public offering, ATLANTIC paid a reduced fourth quarter cash distribution of $0.39 per Share to shareholders of record on December 2, 1996.

  ATLANTIC announces the following year's projected annual distribution level after the Board's annual budget review and approval in December of each year. At its December 19, 1996 meeting, the Board announced a projected annual distribution level of $1.56 per Share for 1997 and declared a distribution of $0.39 per Share for the first quarter of 1997, which was paid on February 19, 1997. The payment of distributions is subject to the discretion of the Board and is dependent upon the financial condition and operating results of ATLANTIC.

 FUNDS FROM OPERATIONS

  Funds from operations represents ATLANTIC's net earnings computed in accordance with GAAP, excluding gains (or losses) from real estate transactions, provisions for losses, extraordinary items and depreciation. On January 1, 1996, ATLANTIC adopted NAREIT's new definition of funds from operations. Under this new definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to this new definition.

  In 1996, ATLANTIC sold its Homestead Assets to Homestead, as more fully described above under "--Homestead Transaction". Management believes that funds from operations for 1996 and 1995 should be adjusted to reflect the effects of the Homestead transaction on results of operations in order to be comparable. Accordingly, the table below also presents pro forma funds from operations, which have been calculated as if the Homestead transaction had occurred on January 1, 1995. ATLANTIC did not own any Homestead properties in 1994 and, therefore, 1994 funds from operations have not been adjusted. Management believes that the pro forma funds from operations information presented below provides a more meaningful comparison of 1996 and 1995; however, the pro forma funds from operations information is unaudited, does not give effect to or adjust for any other events (such as subsequent acquisitions and dispositions of communities or subsequent sales of Shares), and is not necessarily indicative of what actual funds from operations would have been if the Homestead transaction had occurred on January 1, 1995.

  Funds from operations and pro forma funds from operations were as follows (amounts in thousands):

                                             FOR THE YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                                1996        1995        1994
                                             ----------  ----------  ----------
Net earnings...............................  $   38,629  $   19,639  $    9,926
Add (Deduct):
  Depreciation.............................      20,824      15,925       8,770
  Gain on disposition of real estate.......      (6,732)        --          --
  Gain on sale of Homestead Assets.........      (2,839)        --          --
  Provision for possible loss on
   investments.............................       2,500         --          --
  Extraordinary item-loss on early
   extinguishment of debt..................       3,940         --          --
                                             ----------  ----------  ----------
Funds from operations......................      56,322      35,564      18,696
                                             ----------  ----------  ----------
Add (deduct) pro forma adjustments relating
 to the sale of Homestead:
  Reduction in rental income(1)............        (424)        --          --
  Reduction in rental expenses(1)..........         173         --          --
  Increase in interest expense(2)..........      (2,739)     (3,448)        --
  Other, net...............................          34          59         --
  REIT Management fee effect(3)............         475         542         --
                                             ----------  ----------  ----------
    Total pro forma adjustments............      (2,481)     (2,847)        --
                                             ----------  ----------  ----------
Pro forma funds from operations............      53,841      32,717      18,696
Cash distributions paid....................     (53,064)    (35,119)    (14,648)
                                             ----------  ----------  ----------
Excess (deficit) of pro forma funds from
 operations over cash distributions........  $      777  $   (2,402) $    4,048
                                             ==========  ==========  ==========
Weighted-average Shares outstanding (as
 adjusted for reverse Share split).........      32,028      21,944      12,227
                                             ==========  ==========  ==========

--------
(1) Represents the reduction in rental income and rental expenses that would have occurred had the Homestead property that commenced operations in 1996 been sold as of January 1, 1995.
(2) Represents the increase in interest expense due to (i) the reduction in capitalized interest that would have resulted from the sale of the Homestead Village properties under development and (ii) the increased borrowings necessary to fund the cash payment to Homestead upon closing of the Homestead transaction, as if these two items had occurred on January 1, 1995.
(3) Represents the decrease in REIT Management fee that would have resulted from the pro forma adjustments.

  Funds from operations should not be considered as an alternative to net income or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. Cash flow from financing activities is expected to be substantially equivalent to cash used in investing activities, as ATLANTIC utilizes revolving credit borrowings, to be refunded with sales of equity and long-term, fully amortizing unsecured debt securities, to fund its investment activities. ATLANTIC's policy is to expense, rather than capitalize, repairs and maintenance, including carpet and appliance replacements, in determining net income and funds from operations. Only major renovations, replacements or improvements with a substantial expected economic life (such as roofs, parking lots and additions) are capitalized. Therefore, the funds from operations measure presented by ATLANTIC may not be comparable to similarly titled measures of other REITs.

 REIT MANAGEMENT AGREEMENT

  ATLANTIC has a REIT management agreement (the "REIT Management Agreement") pursuant to which the REIT Manager provides management services to ATLANTIC. All officers of ATLANTIC are employees of the REIT Manager and ATLANTIC currently has no employees. The REIT Manager provides both strategic and day-to-day management of ATLANTIC, including research, investment analysis, acquisition, development, marketing, disposition of assets, asset management, due diligence, capital markets, legal and accounting services.

  The REIT Management Agreement requires ATLANTIC to pay an annual fee of 16% of cash flow as defined in the REIT Management Agreement, payable monthly. Cash flow is calculated by reference to ATLANTIC's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Directors of ATLANTIC (of which there were none in the periods reported), and (iii) 33% of any interest paid by ATLANTIC on convertible subordinated debentures (of which there were none in the periods reported); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) assumed principal and interest payments on senior unsecured debt treated as having regularly scheduled principal and interest payments like a 20-year level-payment, fully amortizing mortgage (of which there were none in the periods reported) and
(iii) distributions actually paid with respect to any non-convertible preferred stock (of which there were none in the periods reported). Cash flow does not include: (i) realized gains or losses from dispositions of investments, (ii) interest income from cash equivalent investments and the Homestead convertible mortgage notes and dividend and interest income from Atlantic Development Services, (iii) provisions for possible losses on investments and (iv) extraordinary items.

  The REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. The REIT Management fee aggregated $10.4 million, $6.9 million and $3.7 million for the years ended December 31, 1996, 1995 and 1994, respectively.

  Total real estate operating, interest, general and administrative costs will increase due to ATLANTIC's larger asset size, as well as unforeseen changes that may occur. REIT Management fees paid by ATLANTIC will increase if cash flow of ATLANTIC, as defined in the REIT Management Agreement, increases, including such increases that may relate to increases in ATLANTIC's assets. ATLANTIC does not expect its other operating costs and expenses to increase except as a result of inflation, market conditions or other factors over which the REIT Manager has no control. Operating costs for particular items, however, may be increased if they are expected to result in greater decreases in other expenses or increases in revenues from ATLANTIC's assets.

  ATLANTIC must reimburse the REIT Manager for third-party and out-of-pocket expenses relating to travel, transaction costs and similar costs relating to the acquisition, development or disposition of assets or the obtaining of financing for ATLANTIC and its operations. The REIT Manager will pay all of its own salary and other overhead expenses. ATLANTIC will not have any employee expense; however, it will pay all of the third-party costs related to its normal operations, including legal, accounting, travel, architectural, engineering, shareholder relations, independent Director fees and similar expenses, property management and similar fees paid on behalf of ATLANTIC, and travel expenses incurred in seeking financing, community acquisitions, community sales and similar activities on behalf of ATLANTIC and in attending ATLANTIC Board, committee and shareholder meetings. Under the REIT Management Agreement, the REIT Manager or any of its affiliates are not precluded from rendering services to other investors, including REITs, even if such investors compete with ATLANTIC. The REIT Manager is owned by ATLANTIC's largest shareholder and, consequently, the REIT Manager has no intention of rendering services to investors who compete with ATLANTIC.

  The REIT Management Agreement is renewable by ATLANTIC annually, subject to a determination by the independent Directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of ATLANTIC and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on ATLANTIC's results of operations cannot be predicted, other than that REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases.

  On March 24, 1997, Security Capital Group and ATLANTIC entered into the Merger Agreement. Pursuant to the Merger Agreement, Security Capital Group will cause the REIT Manager and SCG Realty Services to be merged into a newly formed subsidiary of ATLANTIC. As a result of the Merger, the employees of the REIT Manager and SCG Realty Services will become employees of ATLANTIC. For a more complete description of the Merger, see "The Merger Transaction".

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The Board reserves the right to make exceptions to ATLANTIC's policies described below for transactions when it believes that the transaction is in the best long-term interests of ATLANTIC and its shareholders. The Board may amend or revise ATLANTIC's policies from time to time without a vote of the shareholders of ATLANTIC.

INVESTMENT POLICIES

  Prospective community investments are analyzed pursuant to several underwriting criteria, including purchase price, competition and other market factors, and prospects for long-term growth in cash flow. ATLANTIC's investment decisions are based upon the expected contribution of the community to long-term cash flow growth on an unleveraged basis. The expected economic contribution is based on an evaluation of a community's stabilized operations, including an estimate of all cash revenues from leases and other revenue sources, minus expenses incurred in operating the community (including real estate taxes, insurance, maintenance, turnover costs (such as carpet and appliance replacement), personnel costs and utility charges, but excluding depreciation, debt service and amortization of loan costs) and a reserve for capital expenditures.

  It is ATLANTIC's policy to generally limit its investments such that (i) no more than 10% of its assets are invested in land held for development other than land under development or where development is in planning, (ii) ATLANTIC will not be treated as an investment company under the Investment Company Act of 1940 and (iii) ATLANTIC will not invest in mortgage loans, other than mortgage loans to third-party owner/developers in connection with the development of multifamily communities that are contractually required to be sold to ATLANTIC upon completion or convertible mortgage loans to Homestead or mortgage loans to entities in which ATLANTIC owns a substantial majority of the economic interest and other than convertible mortgage loans where the Board believes that such loans are in the best long-term interests of ATLANTIC and its shareholders.

  ATLANTIC's strategy includes the development of industry-leading, moderate income multifamily communities designed for the largest renter groups. Long term, ATLANTIC believes that development will contribute as much, or more, to its earnings growth than acquisitions.

  While the current policy of ATLANTIC is to make equity investments in multifamily communities exclusively, ATLANTIC may invest in other real estate interests consistent with its qualification as a REIT. A change in this policy could occur, for example, if ATLANTIC concludes that it may benefit from the cash flow or any appreciation in the value of the community arising through convertible mortgage investment.

  Subject to the gross income and asset tests necessary for REIT qualification, ATLANTIC may also invest in securities of other entities engaged in real estate activities or securities of other issuers. See "Federal Income Tax Considerations--Taxation of ATLANTIC". ATLANTIC does not currently intend to invest in the securities of other issuers except in connection with acquisitions of indirect interests in communities (normally, general or limited partnership interests in special purpose partnerships controlled by ATLANTIC and owning multifamily communities and except for preferred stock of entities in which ATLANTIC has a substantial majority of the economic interest).

FINANCING POLICIES

  ATLANTIC does not intend to incur long-term, floating rate debt other than in connection with property acquisitions in which the debt assumed is impracticable to prepay or is tax-exempt debt. Because its assets are largely long-term, ATLANTIC's debt is expected to be unsecured long-term, fixed rate, fully amortizing debt. ATLANTIC has an unsecured line of credit for the purpose of facilitating investment in developments and acquisitions as well as for working capital. ATLANTIC may also determine to issue securities senior to the Shares, including preferred stock and debt securities (either of which may be convertible into Shares or be accompanied by warrants to purchase Shares). ATLANTIC's financing policies are to replace line of credit borrowings with the proceeds of equity offerings or unsecured long-term, fixed rate, fully amortizing debt.

  The proceeds of any borrowings by ATLANTIC may be used to pay distributions, to provide working capital, to pay existing indebtedness or to finance acquisitions, expansions or development of new multifamily communities.

CONFLICT OF INTEREST POLICIES

  ATLANTIC does not intend to engage in principal transactions with officers and Directors or to engage independent Directors to provide services to ATLANTIC. In addition, transactions with the REIT Manager and its affiliates are significantly restricted and must be reviewed and approved by a majority of independent Directors. ATLANTIC will not borrow from or make loans to affiliates, other than mortgage loans to entities in which ATLANTIC owns a substantial majority of the economic interest, convertible mortgage loans to Homestead or convertible mortgage loans where the Board believes that such loans are in the best long-term interests of ATLANTIC and its shareholders. With a view to resolving potential conflicts of interest and protecting the interests of ATLANTIC's shareholders against such possible conflicts, ATLANTIC's Charter requires that a majority of the Board be independent Directors.

POLICIES APPLICABLE TO THE REIT MANAGER AND OFFICERS AND DIRECTORS OF ATLANTIC

  The REIT Manager has agreed in writing not to engage in any principal transaction with ATLANTIC, including but not limited to purchases, sales or leases of communities or borrowing or lending of funds, except for transactions approved by a majority of the independent Directors not otherwise interested in such transaction as being fair and reasonable to ATLANTIC and on terms and conditions not less favorable to ATLANTIC than those available from unaffiliated third parties. The Homestead transaction would have been prohibited by the terms of the REIT Management Agreement;

the REIT Manager and ATLANTIC waived the prohibition and ATLANTIC's shareholders approved the transaction. In addition to the requirements described above, ATLANTIC will not engage in such transactions unless the independent Directors believe that any such transaction is in the long-term best interests of ATLANTIC and its shareholders. The sole activity of the REIT Manager is advising ATLANTIC.

  The REIT Management Agreement permits affiliates of the REIT Manager to provide property management and other services to ATLANTIC for compensation. The fees charged for such services must be comparable to fees that would be charged by unaffiliated, qualified third parties. Any property management fees are reviewed annually by the Board and must be approved by a majority of the independent Directors.

  With certain exceptions, officers and employees of the REIT Manager spend all of their time on ATLANTIC's affairs. In the future, certain officers or employees may be transferred to or from other affiliates of the REIT Manager, consistent with REIT Management's plan for management depth and orderly succession. See "The Merger Transaction--Relationship with Security Capital Group After the Merger".

  ATLANTIC does not intend to issue options or warrants to the REIT Manager or its employees; however, in the event that ATLANTIC becomes an internally managed REIT, ATLANTIC intends to adopt an employee incentive plan under which options may be granted to employees, subject to Board and shareholder approval. See "The Merger Transaction".

  Under the law of Maryland (where ATLANTIC is incorporated), each Director is obligated to offer to ATLANTIC any opportunity (with certain limited exceptions) which comes to him or her and which ATLANTIC could reasonably be expected to have an interest in developing. In addition, under Maryland law, a contract or other transaction between ATLANTIC and a Director or between ATLANTIC and another corporation or entity in which a Director of ATLANTIC is a director or has a material financial interest is not void or voidable solely because of such interest or the presence of the Director at the meeting at which the contract or transaction is approved or the Director's vote in favor thereof, if (a) the contract or transaction is approved or ratified, after disclosure of the common directorship or interest, by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum, or by a majority of the votes cast by disinterested stockholders, or (b) the contract or transaction is fair and reasonable to ATLANTIC.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  ATLANTIC may, but does not presently intend to, make investments other than as previously described. All investments will be primarily related to multifamily communities and the management and development thereof. The Board has authority to reclassify unissued Shares into senior securities, to offer Shares or other securities and, subject to certain restrictions, to repurchase or otherwise reacquire Shares or any other securities and may engage in such activities in the future. ATLANTIC's policy is not to make loans to its officers or directors or to the REIT Manager; however, in the event that ATLANTIC becomes an internally managed REIT, ATLANTIC may (i) adopt an employee incentive plan, under which loans may be made to employees to purchase Shares, subject to Board and shareholder approval, and (ii) make relocation and other loans to employees, subject to Board approval. See "The Merger Transaction". ATLANTIC may in the future make loans to partnerships and joint ventures in which it participates in order to meet working capital needs. ATLANTIC has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and does not intend to do so. ATLANTIC does not intend to engage in the purchase or sale of investments (other than acquisition or disposition of communities in accordance with the REIT rules and ATLANTIC's investment policies) and may on a selected basis in the future offer securities in exchange for communities. ATLANTIC intends to make annual and quarterly reports to shareholders. The annual reports will contain audited financial statements.

  At all times, ATLANTIC intends to make investments in such a manner as to be consistent with the requirements of the Code for ATLANTIC to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board determines that it is no longer in the best interests of ATLANTIC to qualify as a REIT.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  In addition to the transactions with affiliates described elsewhere in this Prospectus, ATLANTIC has entered into the following transactions:

REIT MANAGEMENT AGREEMENT

  Pursuant to the REIT Management Agreement, the REIT Manager assumed the day-to-day management of ATLANTIC. The REIT Manager is owned by Security Capital Group, which currently beneficially owns 56.9% of the outstanding Shares (51.4% after the Offering). The REIT Manager's sole business and principal occupation since its formation in October 1993 is advising ATLANTIC. The services provided or coordinated by the REIT Manager include strategic and day-to-day management, research, investment analysis, acquisition and due diligence, multifamily community development, asset management, capital markets, asset disposition, legal and accounting services. All such services are included in the REIT Management fee, including capital markets and development services, which most REITs capitalize (or, in the case of capital markets, deduct from proceeds). The REIT Management fee is paid monthly and was $10.4 million for the year ended December 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--REIT Management Agreement". See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly-formed subsidiary of ATLANTIC in exchange for Shares.

SECURITY CAPITAL GROUP INVESTOR AGREEMENT

  ATLANTIC and Security Capital Group are parties to an Investor Agreement, dated as of October 28, 1993 (the "Investor Agreement"), which required Security Capital Group to purchase $21.5 million in Shares, subject to certain conditions. The Investor Agreement, among other things, requires ATLANTIC to obtain Security Capital Group's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase price exceeds $5 million. The Investor Agreement also provides that, so long as Security Capital Group owns at least 10% of the outstanding Shares, ATLANTIC may not increase the Board to more than seven members. Security Capital Group is entitled to designate one or more persons as Directors, and ATLANTIC is obligated to use its best efforts to cause the election of such persons, as follows: (i) so long as Security Capital Group owns at least 10%, but less than 20%, of the outstanding Shares, it is entitled to nominate two persons; and (ii) so long as Security Capital Group owns at least 20% of the outstanding Shares, it is entitled to nominate three persons. See "The Merger Transaction--Relationship with Security Capital Group After the Merger" for a description of the revised investor agreement which would replace the current Investor Agreement if the Merger is consummated.

SHAREHOLDERS' AGREEMENT

  To facilitate ATLANTIC's acquisition of certain communities from Laing, Security Capital Group granted Laing certain rights to require Security Capital Group to purchase Laing's Shares at pre-agreed prices. ATLANTIC assumed Security Capital Group's first put obligation for 2,500,000 Shares and on March 31, 1995 purchased such Shares from Laing at $22.00 per Share. In exchange for ATLANTIC's assumption of the first put obligation, Security Capital Group purchased $94.8 million of Shares at $22.00 per Share from ATLANTIC in a private offering. In November 1995, ATLANTIC assumed Security Capital Group's second put obligation for 1,250,000 Shares at $23.136 per Share. In exchange for ATLANTIC's assumption of the second put obligation, Security Capital Group

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

purchased 1,250,000 Shares at a price of $23.136 per Share and purchased an additional $21.1 million of Shares at $23.00 per Share in a private offering. Security Capital Group's purchase under the third put obligation of 1,250,000 Shares (representing all Shares owned by Laing) at $24.53 per Share occurred on July 1, 1996.

PROPERTY MANAGEMENT COMPANY

  Commencing May 12, 1994, SCG Realty Services, an affiliate of the REIT Manager, began providing property management services for certain of ATLANTIC's communities. The agreement terminates September 30, 1997, subject to earlier termination by ATLANTIC on 30 days' notice, is renewable annually upon approval of ATLANTIC's independent Directors and contemplates a fee to SCG Realty Services of 3.5% per annum of community revenues for communities located in Atlanta and Washington, D.C. markets and 3.75% per annum of community revenues for all other communities, paid monthly, which was $4.2 million for the year ended December 31, 1996. The REIT Manager anticipates that SCG Realty Services will manage additional ATLANTIC properties in the future. Any management contracts executed with SCG Realty Services are expected to be at market rates. See "Business--ATLANTIC's Operating System-- Property Management". See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital Group to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares.

HOMESTEAD TRANSACTION

  In March 1996, the Board began considering ways for ATLANTIC to maximize shareholder value with respect to its Homestead Village properties. In May 1996, ATLANTIC, PTR, Security Capital Group and Homestead entered into a merger agreement, pursuant to which each of ATLANTIC, PTR and Security Capital Group agreed to sell, through a series of merger transactions, all of their respective assets relating to Homestead Village properties to Homestead, and ATLANTIC and PTR agreed to enter into funding commitment agreements (see "-- Funding Commitment Agreement"). ATLANTIC's and PTR's respective shareholders approved the Homestead transaction on September 13, 1996 and September 12, 1996, respectively, and the closing of the Homestead transaction occurred on October 17, 1996, which resulted in ATLANTIC (a) owning 4,201,220 shares of Homestead common stock, (b) owning 2,818,517 warrants to purchase one share of Homestead common stock at $10.00 per share, (c) owning up to $98.0 million in convertible mortgage notes as described below (see "--Funding Commitment Agreement") and (d) providing a cash payment of $16.6 million to Homestead on the closing date. The $16.6 million payment was required because ATLANTIC's Homestead Village properties, only one of which was operating, were in earlier stages of development than PTR's Homestead Village properties, therefore, ATLANTIC had not funded the same percentage of total costs as PTR. The payment also assured that ATLANTIC received all of its shares of Homestead common stock at the closing of the transaction rather than in smaller increments over time as funds are expended to complete the properties contributed by ATLANTIC. ATLANTIC distributed the Homestead common stock and warrants which it received to its shareholders pro rata in the Homestead Distribution on November 12, 1996. Each holder of record of a Share on October 29, 1996 received 0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock.

FUNDING COMMITMENT AGREEMENT

  Pursuant to a funding commitment agreement entered into at the closing of the Homestead transaction, ATLANTIC agreed to make mortgage loans to Homestead of up to $111.1 million, which amount was anticipated to be sufficient to complete the development of the Homestead Village facilities contributed by ATLANTIC. ATLANTIC received 2,818,517 warrants, each to purchase one share of Homestead common stock, in exchange for its entering into the funding commitment agreement, which ATLANTIC subsequently distributed pro rata to its shareholders in the Homestead Distribution. Each Homestead warrant is exercisable at $10.00 per share and expires October 27,

1997. The exercise price was determined based on the overall structure of the Homestead transaction and, in particular, considering Homestead's future capital needs and a desire to provide liquidity to ATLANTIC's shareholders with respect to their warrants. ATLANTIC will receive convertible mortgage notes in respect of fundings under the funding commitment agreement in stated amounts of up to $98.0 million. The effect of these provisions of the funding commitment agreement is that ATLANTIC will fund $1,133,535 for each $1,000,000 principal amount of convertible mortgage loans. The convertible mortgage loans will be recorded for financial reporting purposes at a premium of approximately $13.1 million which will be amortized and recorded as an adjustment to interest income over the ten-year term of the mortgage loans using the effective interest method. The relative ownership percentages of ATLANTIC, PTR and Security Capital Group in Homestead were determined based upon the relative value of the contributed assets assuming that all of the properties to be contributed had been developed and were fully operational. ATLANTIC agreed to fund convertible mortgages to provide for the development of the Homestead Village properties and to achieve its ownership allocations. The funded amount of ATLANTIC under the convertible mortgages therefore was in an amount that was anticipated, pursuant to development budgets, to be sufficient to complete the development of the Homestead Village properties contributed by ATLANTIC. The difference between the funded amount and the stated amount of the convertible mortgage loans arose because the rate of return on the existing Homestead Village facilities contributed by PTR was projected to exceed the rate of return on the Homestead Village facilities contributed by ATLANTIC and PTR to Homestead which were under construction or in pre-development planning. This expected difference in the rates of return arose because, as of July 1, 1996, PTR was expected to have 28 Homestead Village facilities in operation and generating income, while ATLANTIC was expected to have none and the average property development costs for the existing PTR Homestead Village properties, on balance, were expected to be less than those for the ATLANTIC and PTR Homestead Village properties projected to be built in the future because a large portion of the existing PTR Homestead Village properties were in planning or under development during 1992 and 1993 when land prices and construction costs were less than they were when the transaction was negotiated and were anticipated to be over the next 18 months. Because of the foregoing factors, and as a result of Homestead's desire to issue a single class of convertible mortgage notes bearing a 9% per annum interest rate, the stated amounts of the convertible mortgage notes were adjusted to provide an effective yield (after giving effect to the premium due to the issuance of the Homestead warrants and the convertibility of the mortgage notes) to each of ATLANTIC (8.46% on a fully funded basis) and PTR (12.42% on a fully funded basis) that was reflective of the relative rates of return anticipated to be realized on all of the facilities contributed by ATLANTIC and PTR, respectively. The obligation of ATLANTIC is limited to a specific dollar amount for each property identified in the funding commitment agreement. Upon any determination by Homestead to commence development of a property identified in the funding commitment agreement, Homestead is required to notify ATLANTIC and ATLANTIC is required to fund up to the full amount of its obligation with respect to such property. Homestead is required to endeavor in good faith to complete the development of such property consistent with the development plans for such property. Each mortgage note issued by Homestead pursuant to the funding commitment agreement is convertible into shares of Homestead common stock on the basis of one share of Homestead common stock for every $11.50 of principal outstanding on the mortgage loan. The obligation of Homestead to call for funding of, and the obligation of ATLANTIC to provide funding for, the mortgage loans expire on March 31, 1998, except with respect to properties for which Homestead has given notice that it intends to develop. Interest on the mortgage notes accrues at the rate of 9% per annum on the unpaid principal balance, payable every six months. The mortgage notes are scheduled to mature on October 31, 2006, and are not callable until October 27, 2001. Homestead has pledged the assets being contributed by ATLANTIC as collateral for the mortgage loans being made by ATLANTIC. At December 31, 1996, no funds had been advanced pursuant to the funding commitment agreement and there were no convertible mortgage notes outstanding. ATLANTIC advanced $23.0 million under the funding commitment agreement through April 7, 1997 and $20.3 million of mortgage notes was outstanding on such date.

PROTECTION OF BUSINESS AGREEMENT

  ATLANTIC entered into a protection of business agreement with Homestead at the closing of the Homestead transaction which prohibits ATLANTIC and its affiliates from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily properties. The agreement does not prohibit ATLANTIC from: (i) owning securities of Homestead;
(ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in a business other than owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or Security Capital Group; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden-style multifamily properties; and (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden-style multifamily properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from ATLANTIC, PTR or Security Capital Group or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than ATLANTIC, PTR or Security Capital Group or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's board of directors. Subject to earlier termination pursuant to the preceding sentence, the protection of business agreement will terminate on October 17, 2006.

HOMESTEAD INVESTOR AGREEMENT

  ATLANTIC entered into an investor and registration rights agreement with Homestead at the closing of the Homestead transaction pursuant to which ATLANTIC is entitled to designate one person for nomination to the Homestead board of directors, and Homestead will use its best efforts to cause the election of such nominee, until March 31, 1998 and for so long thereafter as ATLANTIC has the right to convert in excess of $20.0 million in principal amount of loans made pursuant to its funding commitment agreement. Such nominee may, but need not, include the same person(s) nominated by Security Capital Group pursuant to Security Capital Group's investor agreement with Homestead. In addition, Homestead has granted to ATLANTIC registration rights with respect to the distribution of all of the shares of Homestead common stock issuable upon conversion of the convertible mortgage notes. Prior to October 22, 1997, ATLANTIC may request one registration of those shares of Homestead common stock which are issued upon conversion of any or all of the convertible mortgage notes during such one-year period and which it intends to distribute to its stockholders. After such one-year anniversary, ATLANTIC may request three additional registrations pursuant to Rule 415 promulgated under the Securities Act of all shares of Homestead common stock issued or issuable upon conversion of the convertible mortgage notes. Such registration, except for the fees and disbursements of counsel to ATLANTIC, shall be at the expense of Homestead.

DEVELOPMENT AGREEMENT

  ATLANTIC and Hanover Realty Services Inc. ("Hanover") are parties to several development agreements, in connection with the acquisition and development of six communities. In consideration for Hanover's development of these communities the development agreements provide that ATLANTIC will make certain earnout payments to Hanover either in the form of cash, Shares or shares of Security Capital Group's common stock, as determined in the sole discretion of Hanover. The amount of such payments shall be determined on a per site basis and shall be a percentage of the amount by which annualized net operating income, capitalized at a rate as provided by the agreement, exceeds the total actual project costs. In February 1997, Hanover was paid $0.8 million with respect to one community. The aggregate amount of such earnout amounts for the five remaining communities cannot exceed $5.8 million. Hanover was not entitled to receive any earnout payments at February 28, 1997 on the five remaining communities.

OTHER TRANSACTIONS WITH AFFILIATES

  In ATLANTIC's March through June 1995 private offering, Security Capital Group purchased $94.8 million of Shares at $22.00 per Share. In ATLANTIC's December 1995 through May 1996 private offering, Security Capital Group purchased an aggregate of $50 million of Shares, $21.1 million of which were purchased at $23.00 per Share (which was the price per Share paid by other investors in the offering) and $28.9 million of which were purchased at $23.136 per Share. See "--Shareholders' Agreement". In ATLANTIC's October 1996 initial public offering, Security Capital Group purchased $10 million of Shares at $24.00 per Share. Except as described above, all subscriptions were made on the same terms and at the same times as made available to other investors.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of April 7, 1997, the beneficial ownership of Shares for (i) each person known to ATLANTIC to be the beneficial owner of more than 5% of ATLANTIC's Shares, (ii) each Director of ATLANTIC and
(iii) all Directors and executive officers of ATLANTIC as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

                NAME AND ADDRESS               NUMBER OF SHARES    PERCENT OF
              OF BENEFICIAL OWNER             BENEFICIALLY OWNED   ALL SHARES
              -------------------             ------------------   ----------
   Security Capital Group Incorporated ......     21,545,669(1)       56.9%
     125 Lincoln Avenue
     Santa Fe, NM 87501
   Ameritech Pension Trust ..................      2,223,320(2)        5.9
     Ameritech Corporation
     225 West Randolph Street
     HQ-13A
     Chicago, IL 60606
   General Motors Investment Management
    Corporation..............................      2,173,913(3)        5.7
     767 Fifth Avenue
     New York, NY 10153
   Manuel A. Garcia III......................         11,000(4)          *
     P.O. Box 2066
     Davgar Restaurants, Inc.
     Winter Park, FL 32790
   Ned S. Holmes ............................         58,500(4)(5)       *
     Parkway Investments/Texas, Inc.
     55 Waugh Drive
     Houston, TX 77007
   Constance B. Moore........................         11,600             *
     Six Piedmont Center
     Atlanta, GA 30305
   James C. Potts............................         13,050             *
     Six Piedmont Center
     Atlanta, GA 30305
   John M. Richman...........................         11,000(4)          *
     Wachtell, Lipton, Rosen & Katz
     227 West Monroe Street, Suite 4825
     Chicago, IL 60606
   All Directors and executive officers as a
    group
    (9 persons)..............................        105,150             *

--------
*  Less than 1%

(1) These Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group, and are pledged to secure Security Capital Group's $300 million revolving line of credit facility with a syndicate of banks. As of April 7, 1997, there were no outstanding borrowings under the line of credit. The line of credit is also secured by securities owned by Security Capital Group of PTR, SCI, Homestead and Security Capital U.S. Realty, an entity based in Luxembourg which invests in real estate operating companies in the United States. Security Capital Group estimates that the aggregate market value of the pledged securities exceeded $2.8 billion as of April 7, 1997. Security Capital Group was in compliance with all covenants under the line of credit at December 31, 1996.
(2) This information is based on a Schedule 13G dated February 14, 1997. According to the Schedule 13G, the Shares were not acquired for the purpose of changing or influencing the control of ATLANTIC.
(3) 1,956,522 of these Shares are owned by the General Motors Hourly-Rate Employees Pension Trust and 217,391 of these Shares are owned by the General Motors Salaried Employees Pension Trust.
(4) Includes 1,000 Shares each for Messrs. Garcia, Holmes and Richman which are issuable upon exercise of Options granted under the Outside Directors Plan. See "REIT Management--Outside Directors Plan".
(5) Mr. Holmes directly owns 2,500 of these Shares. Mr. Holmes may be deemed to beneficially own 55,000 of these Shares which are owned by Mr. Holmes' wife and children and by Holmes Family Venture Ltd., a family entity with respect to which Mr. Holmes shares voting and dispositive power.

                             DESCRIPTION OF STOCK

  The following summary of the terms of the stock of ATLANTIC does not purport to be complete and is subject to and qualified in its entirety by reference to ATLANTIC's Charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

GENERAL

  The authorized stock of ATLANTIC consists of 250,000,000 Shares. The Board may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. No holder of any class of stock of ATLANTIC will have any preemptive right to subscribe to any securities of ATLANTIC except as may be granted by the Board pursuant to an agreement between ATLANTIC and a shareholder. Under Maryland law, shareholders are generally not liable for ATLANTIC's debts or obligations solely as a result of their status as shareholders. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors--Limitations on Acquisition of Shares and Change in Control", "Certain Relationships and Transactions--Security Capital Group Investor Agreement" and "Certain Provisions of Maryland Law and of ATLANTIC's Charter and Bylaws".

  The transfer agent and registrar for the Shares is The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021.

COMMON STOCK

  The outstanding Shares are fully paid and nonassessable. Each Share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of Directors. Shareholders do not have the right to cumulate their votes in the election of Directors, which means that the holders of a majority of the outstanding Shares can elect all of the Directors then standing for election. Shareholders are entitled to such distributions as may be authorized from time to time by the Directors out of assets legally available therefor. ATLANTIC's current distribution policy is to pay quarterly distributions to shareholders based on a reasonable percentage of funds from operations. ATLANTIC paid no distributions in 1993. ATLANTIC has paid consecutive distributions of $0.30 per Share for 1994 quarters, $0.40 per Share for 1995 quarters and $0.42 per Share for the first three quarters of 1996.

  On November 12, 1996, the Homestead Distribution was made to shareholders of record on October 29, 1996. On December 16, 1996, in light of the Homestead transaction and ATLANTIC's initial public offering, ATLANTIC paid a fourth quarter 1996 distribution of $0.39 per Share. On February 19, 1997, ATLANTIC paid a distribution of $0.39 per Share. See "Price Range of ATLANTIC Shares and Distributions".

  In the event of any liquidation, dissolution or winding-up of the affairs of ATLANTIC, holders of Shares will be entitled, subject to the preferential rights of holders of preferred stock, if any, to share ratably in the assets of ATLANTIC remaining after provision for payment of liabilities to creditors.

  Subject to the provisions of ATLANTIC's Charter regarding the restriction on transfers of Shares, all Shares have equal distribution, liquidation and other rights, and shall have no preference, preemptive, conversion or exchange rights.

PREFERRED STOCK

  The Board is empowered by ATLANTIC's Charter, without the approval of shareholders, to classify or reclassify any unissued shares of ATLANTIC's stock from time to time. Prior to the issuance of any such stock, the Board is required to set, subject to the provisions of ATLANTIC's Charter regarding the restriction on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of ATLANTIC and may adversely affect the voting and other rights of shareholders. No shares of preferred stock are outstanding and ATLANTIC has no present plans to issue any preferred stock other than as contemplated by the Rights Agreement (as defined below).

PURCHASE RIGHTS

  On March 12, 1996, the Board declared a dividend of one Purchase Right for each Share outstanding at the close of business on March 12, 1996 (the "Rights Record Date") to the holders of Shares of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional Shares issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Purchase Right for each such additional Share. Each Purchase Right entitles the registered holder under certain circumstances to purchase from ATLANTIC two one-hundredths of a Participating Preferred Share of ATLANTIC at a price of $40 per one one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of March 12, 1996 between ATLANTIC and The First National Bank of Boston, as rights agent (the "Rights Agreement").

  The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earliest to occur of: (1) 10 business days following a public announcement that a person or group of affiliated or associated persons (excluding Security Capital Group) has acquired beneficial ownership of 20% or more of the outstanding Shares (thereby becoming an "Acquiring Person"), (2)

15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons (excluding Security Capital Group) of 25% or more of the outstanding Shares or
(3) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of filing by any person of, or the first public announcement of the intention of any person to file, any application, request, submission or other document with any federal or state regulatory authority seeking approval of, attempting to rebut any presumption of control upon, or otherwise indicating an intention to enter into, any transaction or series of transactions the consummation of which would result in any person (other than Security Capital Group) becoming the beneficial owner of 25% or more of the outstanding Shares, other than a transaction in which newly issued Shares are issued directly by ATLANTIC to such person (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the Share certificates outstanding as of the Rights Record Date, until the Rights Distribution Date, the Purchase Rights will be evidenced by such Share certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new Share certificates issued after the Rights Record Date upon transfer or new issuance of Shares will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

  The Purchase Rights will expire on March 12, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by ATLANTIC, in each case as described below.

  The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

  Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1.00 per share but will be entitled to an aggregate distribution of 50 times the distribution declared per Share. Each Participating Preferred Share will have 50 votes, voting together with the Shares. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share, plus an amount equal to all accrued and unpaid dividends thereon, but will be entitled to an aggregate payment of 50 times the payment made per Share. In the event of any merger, consolidation or other transaction in which Shares are exchanged, each Participating Preferred Share will be entitled to receive 50 times the amount received per Share. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one one-hundredth of a Participating Preferred Share. The Participating Preferred Shares will be protected by customary antidilution provisions.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of Shares having a market value (determined in

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accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of Shares upon exercise of Purchase Rights, the Board may, under certain circumstances, and if there is an insufficient number of Shares authorized but unissued to permit the exercise in full of the Purchase Rights, the Board is required to, take such action as may be necessary to cause ATLANTIC to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Shares which otherwise would have been issuable upon exercise of Purchase Rights.

  In the event that, after any person or group becomes an Acquiring Person, ATLANTIC is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Shares, the Board may exchange the Purchase Rights (other than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one Share (or one one-hundredth of a Participating Preferred Share) per Purchase Right (subject to adjustment).

  As soon as practicable after a Rights Distribution Date, ATLANTIC is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

  At any time prior to the time a person or group of persons becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $0.01 per Purchase Right (the "Redemption Price") payable in cash, Shares or any other form of consideration deemed appropriate by the Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

  The terms of the Purchase Rights may be amended by the Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights.

  The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire ATLANTIC on terms not approved by its Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Board since the Purchase Rights may be redeemed by ATLANTIC at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Shares. The form of Rights Agreement specifying the terms of the Purchase Rights has been incorporated by reference into the registration statement of which this Prospectus forms a part and is incorporated herein by reference. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms.

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RESTRICTION ON SIZE OF HOLDINGS OF SHARES

  ATLANTIC's Charter contains certain restrictions on the number of shares of ATLANTIC's stock that individual shareholders may own. For ATLANTIC to qualify as a REIT under the Code, no more than 50% in value of the shares of ATLANTIC's stock (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a short taxable year. The shares of ATLANTIC's stock must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because ATLANTIC is a REIT, its Charter contains restrictions on the acquisition of shares of ATLANTIC's stock intended to ensure compliance with these requirements.

  Subject to certain exceptions specified in ATLANTIC's Charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding shares of ATLANTIC's stock. The Board, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. The proposed transferee must give written notice to ATLANTIC of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares of ATLANTIC's stock in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure ATLANTIC's status as a REIT. Any transfer of shares of ATLANTIC's stock that would (i) create a direct or indirect ownership of shares of ATLANTIC's stock in excess of the Ownership Limit, (ii) result in the shares of ATLANTIC's stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) as provided in Section 856(a) of the Code or (iii) result in ATLANTIC being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares of ATLANTIC's stock. The foregoing restrictions on transferability and ownership will not apply if the Board determines, which determination must be approved by the shareholders, that it is no longer in the best interests of ATLANTIC to attempt to qualify, or to continue to qualify, as a REIT. ATLANTIC's Charter excludes Security Capital Group (and its transferees) from the foregoing ownership restriction.

  Any shares the purported transfer of which would result in a person owning shares of ATLANTIC's stock in excess of the Ownership Limit or cause ATLANTIC to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to ATLANTIC's Charter to a party not affiliated with ATLANTIC designated by ATLANTIC as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, distributions on such Excess Shares will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of ATLANTIC to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by ATLANTIC for a 90-day period

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at a purchase price equal to the lesser of (i) the price paid for the Excess
Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date ATLANTIC elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

  From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions (other than liquidating distributions), voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by ATLANTIC that such Excess Shares have been transferred in violation of the provisions of the Charter shall be repaid, upon demand, to ATLANTIC, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of ATLANTIC, to have acted as an agent on behalf of ATLANTIC in acquiring such Excess Shares and to hold such Excess Shares on behalf of ATLANTIC.

  All certificates representing Shares will bear a legend referring to the restrictions described above.

  All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding shares of ATLANTIC's stock must give a written notice containing certain information to ATLANTIC by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to ATLANTIC in writing such information with respect to the direct, indirect and constructive ownership of shares of ATLANTIC's stock as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine ATLANTIC's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest.

    CERTAIN PROVISIONS OF MARYLAND LAW AND OF ATLANTIC'S CHARTER AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and ATLANTIC's Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and ATLANTIC's Charter and Bylaws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part.

CLASSIFICATION OF THE BOARD

  ATLANTIC's Charter provides that the number of Directors may be increased or decreased from time to time by the vote of a majority of the Board but may not be less than three. Pursuant to ATLANTIC's Charter, the Directors are divided into three classes. One class will hold office initially for

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

a term expiring at the annual meeting of shareholders to be held in 1997, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. ATLANTIC believes that classification of the Board will help to assure the continuity and stability of ATLANTIC's business strategies and policies as determined by the Board.

  The classified Director provision could have the effect of making the removal of incumbent Directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of ATLANTIC, even though such an attempt might be beneficial to ATLANTIC and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent Directors will retain their positions.

DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. ATLANTIC's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

  ATLANTIC's officers and Directors are and will be indemnified under ATLANTIC's Charter against certain liabilities. ATLANTIC's Charter provides that ATLANTIC will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of ATLANTIC or (b) any individual who, while a Director of ATLANTIC and at the request of ATLANTIC, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. ATLANTIC's Charter authorizes ATLANTIC, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of ATLANTIC in any of the capacities described in (a) or (b) above and to any employee or agent of ATLANTIC or its predecessors.

  Maryland law requires a corporation (unless its charter provides otherwise, which ATLANTIC's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits ATLANTIC to advance reasonable expenses to a director or officer upon ATLANTIC's receipt of (a) a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by ATLANTIC as authorized by ATLANTIC's Bylaws and (b) a written statement by or

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

on his or her behalf to repay the amount paid or reimbursed by ATLANTIC if it shall ultimately be determined that the standard of conduct was not met.

  Additionally, ATLANTIC has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses
(a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling ATLANTIC pursuant to the foregoing provisions, ATLANTIC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

BUSINESS COMBINATIONS

  Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Board has exempted from these provisions of Maryland law any business combination with Security Capital Group and its affiliates and successors. As a result, Security Capital Group and its affiliates and successors may be able to enter into business combinations with ATLANTIC that may not be in the best interests of ATLANTIC's shareholders without compliance by ATLANTIC with the super-majority vote requirements and other provisions of the statute.

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

CONTROL SHARE ACQUISITIONS

  Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  ATLANTIC's Bylaws contain a provision exempting any and all acquisitions by Security Capital Group and its affiliates and successors from the provisions of the Control Share acquisition statute.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  For nominations or other business to be properly brought before an annual meeting of shareholders by a stockholder, ATLANTIC's Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on ATLANTIC's books, and of such beneficial owner and (y) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

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

                       SHARES AVAILABLE FOR FUTURE SALE

  As of April 7, 1997, ATLANTIC had 37,891,580 Shares issued and outstanding, which were held of record by approximately 300 shareholders. Upon completion of the Offering, ATLANTIC will have 41,891,580 Shares issued and outstanding and 3,000 Shares reserved for issuance upon exercise of outstanding Options. ATLANTIC has reserved an additional 97,000 Shares for future issuance upon exercise of Options under the Outside Directors Plan. See "REIT Management-- Outside Directors Plan". All of the 4,000,000 Shares to be issued by ATLANTIC in the Offering (other than any Shares purchased by affiliates) will be tradeable without restriction under the Securities Act, along with the 4,940,000 Shares issued in ATLANTIC's October 1996 initial public offering (other than the 416,666 Shares which were purchased by Security Capital Group and any other Shares which were purchased by affiliates). The rest of the Shares currently issued and outstanding or reserved for issuance upon exercise of options will be eligible for sale, subject to the volume resale, manner of sale and notice limitations of Rule 144 of the Securities Act.

  In general, under Rule 144, a person (or persons whose Shares are aggregated in accordance with the Rule) who has beneficially owned his or her Shares for at least two years (which period will be reduced to one year effective April 29, 1997), including any such persons who may be deemed "affiliates" of ATLANTIC (as defined in the Securities Act), would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then outstanding number of Shares or the average weekly trading volume of the Shares during the four calendar weeks preceding each such sale. After Shares are held for three years (which period will be reduced to two years effective April 29, 1997), a person who is not deemed an "affiliate" of ATLANTIC is entitled to sell such Shares under Rule 144 without regard to the volume limitations described above. Sales of Shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer.

  ATLANTIC has granted Security Capital Group, which beneficially owns 21,545,669 Shares, the right to demand, at any time, registration of all or any part of the Shares owned by Security Capital Group pursuant to Rule 415 of the Securities Act. In addition, ATLANTIC has agreed to file a registration statement (in October 1997) pursuant to Rule 415 of the Securities Act for up to $50 million of Shares on behalf of certain investors who purchased Shares in ATLANTIC's last private offering. The persons entitled to register their securities are responsible for all costs and expenses (other than ATLANTIC's legal, audit and certain accounting fees) incident to any registration of the type discussed in this paragraph.

  No prediction can be made as to the effect, if any, that future sales of Shares or the availability of Shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect the prevailing market price of the Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

  ATLANTIC intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a description of the federal income tax consequences to ATLANTIC and its shareholders of the treatment of ATLANTIC as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of ATLANTIC's Shares is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Shares.

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

  Based upon certain representations of ATLANTIC with respect to the facts as set forth and explained in the discussion below, in the opinion of Mayer, Brown & Platt, counsel to ATLANTIC, ATLANTIC has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ended December 31, 1994, and its proposed method of operation described in this Prospectus and as represented by management will enable it to satisfy the requirements for such qualification.

  This opinion is conditioned upon certain representations made by ATLANTIC as to certain factual matters relating to ATLANTIC's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof. ATLANTIC's qualification and taxation as a REIT will depend upon ATLANTIC's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that ATLANTIC will satisfy such tests on a continuing basis.

  In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as ATLANTIC, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from the use of corporations.

  If ATLANTIC fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, ATLANTIC could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

  ATLANTIC elected REIT status effective for the taxable year ended December 31, 1994 and the Board currently intends that ATLANTIC will operate in a manner that permits it to qualify as a REIT in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on ATLANTIC continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on ATLANTIC's operating results.

  The following summary is based on the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, subsequent changes to any of which may affect the tax consequences described herein, possibly on a retroactive basis. The following summary is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF ATLANTIC

 GENERAL

  In any year in which ATLANTIC qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. ATLANTIC may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

  Notwithstanding its qualification as a REIT, ATLANTIC may also be subject to taxation in certain other circumstances. If ATLANTIC should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which ATLANTIC fails to satisfy either the 75% test or the 95% test, multiplied by a fraction intended to reflect ATLANTIC's profitability. ATLANTIC will also be subject to a tax of 100% on net income from any "prohibited transaction", as described below, and if ATLANTIC has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or
(ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if ATLANTIC should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, ATLANTIC would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. ATLANTIC may also be subject to the corporate "alternative minimum tax", as well as tax in certain situations and on certain transactions not presently contemplated. ATLANTIC will use the calendar year both for federal income tax purposes and for financial reporting purposes.

  In order to qualify as a REIT, ATLANTIC must meet, among others, the following requirements:

 SHARE OWNERSHIP TEST

  ATLANTIC's shares of stock must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the stock of ATLANTIC may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. Any stock held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. Pursuant to the constructive ownership rules, Security Capital Group's ownership of shares is attributed to its shareholders for purposes of the 50% test.

  In order to ensure compliance with the 50% test, ATLANTIC has placed certain restrictions on the transfer of the shares of its stock to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under United States Treasury Department ("Treasury") regulations, ATLANTIC must maintain records which disclose the actual ownership of its outstanding shares of stock. In fulfilling its obligations to maintain records, ATLANTIC must and will demand written statements each year from the record holders of designated percentages of shares of its stock disclosing the actual owners of such shares (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of ATLANTIC's records. A shareholder failing or refusing to comply with ATLANTIC's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of shares of ATLANTIC's stock and certain other information. In addition, ATLANTIC's Charter provides restrictions regarding the transfer of shares of its stock that are intended to assist ATLANTIC in continuing to satisfy the share ownership requirements. See "Description of Stock--Restriction on Size of Holdings of Shares". ATLANTIC intends to enforce the 9.8% limitation on ownership of shares of its stock to assure that its qualification as a REIT will not be compromised.

 ASSET TESTS

  At the close of each quarter of ATLANTIC's taxable year, ATLANTIC must satisfy certain tests relating to the nature of its assets (determined in accordance with GAAP). First, at least 75% of the value of ATLANTIC's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, and government securities (including certain government guaranteed securities) and qualified temporary investments. Second, although the remaining 25% of ATLANTIC's assets generally may be invested without restriction, securities in this class may not exceed either (i) in the case of securities of any one non-government issuer, 5% of the value of ATLANTIC's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. Where ATLANTIC invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets.

 GROSS INCOME TESTS

  There are three separate percentage tests relating to the sources of ATLANTIC's gross income which must be satisfied for each taxable year. For purposes of these tests, where ATLANTIC invests in a partnership, ATLANTIC will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of ATLANTIC as it has in the hands of the partnership. The three tests are as follows:

    1. THE 75% TEST. At least 75% of ATLANTIC's gross income for the taxable year must be "qualifying income". Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property;
  (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of ATLANTIC's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property.

    Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if ATLANTIC, or an owner of 10% or more of ATLANTIC, directly or constructively owns 10% or more of such resident. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, ATLANTIC generally must not operate or manage the property or furnish or render services to residents, other than through an "independent contractor" from whom ATLANTIC derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by ATLANTIC are "usually or customarily rendered" in connection with the rental of multifamily units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience".

    2. THE 95% TEST. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of ATLANTIC's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends (other than on REIT shares) and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

    For purposes of determining whether ATLANTIC complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property) unless such property is held by ATLANTIC for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of ATLANTIC--General".

    Even if ATLANTIC fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) ATLANTIC's failure to comply was due to reasonable cause and not to willful neglect;
  (ii) ATLANTIC reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, ATLANTIC will nonetheless be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year.

    3. THE 30% TEST. ATLANTIC must derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. ATLANTIC does not anticipate that it will have any substantial difficulty in complying with this test.

 ANNUAL DISTRIBUTION REQUIREMENTS

  In order to qualify as a REIT, ATLANTIC is required to make distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to (i) the sum of (a) 95% of ATLANTIC's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before ATLANTIC timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that ATLANTIC does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

  ATLANTIC intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that ATLANTIC may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing ATLANTIC's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, ATLANTIC will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

  If ATLANTIC fails to meet the 95% distribution requirement as a result of an adjustment to ATLANTIC's tax return by the IRS, ATLANTIC may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

 FAILURE TO QUALIFY

  If ATLANTIC fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, ATLANTIC will be subject to applicable federal and state tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which ATLANTIC fails to qualify will not be deductible by ATLANTIC, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, ATLANTIC also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

 HOMESTEAD MORTGAGES

  ATLANTIC holds mortgage notes of Homestead which are convertible into shares of Homestead common stock. See "Certain Relationships and Transactions-- Funding Commitment Agreement". Pursuant to the terms of the funding commitment agreement, ATLANTIC funded $1,133,535 for each $1,000,000 of convertible mortgage loans. Accordingly, ATLANTIC is treated as having acquired the convertible mortgage loans at a premium which ATLANTIC is entitled to amortize as an offset to interest income (with a corresponding reduction in ATLANTIC's tax basis) under a constant yield method over the terms of the convertible mortgage notes if (as ATLANTIC intends) an election under Section 171 of the Code is made. Interest paid by Homestead to ATLANTIC on the mortgage notes constitutes qualified income for purposes of determining whether ATLANTIC meets the gross income requirements for REIT qualification.

  The terms of the mortgages provide for adjustment of the price for conversion of the mortgages into the Homestead common stock if Homestead makes certain distributions of stock, cash or other property to its shareholders. If Homestead makes a distribution of cash or property resulting in an adjustment to the conversion price, ATLANTIC, as a holder of such convertible mortgages, may be viewed as receiving a "deemed distribution" under Section 305 of the Code, even if ATLANTIC does not hold any Homestead common stock at such time. The deemed distribution would constitute a taxable dividend, taxable as ordinary income, to the extent that the earnings and profits of Homestead were allocable to the deemed distribution. The amount of the deemed distribution which exceeded the allocated earnings and profits of Homestead would be considered a return of capital and would reduce ATLANTIC's tax basis in the convertible mortgages (but not below zero) by the value of the deemed distribution. To the extent that the value of the deemed distribution exceeds ATLANTIC's tax basis in the convertible mortgages, the deemed distribution would result in gain to ATLANTIC. ATLANTIC's tax basis in the convertible mortgages would then immediately be increased by the value of the property deemed to have been distributed.

  Except as discussed below with respect to cash received in lieu of fractional shares of Homestead common stock, ATLANTIC will not recognize gain or loss upon the exercise of the conversion right. ATLANTIC's tax basis in the Homestead common stock received upon the conversion will be equal to ATLANTIC's tax basis in the mortgages converted. Upon conversion of the mortgages, ATLANTIC will receive cash in lieu of any fractional shares of Homestead common stock and will recognize gain to the extent that the cash received exceeds ATLANTIC's tax basis in the portion of the mortgages converted for cash in lieu of fractional shares. In the event that ATLANTIC exercises its conversion right, it is expected that ATLANTIC, consistent with its status as a REIT, will shortly thereafter distribute to its shareholders or sell in the open market the Homestead common stock received. ATLANTIC will recognize gain upon such distribution or sale of the Homestead common stock received upon conversion in an amount equal to the excess of the fair market value of the Homestead common stock over ATLANTIC's tax basis therein, and the earnings and profits of ATLANTIC will be increased by the amount of any such gain recognized. In computing its taxable income for the year in which any Homestead common stock is distributed, ATLANTIC will be allowed a dividends-paid deduction in an amount equal to the fair market value at the time of distribution of the Homestead common stock distributed, but in no event in excess of the earnings and profits of ATLANTIC.

TAXATION OF SHAREHOLDERS

 TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

  As long as ATLANTIC qualifies as a REIT, distributions made to ATLANTIC's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed ATLANTIC's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that ATLANTIC makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Shares by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the Shares are held as a capital asset). See "Price Range of ATLANTIC Shares and Distributions". In addition, any dividend declared by ATLANTIC in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by ATLANTIC and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by ATLANTIC during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of ATLANTIC. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to ATLANTIC shareholders.

  In general, any loss upon a sale or exchange of Shares by a shareholder who has held such Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from ATLANTIC required to be treated by such shareholder as long-term capital gains.

 BACKUP WITHHOLDING

  ATLANTIC will report to its domestic shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide ATLANTIC with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, ATLANTIC may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their nonforeign status to ATLANTIC. See "--Taxation of Foreign Shareholders" below.

 TAXATION OF TAX-EXEMPT SHAREHOLDERS

  The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT", based upon the ruling, the analysis therein and the statutory framework of the Code, distributions by ATLANTIC to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code, and that the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that ATLANTIC, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

  However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

 TAXATION OF FOREIGN SHAREHOLDERS

  ATLANTIC will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., nonresident aliens and foreign corporations, partnerships, trusts and estates). It is currently anticipated that ATLANTIC will qualify as a domestically controlled REIT. Under these circumstances, gain from the sale of the Shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

  Distributions of cash generated by ATLANTIC's real estate operations (but not by its sale or exchange of such communities) that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with ATLANTIC the required form evidencing such lower rate or (ii) the foreign shareholder files an IRS Form 4224 with ATLANTIC claiming that the distribution is "effectively connected" income. Treasury Regulations proposed in 1996, which have not yet been adopted, and are therefore not currently effective, would, if and when they become effective, revise in certain respects the rules applicable to foreign shareholders with respect to payments made after December 31, 1997.

  Distributions of proceeds attributable to the sale or exchange by ATLANTIC of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. ATLANTIC is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by ATLANTIC as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

  The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in ATLANTIC should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in ATLANTIC.

TAX EFFECTS OF THE MERGER

  The following is a summary of the material U.S. federal income tax considerations of the Merger, the rights offering and the Warrant Issuance.

  The Merger has been structured to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and, as a condition to closing, ATLANTIC will receive an opinion from Mayer, Brown & Platt to this effect. Accordingly, neither Security Capital Group nor ATLANTIC will recognize gain or loss on the Merger, and ATLANTIC's tax basis and holding period for the assets acquired pursuant to the Merger will be the same as Security Capital Group's. ATLANTIC, however, will be subject to a corporate-level tax if it disposes of any of the assets acquired in the Merger at any time during the 10-year period beginning on the closing date of the Merger. ATLANTIC does not currently anticipate disposing of any of the acquired assets. While ATLANTIC will succeed to the federal income tax liabilities of the REIT Manager and SCG Realty Services and will be severally liable for the federal income tax liabilities of the Security Capital Group consolidated federal income tax group, Security Capital Group has agreed to indemnify ATLANTIC for such liabilities. The Merger will not result in a taxable event to ATLANTIC's shareholders.

  ATLANTIC will also receive an opinion from Mayer, Brown & Platt to the effect that, based on representations of ATLANTIC with respect to stock ownership, gross income, asset and distribution requirements applicable to REITs, the Merger will not jeopardize ATLANTIC's qualification as a REIT under the Code.

  While the rights to purchase Shares of ATLANTIC is expected to constitute a tax-free rights dividend, it is possible that an ATLANTIC shareholder would be considered to have ordinary income upon receipt of the rights equal to the fair market value of the rights at the time of the distribution. Moreover, if the rights offering does not constitute a tax-free rights dividend, the receipt of the rights by tax-exempt shareholders should be treated as unrelated business taxable income. Further information concerning the sale, disposition or exercise of the rights will be provided in the prospectus which will be delivered to ATLANTIC's shareholders in connection with the rights offering.

  ATLANTIC's shareholders receiving Security Capital Group warrants pursuant to the Warrant Issuance should have ordinary taxable income equal to the value of the warrants at the time of the distribution. Moreover, the receipt of the Security Capital Group warrants by tax-exempt shareholders should be treated as unrelated business taxable income. Further information concerning the sale, disposition, exercise or expiration of the warrants will be provided in the proxy statement/prospectus which will be delivered to ATLANTIC's shareholders in connection with the Merger.

OTHER TAX CONSIDERATIONS

 TAX ON BUILT-IN GAIN

  Pursuant to I.R.S. Notice 88-19, 1988-1 C.B. 486, a "C" corporation that elects to be taxed as a REIT has to recognize any gain that would have been realized if the "C" corporation had sold all of its assets for their respective fair market values at the end of its last taxable year before the taxable year in which it qualifies to be taxed as a REIT and immediately liquidated unless the REIT elects to be taxed under rules similar to the rules of Section 1374 of the Code.

  Since ATLANTIC has made this election, if during the 10-year period beginning on the first day of the first taxable year for which ATLANTIC qualifies as a REIT (the "Recognition Period"), ATLANTIC recognizes gain on the disposition of any asset held by ATLANTIC as of the beginning of such Recognition Period, then, to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) ATLANTIC's adjusted basis in such asset as of the beginning of such Recognition Period, such gain will be subject to tax at the highest regular corporate rate. Because ATLANTIC acquired many of its communities in fully taxable transactions and presently expects to hold each community beyond the Recognition Period, it is not anticipated that ATLANTIC will pay a substantial corporate level tax on its built-in gain.

 POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

  Prospective shareholders should recognize that the present federal income tax treatment of an investment in ATLANTIC may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in ATLANTIC.

 STATE AND LOCAL TAXES

  ATLANTIC and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of ATLANTIC and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Shares of ATLANTIC.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, ATLANTIC has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from ATLANTIC, the respective number of Shares set forth opposite its name below:

                           UNDERWRITER                          NUMBER OF SHARES
                           -----------                          ----------------
   Goldman, Sachs & Co.........................................    1,000,000
   Dean Witter Reynolds Inc....................................    1,000,000
   J.P. Morgan Securities Inc..................................    1,000,000
   Prudential Securities Incorporated..........................    1,000,000
                                                                   ---------
       Total...................................................    4,000,000
                                                                   =========

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Shares offered hereby, if any are taken.

  The Underwriters propose to offer the Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $0.62 per Share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per Share to certain brokers and dealers. After the Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  ATLANTIC has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 600,000 additional Shares solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Shares to be purchased by each of them, as shown in the foregoing table, bears to the 4,000,000 Shares offered.

  Security Capital Group and ATLANTIC have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 90 days after the last closing of the

Offering, and certain of ATLANTIC's Directors and officers have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the last closing of the Offering, they will not offer, sell, contract to sell or otherwise dispose of any securities of ATLANTIC (except (i) pursuant to employee or director stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus, (ii) pursuant to rights offerings to existing shareholders (which may include sales of unsubscribed and additional Shares to third parties), (iii) for the issuance of limited partnership interests (which partnership interests may be exchangeable for Shares after such 90-day period) and (iv) for the issuance of Shares to Security Capital Group in connection with the Merger) which are substantially similar to the Shares or which are convertible into or exchangeable for securities which are substantially similar to the Shares without the prior written consent of Goldman, Sachs & Co., except that ATLANTIC may sell Shares to the Underwriters in connection with the Offering.

  In connection with the Offering, the Underwriters may purchase and sell the Shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Shares; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Shares than they are required to purchase from ATLANTIC in the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Shares sold in the Offering for their account may be reclaimed by the Underwriters if such securities are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Shares, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

  ATLANTIC has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

  Goldman, Sachs & Co., Dean Witter Reynolds Inc., J.P. Morgan Securities Inc. and Prudential Securities Incorporated and their affiliates have in the past provided investment banking services for affiliates of ATLANTIC, including acting as representatives of the underwriters in ATLANTIC's initial public offering in October 1996. In addition, Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., is the agent under ATLANTIC's unsecured $350 million line of credit that is scheduled to mature in December 1998 and is the issuer under three swap agreements covering $69.6 million of bonds and $100 million under the line of credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources". Additionally, in connection with the Homestead transaction, Goldman, Sachs & Co. provided a fairness opinion to PTR and J.P. Morgan Securities Inc. provided a fairness opinion to ATLANTIC. Finally, Goldman, Sachs & Co. has provided a fairness opinion to SCI's committee of independent Trustees in connection with the proposed merger of SCI's REIT manager and property manager into a newly formed subsidiary of SCI in exchange for SCI common shares of beneficial interest and J.P. Morgan Securities Inc. has provided a fairness opinion to ATLANTIC's independent Directors in connection with the proposed Merger. See "The Merger Transaction".

                                    EXPERTS

  The financial statements and related schedule of ATLANTIC included in this Prospectus and elsewhere in the Registration Statement of which this Prospectus forms a part have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              VALIDITY OF SHARES

  The validity of the issuance of the Shares offered pursuant to this Prospectus will be passed upon for ATLANTIC by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York. Mayer, Brown & Platt has in the past represented and is currently representing ATLANTIC, Security Capital Group and certain of their affiliates. As to certain matters of Maryland law, Mayer, Brown & Platt and Sullivan & Cromwell will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                            ADDITIONAL INFORMATION

  ATLANTIC is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, such reports, proxy statements and other information can also be obtained from the Commission's Web site at http://www.sec.gov.

  This Prospectus constitutes a part of a Registration Statement filed by ATLANTIC with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document incorporated by reference in, or filed as an exhibit to, the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding ATLANTIC and the Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

                                   GLOSSARY

  "Acquiring Person" means a person or group of affiliated or associated persons (excluding certain affiliates of ATLANTIC and certain current shareholders) that has acquired beneficial ownership of 20% or more of the outstanding Shares.

  "ADA" means the Americans with Disabilities Act of 1990.

  "Administrator" means the Secretary of ATLANTIC as administrator of the Outside Directors Plan.

  "ASE" means the American Stock Exchange.

  "ATLANTIC" means, as the context may require, Security Capital Atlantic Incorporated, a Maryland corporation formed in April 1994, and/or its predecessor and its subsidiaries.

  "Atlantic Development Services" means Atlantic Development Services Incorporated, an entity in which ATLANTIC owns substantially all of the economic interest.

  "Board" means ATLANTIC's Board of Directors.

  "Capital Markets Group" means Security Capital Markets Group Incorporated, an affiliate of the REIT Manager and a registered broker-dealer.

  "Charitable Beneficiary" means an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Shares trust.

  "Class B Stock" means shares of Security Capital Group's Class B common stock, par value $.01 per share.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Control Share acquisition" means, under Maryland law, the acquisition of Control Shares, subject to certain exceptions.

  "Control Shares" means, under Maryland law, voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power.

  "Excess Shares" means shares of ATLANTIC's stock that would result in a person owning shares of ATLANTIC's stock in excess of the Ownership Limit or cause ATLANTIC to become "closely held" under Section 856(h) of the Code, unless acquired in a permitted transfer.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "FHA" means the Fair Housing Amendments Act of 1988.

  "Final Expiration Date" means March 12, 2006.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

  "FNMA" means the Federal National Mortgage Association.

  "Funds from operations" means net earnings (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, provisions for losses, extraordinary items and depreciation, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

  "GAAP" means generally accepted accounting principles.

  "Historical Financial Results" means selected financial information on an historical basis for ATLANTIC as of and for the years ended December 31, 1996, 1995 and 1994 and the period from inception (October 26, 1993) through December 31, 1993.

  "Homestead" means Homestead Village Incorporated, a Maryland corporation.

  "Homestead Assets" means the assets ATLANTIC contributed to Homestead on October 17, 1996.

  "Homestead Distribution" means the distribution on November 12, 1996 by ATLANTIC of 0.110875 shares of Homestead common stock and warrants to purchase
0.074384 shares of Homestead common stock to each holder of a Share on October 29, 1996.

  "In planning" means communities owned or under control by ATLANTIC (land which is under control through contingent contract or letter of intent) with construction anticipated to commence within 12 months.

  "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of a Maryland corporation's shares or an affiliate of a Maryland corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

  "Investor Agreement" means the Investor Agreement dated October 28, 1993 between Security Capital Group and ATLANTIC.

  "IRS" means the Internal Revenue Service.

  "Laing" means Laing Properties, Inc.

  "Merger" means the merger of the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC.

  "Merger Agreement" means the Merger and Issuance Agreement dated March 24, 1997 between Security Capital Group and ATLANTIC.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the offering of Shares to the public by ATLANTIC pursuant to this Prospectus.

  "Options" means options to acquire Shares granted pursuant to the Outside Directors Plan.

  "Outside Directors" means the Directors of ATLANTIC who are not employees or officers of ATLANTIC or Security Capital Group or any of its affiliates.

  "Outside Directors Plan" means the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors.

  "Ownership Limit" means 9.8% of the number or value of the issued and outstanding shares of ATLANTIC's stock.

  "Participating Preferred Shares" means the shares of Series A Junior Participating Preferred Stock, $0.01 par value per share.

  "Pro Forma Financial Results" means selected financial information on a pro forma basis for ATLANTIC as of and for the year ended December 31, 1996.

  "PTR" means Security Capital Pacific Trust, a publicly traded REIT managed by an affiliate of Security Capital Group.

  "Purchase Price" means $40 per one one-hundredth of a Participating Preferred Share.

  "Purchase Right" means a preferred share purchase right entitling the holder, under certain circumstances, to purchase Participating Preferred Shares or Shares pursuant to the Rights Agreement.

  "Recognition Period" means the 10-year period beginning on the first day of the first taxable year for which ATLANTIC qualifies as a REIT.

  "Redemption Price" means $0.01 per Purchase Right.

  "REIT" means a real estate investment trust as defined under the Code.

  "REIT Management Agreement" means the REIT management agreement pursuant to which the REIT Manager assumed the day-to-day management of ATLANTIC.

  "REIT Manager" or "REIT Management" means Security Capital (Atlantic) Incorporated, a wholly owned subsidiary of Security Capital Group.

  "Rights Agreement" means the Rights Agreement governing the terms upon which the Purchase Rights will become exercisable.

  "Rights Distribution Date" means the earlier to occur of (i) 10 days following a public announcement that a person has become an Acquiring Person or (ii) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons (excluding certain affiliates of ATLANTIC and certain current shareholders) of 25% or more of the outstanding Shares.

  "Rights Record Date" means March 12, 1996.

  "SCG Realty Services" means SCG Realty Services Atlantic Incorporated, an affiliate of the REIT Manager.

  "SCI" means Security Capital Industrial Trust, a publicly traded REIT managed by an affiliate of Security Capital Group.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Security Capital Group" means Security Capital Group Incorporated, ATLANTIC's principal shareholder and the owner of the REIT Manager.

  "Security Capital Investment Research" means Security Capital Investment Research Incorporated, an affiliate of the REIT Manager.

  "Shares" means the shares of common stock, par value $.01 per share, of ATLANTIC.

  "Stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents. Prior to being "stabilized", a community is considered "pre-stabilized".

  "Treasury" means the United States Treasury Department.

  "UBTI" means unrelated business taxable income as defined under the Code.

  "Under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent), during a contractually agreed-upon time period, to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land.

  "Underwriting Agreement" means the Underwriting Agreement between ATLANTIC and the Underwriters.

  "Underwriters" means the Underwriters named in the Prospectus.

  "Warrant Issuance" means the issuance of warrants by Security Capital Group to ATLANTIC's shareholders in connection with the Merger Agreement.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
HISTORICAL:
  Report of Independent Auditors..........................................  F-2
  Balance Sheets as of December 31, 1996 and 1995.........................  F-3
  Statements of Earnings for the years ended December 31, 1996, 1995 and
   1994...................................................................  F-4
  Statements of Shareholders' Equity for the years ended December 31,
   1994, 1995 and 1996....................................................  F-5
  Statements of Cash Flows for the years ended December 31, 1996, 1995 and
   1994...................................................................  F-6
  Notes to Financial Statements...........................................  F-7
  Schedule III--Real Estate and Accumulated Depreciation.................. F-21
  Note to Schedule III.................................................... F-26
PRO FORMA (UNAUDITED):
  Summary of Pro Forma adjustments........................................ F-27
  Pro Forma Balance Sheet as of December 31, 1996......................... F-28
  Pro Forma Statement of Earnings for the year ended December 31, 1996.... F-29
  Notes to Pro Forma Financial Statements................................. F-30
COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
 PURSUANT TO RULE 3-14:
  Report of Independent Auditors.......................................... F-34
  Group C Communities Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the year ended December 31, 1995......... F-35
  Notes to Group C Communities Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-36
  Report of Independent Auditors.......................................... F-37
  Group D Communities Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the year ended December 31, 1995......... F-38
  Notes to Group D Communities Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-39
  Report of Independent Auditors.......................................... F-41
  Group E Communities Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the year ended December 31, 1995......... F-42
  Notes to Group E Communities Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-43

                        REPORT OF INDEPENDENT AUDITORS

                   The Board of Directors and Shareholders
                    SECURITY CAPITAL ATLANTIC INCORPORATED

  We have audited the accompanying balance sheets of Security Capital Atlantic Incorporated as of December 31, 1996 and 1995, and the related statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Atlantic Incorporated at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

  Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplemental Schedule of Real Estate and Accumulated Depreciation is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          Ernst & Young LLP

Dallas, Texas
February 3, 1997

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             DECEMBER 31,
                                                          --------------------
                                                             1996       1995
                                                          ----------  --------
                         ASSETS
                         ------
Real estate.............................................. $1,157,235  $888,928
Less accumulated depreciation............................     41,166    23,561
                                                          ----------  --------
  Net investments in real estate.........................  1,116,069   865,367
Cash and cash equivalents--unrestricted..................      4,339     6,494
Cash and cash equivalents--restricted tax-deferred
 exchange proceeds.......................................      1,672       --
Other assets.............................................     12,985    13,963
                                                          ----------  --------
  Total assets........................................... $1,135,065  $885,824
                                                          ==========  ========
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Liabilities:
  Line of credit......................................... $  228,000  $190,000
  Mortgages payable......................................    155,790   118,524
  Distributions payable..................................     14,778       --
  Accounts payable.......................................     20,076    11,030
  Accrued expenses and other liabilities.................     17,779     9,332
                                                          ----------  --------
    Total liabilities....................................    436,423   328,886
                                                          ----------  --------
Shareholders' equity:
  Common shares (250,000,000 authorized, 37,891,580
   issued and outstanding at December 31, 1996 and
   27,762,817 issued and outstanding at December 31,
   1995).................................................        379       278
  Additional paid-in capital.............................    747,640   576,824
  Distributions in excess of net earnings................    (49,377)  (20,164)
                                                          ----------  --------
    Total shareholders' equity...........................    698,642   556,938
                                                          ----------  --------
    Total liabilities and shareholders' equity........... $1,135,065  $885,824
                                                          ==========  ========


    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                             STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                        1996     1995    1994
                                                      -------- -------- -------
Revenues:
  Rental income...................................... $137,729 $103,634 $55,071
  Interest income....................................      427      245     149
                                                      -------- -------- -------
                                                       138,156  103,879  55,220
                                                      -------- -------- -------
Expenses:
  Rental expenses....................................   36,808   27,814  15,260
  Real estate taxes..................................   12,293    9,570   5,595
  Property management fees:
    Paid to affiliate................................    4,208    3,475   1,536
    Paid to third parties............................      971      591     661
  Depreciation.......................................   20,824   15,925   8,770
  Interest...........................................   16,181   19,042   9,240
  REIT management fee paid to affiliate..............   10,445    6,923   3,671
  General and administrative.........................      673      646     266
  Provision for possible loss on investments.........    2,500      --      --
  Other..............................................      255      254     295
                                                      -------- -------- -------
                                                       105,158   84,240  45,294
                                                      -------- -------- -------
Earnings from operations.............................   32,998   19,639   9,926
  Gain on disposition of real estate.................    6,732      --      --
  Gain on sale of Homestead Assets...................    2,839      --      --
                                                      -------- -------- -------
Earnings before extraordinary item...................   42,569   19,639   9,926
  Extraordinary item--loss on early extinguishment of
   debt..............................................    3,940      --      --
                                                      -------- -------- -------
Net earnings......................................... $ 38,629 $ 19,639 $ 9,926
                                                      ======== ======== =======
Weighted-average shares outstanding..................   32,028   21,944  12,227
                                                      ======== ======== =======
Per share amounts:
  Earnings per share before extraordinary item....... $   1.33 $   0.89 $  0.81
                                                      ======== ======== =======
  Net earnings per share............................. $   1.21 $   0.89 $  0.81
                                                      ======== ======== =======

    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                      COMMON            DISTRIBUTIONS
                                      SHARES ADDITIONAL   IN EXCESS
                                      AT PAR  PAID-IN      OF NET
                                      VALUE   CAPITAL     EARNINGS     TOTAL
                                      ------ ---------- ------------- --------
Balances at December 31, 1993........  $ 16   $ 31,618    $     38    $ 31,672
  Net earnings.......................   --         --        9,926       9,926
  Distributions paid.................   --         --      (14,648)    (14,648)
  Shares issued--private offerings...   170    339,510         --      339,680
                                       ----   --------    --------    --------
Balances at December 31, 1994........   186    371,128      (4,684)    366,630
  Net earnings.......................   --         --       19,639      19,639
  Distributions paid.................   --         --      (35,119)    (35,119)
  Shares issued--private offerings...   130    289,578         --      289,708
  Shares repurchased.................   (38)   (83,882)        --      (83,920)
                                       ----   --------    --------    --------
Balances at December 31, 1995........   278    576,824     (20,164)    556,938
  Net earnings.......................   --         --       38,629      38,629
  Distributions paid.................   --         --      (53,064)    (53,064)
  Distributions--Homestead...........   --     (58,228)        --      (58,228)
  Distributions accrued..............   --         --      (14,778)    (14,778)
  Shares issued--private offerings...    52    119,125         --      119,177
  Shares issued--initial public
   offering..........................    49    109,919         --      109,968
                                       ----   --------    --------    --------
Balances at December 31, 1996........  $379   $747,640    $(49,377)   $698,642
                                       ====   ========    ========    ========


    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  YEAR ENDED DECEMBER 31,
                                               -------------------------------
                                                 1996       1995       1994
                                               ---------  ---------  ---------
Operating activities:
  Net earnings................................ $  38,629  $  19,639  $   9,926
  Adjustments to reconcile net earnings to net
   cash flow provided by operating activities:
    Depreciation and amortization.............    22,492     17,496      9,480
    Provision for possible loss on
     investments..............................     2,500        --         --
    Gain on disposition of real estate........    (6,732)       --         --
    Gain on sale of Homestead Assets..........    (2,839)       --         --
    Extraordinary item-loss on early
     extinguishment of debt...................     3,940        --         --
    Increase (decrease) in accounts payable...      (374)       937      1,909
    Increase in accrued expenses and other
     liabilities..............................     1,993      3,053      6,141
    Increase in other assets..................    (5,253)    (1,393)    (3,892)
                                               ---------  ---------  ---------
   Net cash flow provided by operating
    activities................................    54,356     39,732     23,564
                                               ---------  ---------  ---------
Investing activities:
  Real estate investments.....................  (331,440)  (259,008)  (390,077)
  Proceeds from disposition of real estate....    63,544     23,859        --
  Cash payment to Homestead...................   (16,595)       --         --
  Tax-deferred exchange proceeds held in es-
   crow.......................................    (1,672)       --         --
  Other.......................................    (1,255)       --         --
                                               ---------  ---------  ---------
  Net cash flow used by investing activities..  (287,418)  (235,149)  (390,077)
                                               ---------  ---------  ---------
Financing activities:
  Proceeds from sale of shares................   229,145    289,708    239,680
  Repurchase of shares........................       --     (83,920)       --
  Proceeds from line of credit................   246,000    270,000    166,000
  Payments on line of credit..................  (208,000)  (233,000)   (13,000)
  Proceeds from mortgage debt.................    20,500        --         --
  Distributions paid..........................   (53,064)   (35,119)   (14,648)
  Debt issuance costs incurred................    (2,573)    (5,019)    (5,204)
  Regularly scheduled mortgage principal
   payments...................................    (1,101)      (623)      (190)
  Mortgage principal payments at maturity.....       --      (6,378)       --
                                               ---------  ---------  ---------
  Net cash flow provided by financing
   activities.................................   230,907    195,649    372,638
                                               ---------  ---------  ---------
  Net increase (decrease) in cash and cash
   equivalents................................    (2,155)       232      6,125
  Cash and cash equivalents, beginning of
   year.......................................     6,494      6,262        137
                                               ---------  ---------  ---------
  Cash and cash equivalents, end of year...... $   4,339  $   6,494  $   6,262
                                               =========  =========  =========

See Note 9 for information on non-cash investing and financing activities.

    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

NOTE 1 DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

  Security Capital Atlantic Incorporated ("ATLANTIC") is an equity real estate investment trust organized as a corporation under the laws of the State of Maryland, which owns, acquires, develops and operates income-producing multifamily communities in the southeastern United States.

 Principles of Financial Presentation

  The accounts of ATLANTIC and its wholly owned subsidiaries are consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  ATLANTIC considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

 Real Estate and Depreciation

  Real estate is carried at cost, which is not in excess of net realizable value. Costs directly related to the acquisition, renovation or development of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions are expensed at the time the pursuit is abandoned.

  Repairs and maintenance, including carpet and appliance replacements, are expensed as incurred. Renovations and improvements are capitalized and depreciated over their estimated useful lives.

  Depreciation is computed over the economic useful lives of depreciable property on a straight-line basis. Communities are depreciated principally over the following periods:

        Buildings and improvements.................................. 20-40 years
        Furnishings and other.......................................  2-10 years


 Make-Ready and Repairs and Maintenance

  Make-ready expenses (expenses incurred in preparing a vacant multifamily unit for the next resident) and repairs and maintenance, other than acquisition-related renovation costs identified during ATLANTIC's pre-acquisition due diligence, are expensed as incurred. ATLANTIC expenses carpet and appliance repairs and replacements once all planned acquisition-related renovation expenses for such items have been incurred.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Interest

  Periodically, ATLANTIC enters into swap agreements to manage its variable interest rate exposure. Swap agreements are used to exchange interest rate payment streams based on a notional principal amount. Under the swap agreements, ATLANTIC pays a fixed rate of interest to a swap counterparty pursuant to one agreement and receives a variable rate of interest from a swap counterparty pursuant to another agreement. The amounts received from the variable rate agreement are structured such that the amount received will closely approximate the amount of variable interest due on a portion of the underlying line of credit or mortgage note borrowings. The difference between the variable amount received and the fixed amount paid represents either the cost or the benefit of the interest rate swap agreement and is recorded as an increase or decrease to the variable interest paid on the underlying debt instrument.

  During 1996, 1995 and 1994, the total interest paid in cash on all outstanding debt was $24,677,000, $20,609,000 and $8,412,000, respectively.

  ATLANTIC capitalizes interest as part of the cost of real estate projects under development. Interest capitalized during 1996, 1995 and 1994 aggregated $10,250,000, $4,404,000 and $793,000, respectively.

 Cost of Raising Capital

  Costs incurred in connection with the issuance of shares of common stock, par value $.01 per share (the "Shares"), are deducted from shareholders' equity. Costs incurred in connection with the incurrence or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan or renewal term. Amortization of deferred financing costs included in interest expense for 1996, 1995 and 1994 totaled $1,663,000, $1,568,000 and $707,000, respectively.

 Revenue Recognition

  Rental and interest income are recorded on the accrual method of accounting. Gains on sales of real estate are recorded when criteria required by Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate, have been met. A provision for possible loss is made when collection of receivables is considered doubtful.

 Rental Expenses

  Rental expenses include utilities, repairs and maintenance, make-ready costs (including carpet and appliance replacement), property insurance, marketing, landscaping, on-site personnel and other administrative costs.

 Federal Income Taxes

  ATLANTIC has made an election to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. ATLANTIC believes it qualifies as a real estate investment trust. Accordingly, no provisions have been made for federal income taxes in the accompanying financial statements.

 Per Share Data

  Per share data is computed based on the weighted average number of Shares outstanding during the period. The Share and per Share amounts included in the financial statements have been restated to reflect the reverse Share split discussed in Note 6.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Reclassifications

  Certain of the 1995 and 1994 amounts have been reclassified to conform to the 1996 presentation.

NOTE 2 HOMESTEAD TRANSACTION

  On October 17, 1996, ATLANTIC sold its moderate-priced, purpose-built, extended-stay lodging facilities known as Homestead Village(R) properties to Homestead Village Incorporated ("Homestead"). In the transaction, ATLANTIC sold one operating property and 25 properties under construction or in planning (or the rights to acquire such properties) and paid $16.6 million in cash (the "Homestead Assets"). In addition, ATLANTIC entered into a funding commitment agreement to provide secured financing of up to $111.1 million to Homestead for purposes of completing the development and construction of the properties sold in the transaction. The Homestead transaction was treated as a sale for financial accounting purposes, but was treated as a contribution for tax purposes.

  The transaction resulted in ATLANTIC receiving 4,201,220 shares of common stock of Homestead in exchange for the Homestead Assets and 2,818,517 warrants to purchase one share of Homestead common stock at $10 per share in exchange for entering into the funding commitment agreement. On November 12, 1996, ATLANTIC distributed the Homestead common stock and warrants to its shareholders of record on October 29, 1996 (the "Homestead Distribution"). ATLANTIC shareholders received 0.110875 shares of Homestead common stock and
0.074384 Homestead warrants per Share. ATLANTIC will receive up to $98.0 million of convertible mortgage notes from Homestead in exchange for funding up to $111.1 million under the funding commitment agreement. The difference between the amounts funded and the convertible mortgage notes received of $13.1 million (assuming full funding of the funding commitment) represents a mortgage note premium that will be amortized as a reduction to interest income over the term of the convertible mortgage notes.

  ATLANTIC realized a gain of $2.8 million, after deducting expenses associated with the transaction, representing the excess value of the Homestead common stock received over the recorded basis of the Homestead Assets. The Homestead warrants received represent a funding commitment fee which has been valued at $6.5 million. The conversion feature of the convertible mortgage notes has been valued at $6.9 million (assuming full funding of the funding commitment). These deferred credits will be amortized as an increase to interest income over the term of the convertible mortgage notes.

  The convertible mortgage notes received from Homestead will bear interest at 9% per annum, will be due October 2006, will not be callable until 2001 and will be convertible commencing March 31, 1997 at the option of the holder into one share of Homestead common stock for every $11.50 of principal amount outstanding. Upon full funding of ATLANTIC's convertible mortgage notes, its conversion rights would represent a 15.35% ownership in Homestead (assuming no further equity offerings by Homestead, conversion of all convertible mortgage notes and exercise of all outstanding warrants). The effective yield on the convertible mortgage notes, assuming conversion of all convertible mortgage notes and exercise of all outstanding warrants, is estimated to be 8.46%, after giving effect to the mortgage note premium, the funding commitment fee and the conversion value of the convertible mortgage notes. At December 31, 1996, no funds had been advanced pursuant to the funding commitment agreement and there were no convertible mortgage notes outstanding. ATLANTIC advanced $6.0 million under the funding commitment agreement in January 1997.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 3 REAL ESTATE

 Investment in Real Estate

  Investments in real estate, at cost, were as follows (dollar amounts in thousands):

                                            DECEMBER 31,
                                 -------------------------------------------
                                       1996                    1995
                                 --------------------    -------------------
                                 INVESTMENT    UNITS     INVESTMENT   UNITS
                                 ----------    ------    ----------   ------
Multifamily:
  Operating communities:
    Acquired.................... $  878,029    17,727     $757,986    15,355
    Developed...................     74,741     1,514       23,097       468
                                 ----------    ------     --------    ------
                                    952,770    19,241      781,083    15,823
  Developments under
   construction.................    194,587     4,727       94,094     2,958
  Developments in planning:
    Owned.......................      7,795       868(1)     9,830     1,258(1)
    Under control(2)............        --      2,228(1)       --        922(1)
                                 ----------    ------     --------    ------
                                      7,795     3,096        9,830     2,180
  Land held for future
   development..................      2,083       --         1,294       --
                                 ----------    ------     --------    ------
      Total multifamily(3)......  1,157,235    27,064      886,301    20,961
                                 ----------    ------     --------    ------
Homestead Village(R)
 properties(4)..................        --        --         2,627     2,515
                                 ----------    ------     --------    ------
      Total..................... $1,157,235(5) 27,064     $888,928(5) 23,476
                                 ==========    ======     ========    ======

--------
(1) Unit information is based on management's estimates and is unaudited.
(2) ATLANTIC's investment at December 31, 1996 and 1995 for multifamily developments under control was $1.4 million and $0.6 million, respectively, and is reflected in the "Other assets" caption of ATLANTIC's balance sheets.
(3) At December 31, 1996, ATLANTIC had unfunded commitments for multifamily developments under construction of $95.9 million, for a total completed construction cost of $290.5 million. Cost for multifamily developments in planning shown above are primarily for land acquisitions.
(4) ATLANTIC sold all of its Homestead Village(R) properties to Homestead on October 17, 1996. The Homestead transaction is discussed in Note 2.
(5) Of ATLANTIC's investment in real estate, at cost, communities located in Atlanta, Georgia aggregated 30.7% and 36.4% at December 31, 1996 and 1995, respectively.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  The change in investments in real estate, at cost, consisted of the following (in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                    1996       1995      1994
                                                 ----------  --------  --------
Beginning balances.............................. $  888,928  $631,260  $ 31,005
Acquisitions and renovation expenditures........    179,752   187,267   571,288
Development expenditures, including land
 acquisitions...................................    179,783   101,335    28,967
Recurring capital expenditures..................      2,783       --        --
Provision for possible loss.....................     (2,500)      --        --
Dispositions....................................    (59,988)  (30,934)      --
Sale of Homestead Assets........................    (31,523)      --        --
                                                 ----------  --------  --------
Ending balances................................. $1,157,235  $888,928  $631,260
                                                 ==========  ========  ========

 Third Party Owner/Developers

  To enhance its flexibility in developing and acquiring multifamily communities, ATLANTIC has and will enter into presale agreements to acquire communities developed by third-party owner/developers where the developments meet ATLANTIC's investment criteria. ATLANTIC has and will fund such developments through development loans to these owner/developers. In addition, to provide greater flexibility for the use of land acquired for development and to dispose of excess parcels, ATLANTIC plans to make mortgage loans to Atlantic Development Services Incorporated ("Atlantic Development Services") to purchase land for development. ATLANTIC owns all of the preferred stock of Atlantic Development Services, which entitles ATLANTIC to substantially all of the net operating cash flow (95%) of Atlantic Development Services. All of the common stock of Atlantic Development Services is owned by an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. As of December 31, 1996, the outstanding balance of development and mortgage loans made by ATLANTIC to third-party owner/developers and Atlantic Development Services aggregated $15,413,000 and none, respectively. The activities of Atlantic Development Services and third-party owner/developers are consolidated with ATLANTIC's activities and all intercompany transactions have been eliminated in consolidation.

 Gains and Losses from Dispositions or Impairments of Real Estate

  ATLANTIC acquires and develops communities with a view to effective long-term operation and ownership. Each year, REIT Management generates operating and capital plans based on an ongoing active review of ATLANTIC's portfolio. Based upon ATLANTIC's market research and in an effort to optimize its portfolio composition, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds, preferably through tax-deferred exchanges, into assets with better prospects for growth.

  As a result of this asset optimization strategy, ATLANTIC disposed of four operating communities aggregating 1,184 units in 1996. A gain was recognized on each disposition with the total gain aggregating $6,732,000. These four communities accounted for $3,648,000 and $5,174,000 of net operating income during 1996 and 1995, respectively. Each disposition has been included in a tax-deferred exchange. At December 31, 1996, ATLANTIC held a portion of the proceeds from one of these dispositions aggregating $1,672,000 in an interest-bearing escrow account. These funds were used in the acquisition of a land parcel in January 1997, completing the tax-deferred exchange.

  ATLANTIC disposed of two communities in 1995. The proceeds from these dispositions were not materially different from the book value of the assets on the date of disposition. These two communities accounted for $2,409,000 of net operating income during 1995.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  Statement of Financial Accounting Standards No. 121, Accounting For The Impairment of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of ("SFAS No. 121"), adopted by ATLANTIC effective January 1, 1996, establishes accounting standards for the review of long-lived assets to be held and used for impairment whenever the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. ATLANTIC did not recognize any losses on the date it adopted SFAS No. 121.

  Long-lived investments held and used are periodically evaluated for impairment and provisions for possible losses are made if required. As of December 31, 1996, such investments are carried at cost, which is not in excess of fair market value and no provisions for possible losses have been made. ATLANTIC recognized a provision for possible loss of $2,500,000 in 1996 associated with a community that is being held for sale. The carrying value of this community at December 31, 1996 was $8,842,000. This community is not being depreciated during the period in which it is being held for sale. ATLANTIC expects the disposition of this community to occur in 1997. This community accounted for $959,000, $1,023,000 and $501,000 of net operating income for 1996, 1995 and 1994, respectively. This income is included in ATLANTIC's earnings from operations in these years.

NOTE 4 LINE OF CREDIT AND MORTGAGES PAYABLE

 Line of Credit

  On December 18, 1996, ATLANTIC obtained a $350 million unsecured line of credit from Morgan Guaranty Trust Company of New York ("MGT"), as agent for a group of lenders, that replaced the previous $350 million secured line of credit. Borrowings on the unsecured line of credit bear interest at prime or, at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375% as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997. ATLANTIC currently pays a commitment fee on the average unfunded line of credit balance of 0.1875%. If ATLANTIC achieves an investment-grade debt rating, the commitment fee on the average unfunded line of credit balance will range from 0.125% to 0.25% per annum, depending on the amount of undrawn commitments. The line of credit matures December 1998 and may be extended for one year with the approval of MGT and the other participating lenders.

  In 1996, ATLANTIC expensed all previously unamortized costs associated with the secured line of credit that was extinguished in 1996. These costs aggregated $3,940,000 and are reflected as an extraordinary item in ATLANTIC's 1996 statement of earnings.

  All debt incurrences under the unsecured line of credit are subject to certain covenants. Specifically, distributions for the preceding four quarters, excluding the Homestead Distribution, may not exceed 95% (97% for distributions made before December 31, 1996) of ATLANTIC's funds from operations (as defined in the loan agreement) for the preceding four quarters. ATLANTIC is in compliance with all such covenants.

  A summary of ATLANTIC's line of credit borrowings is as follows (dollar amounts in thousands):

                          YEAR ENDED DECEMBER 31,
                         ----------------------------
                           1996      1995      1994
                         --------  --------  --------
Total line of credit.... $350,000  $300,000  $225,000
Borrowings outstanding
 at December 31.........  228,000   190,000   153,000
Weighted-average daily
 borrowings.............  204,265   178,318    65,556
Maximum borrowings
 outstanding at any
 month end..............  234,000   252,000   153,000
Weighted-average daily
 interest rate..........     7.39%     7.92%     7.34%
Weighted-average
 interest rate at
 December 31............     7.24%     7.73%     8.17%

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  In August 1995, ATLANTIC entered into a swap agreement with Goldman Sachs Capital Markets, L.P. covering $100 million of borrowings under the line of credit, effectively mitigating a portion of its variable interest rate exposure. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC paid a fixed rate of interest of 7.46% on the $100 million of borrowings through December 17, 1996 and 7.335% thereafter. Upon expiration of the existing swap agreement on February 5, 1997, a swap agreement with MGT will take effect. The new agreement will provide for a fixed rate of 7.325% on $100 million of borrowings through February 5, 1998. The interest rate ATLANTIC will pay under the new agreement will be reduced if ATLANTIC achieves an investment-grade debt rating and will range from 6.95% to 7.2%, depending on the rating achieved. ATLANTIC paid $332,000 more in interest than it received under the swap agreement during 1996. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty; however, ATLANTIC believes the risk of loss is minimal.

 Mortgages Payable

  Mortgages payable consisted of the following at December 31, 1996 (dollar amounts in thousands):

                                                       PERIODIC
                              INTEREST MATURITY        PAYMENT      PRINCIPAL
  COMMUNITY                     RATE     DATE           TERMS        BALANCE
  ---------                   -------- --------    ---------------- ---------
Conventional fixed rate:
  Cameron Ridge..............  7.000%  09/18/98(1) fully amortizing  $  5,888
  Country Place Village I....  7.750   11/01/00      (2)                2,004
  Country Oaks...............  7.655   07/01/02      (3)                5,933
  Cameron at Hickory Grove...  8.000   07/10/03      (4)                5,979
  Cameron Villas I...........  8.750   04/01/24    fully amortizing     6,343
  Cameron on the Cahaba II...  7.125   03/01/29    fully amortizing     8,021
                                                                    --------
                                                                       34,168
                                                                    --------
Tax exempt fixed rate or
 variable rate subject to
 swap agreements(5):
  Cameron Station............  6.000%  06/01/07    interest only       14,500
  Azalea Park................   (6)    06/01/25    interest only       15,500
  Cameron Brook..............   (6)    06/01/25    interest only       19,500
  Clairmont Crest............   (6)    06/01/25    interest only       11,600
  Forestwood.................   (6)    06/01/25    interest only       11,485
  Foxbridge on the Bay.......   (6)    06/01/25    interest only       10,400
  The Greens.................   (6)    06/01/25    interest only       10,400
  Parrot's Landing I.........   (6)    06/01/25    interest only       15,835
  Sun Pointe Cove............   (6)    06/01/25    interest only        8,500
  WintersCreek...............   (6)    06/01/25    interest only        5,000
  Less amounts held in
   principal reserve
   fund(7)...................                                          (1,098)
                                                                    --------
                                                                      121,622
                                                                    --------
                                                                     $155,790
                                                                    ========
  Total annual weighted-
   average interest rate.....                                            6.95%
                                                                    ========

--------
(1) This loan is callable at the option of the mortgage lender on September 10, 1998 and at subsequent five-year intervals through September 10, 2013.
(2) Interest and principal payments due monthly; balloon payment of $1,849,000 due at maturity.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) Interest and principal payments due monthly; balloon payment of $5,539,000 due at maturity.
(4) Interest and principal payments due monthly; balloon payment of $5,556,000 due at maturity.
(5) These communities, in addition to others, are held by Security Capital Atlantic Multifamily Incorporated, a wholly owned subsidiary of ATLANTIC. Security Capital Atlantic Multifamily Incorporated is a legal entity that is separate and distinct from ATLANTIC with separate assets and liabilities and business operations.
(6) Interest rate is fixed through swap agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association ("FNMA") discussed below. Through these swap agreements, ATLANTIC has effectively mitigated its variable interest rate exposure.
(7) ATLANTIC has a 30-year credit enhancement agreement with FNMA related to the tax-exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage, based on a 30-year amortization, into a principal reserve account.

  ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

AMOUNTS                               FIXED
  OF                                 INTEREST
 BONDS               TERM            RATE(1)                   ISSUER
-------   -------------------------- --------                  ------
$23.1
 million  June 1995 to June 2002       6.48%  General Re Financial Products Corporation
 64.6
 million  June 1995 to June 2005       6.74   Morgan Guaranty Trust Company of New York
  5.0
 million  March 1996 to March 2006     6.18   Morgan Guaranty Trust Company of New York
 15.5
 million  August 1996 to August 2006   6.51   Morgan Stanley Derivative Products Inc.
                                       ----
Weighted-average interest rate....     6.64%
                                       ====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.


  ATLANTIC paid $1,832,000 more in interest during 1996 and $575,000 more in interest during 1995 than it received under the swap agreements. The swap agreements cover the principal amount of the bonds, net of amounts deposited in the principal reserve fund. ATLANTIC pays interest on that portion of bonds not covered by the swap agreements at the variable rates as provided by the mortgage agreements. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparties; however, ATLANTIC believes the risk of loss is minimal.

  Real estate with an aggregate undepreciated cost at December 31, 1996 of $50,714,000 and $206,963,000 serves as collateral for the conventional mortgages payable and the tax-exempt mortgages payable, respectively.

  The change in mortgages payable is as follows (in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1996      1995      1994
                                                  --------  --------  --------
Balances at January 1............................ $118,524  $107,347  $    --
Mortgages assumed................................   17,867    24,678   107,537
Mortgage proceeds................................   20,500       --        --
Regularly scheduled principal payments...........   (1,101)     (623)     (190)
Reduction upon disposition of multifamily
 community.......................................      --     (6,500)      --
Principal payments at maturity...................      --     (6,378)      --
                                                  --------  --------  --------
Balances at December 31.......................... $155,790  $118,524  $107,347
                                                  ========  ========  ========

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Approximate principal payments due on mortgages payable during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

1997................................................................... $  1,537
1998...................................................................    7,136
1999...................................................................    1,577
2000...................................................................    3,554
2001...................................................................    1,812
Thereafter.............................................................  140,174
                                                                        --------
                                                                        $155,790
                                                                        ========

NOTE 5 DISTRIBUTIONS

  ATLANTIC made total cash distributions of $1.65 per Share in 1996, $1.60 per Share in 1995 and $1.20 per Share in 1994. On December 19, 1996, ATLANTIC's Board of Directors (the "Board") declared a distribution of $0.39 per Share for the first quarter of 1997. The distribution is payable on February 19, 1997.

  In addition, on November 12, 1996, ATLANTIC distributed 0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock per Share in the Homestead Distribution to each shareholder of record on October 29, 1996. The Homestead Distribution was valued at $58.2 million based on the estimated fair value of the net assets sold to Homestead.

  For federal income tax purposes, the following summarizes the taxability of cash distributions paid for 1994 and 1995 and the estimated taxability for 1996:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1996    1995    1994
                                                         ------- ------- -------
Per Share:
  Ordinary income....................................... $  0.78 $  0.92 $  0.92
  Return of capital.....................................    0.87    0.68    0.28
                                                         ------- ------- -------
    Total............................................... $  1.65 $  1.60 $  1.20
                                                         ======= ======= =======

  The securities distributed to each ATLANTIC shareholder in the Homestead Distribution were valued at $1.91 per Share for federal income tax purposes, of which $0.90 was taxable as ordinary income and $1.01 was treated as a return of capital. ATLANTIC's tax return for the year ended December 31, 1996 has not been filed, and the taxability information for 1996 is based on the best available data. ATLANTIC's tax returns for prior years have not been examined by the Internal Revenue Service and, therefore, the taxability of distributions and dividends is subject to change.

NOTE 6 SHAREHOLDERS' EQUITY

 Shares Authorized

  At December 31, 1996, 250,000,000 Shares were authorized. The Board may classify or reclassify any unissued shares of ATLANTIC's stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of such shares. No such shares have been reclassified, except as described under "Purchase Rights" below, and no reclassified shares are issued or outstanding.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Reverse Share Split

  On September 10, 1996, the shareholders of ATLANTIC authorized a one-for-two reverse split of ATLANTIC's Shares. A transfer from the common shares account to additional paid-in capital was made to reflect the reduced number of Shares outstanding after the split. All references in the accompanying financial statements to the number of Shares and per Share amounts have been restated to reflect the reverse Share split.

 Ownership Restrictions and Significant Shareholder

  ATLANTIC's Charter restricts beneficial ownership (or ownership generally attributed to a person under the REIT tax rules) of ATLANTIC's outstanding shares of stock by a single person, or persons acting as a group, to 9.8% of ATLANTIC's outstanding shares of stock. The purpose of this provision is to assist in protecting and preserving ATLANTIC's REIT status and to protect the interest of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares unless the acquiror makes a cash tender offer for all outstanding shares. For ATLANTIC to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of its outstanding shares of stock may be owned by five or fewer individuals at any time during the last half of ATLANTIC's taxable year. The provision permits five persons to individually acquire up to a maximum of 9.8% each of the outstanding shares of stock, or an aggregate of 49% of the outstanding shares and, thus, assists the Board in protecting and preserving ATLANTIC's REIT status for tax purposes.

  Shares of stock owned by a person or group of persons in excess of these limits are subject to redemption by ATLANTIC. The provision does not apply where a majority of the Board, in its sole absolute discretion, waives such limit after determining that the status of ATLANTIC as a REIT for federal income tax purposes will not be jeopardized or the disqualification of ATLANTIC as a REIT is advantageous to the shareholders.

  The Board has exempted Security Capital Group Incorporated ("Security Capital Group"), an affiliate of the REIT Manager (see Note 7), from the ownership restrictions described above. Security Capital Group owned 56.9% of the outstanding Shares at December 31, 1996. For tax purposes, Security Capital Group's ownership is attributed to its shareholders.

 Capital Offerings

  On October 18, 1996, ATLANTIC completed an initial public offering of 4,940,000 Shares at a price of $24.00 per Share (before adjusting for the Homestead Distribution described in Notes 2 and 5). The Shares, excluding the 416,666 Shares sold to Security Capital Group, were sold through an underwritten offering. The proceeds from the sale of these 4,940,000 Shares, net of underwriters' commission and other expenses, were approximately $110.0 million. The proceeds were used to repay borrowings under ATLANTIC's $350 million line of credit.

  From inception through May 1996, ATLANTIC raised capital through various private offerings. ATLANTIC sold a total of 31,701,580 Shares during this period at prices ranging from $20 to $23.136 per Share. In addition, ATLANTIC exchanged 5,000,000 Shares at a price of $20 per Share as partial consideration for the acquisition of a pool of communities in May 1994. The acquisition price was negotiated prior to the seller becoming a related party. To facilitate ATLANTIC's transactions with the seller, Security Capital Group granted the seller certain rights to require Security Capital Group to purchase the 5,000,000 Shares owned by the seller at pre-agreed prices. In consideration for Security Capital Group purchasing Shares through its private offerings, ATLANTIC assumed Security Capital Group's obligation with respect to 3,750,000 Shares. ATLANTIC repurchased these Shares directly from the seller. The remaining 1,250,000 Shares were acquired directly from the seller by Security Capital Group.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Option Plan

  On March 12, 1996, ATLANTIC adopted the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors (the "Outside Directors Plan"). There are 100,000 Shares reserved for issuance upon exercise of options granted under the Outside Directors Plan. The Outside Directors Plan provides that each member of the Board who is not an employee of ATLANTIC or the REIT Manager on the date of each annual meeting of ATLANTIC's shareholders will receive an option to purchase 1,000 Shares at an exercise price equal to the fair market value of the Shares on such date. The options will be granted on the date of the annual meeting of shareholders for the years 1997 through and including 2006. The options granted are for a term of five years and are exercisable in whole or in part. At December 31, 1996, 3,000 options had been granted at an exercise price of $24.00 per Share, none of which have been exercised.

 Purchase Rights

  On March 12, 1996, the Board declared and paid a dividend of one preferred share purchase right ("Purchase Right") for each Share outstanding at the close of business on March 12, 1996 to the holders of ATLANTIC's Shares on that date. Holders of additional Shares issued after March 12, 1996 and prior to the expiration of the rights on March 12, 2006 will be entitled to one Purchase Right for each additional Share.

  Each Purchase Right entitles the holder, under certain circumstances, to purchase from ATLANTIC two one-hundredths of a share of non-redeemable Series A Junior Participating Preferred Stock of ATLANTIC, par value $0.01 per share (the "Participating Preferred Shares"), at a price of $40 per one one-hundredth of a Participating Preferred Share, subject to adjustment. ATLANTIC has designated two one-hundredths of the total Shares outstanding at any point in time as Participating Preferred Shares. Purchase Rights are exercisable when a person or group of persons (other than certain affiliates of ATLANTIC) acquire beneficial ownership of 20% or more of the outstanding Shares, commence or announce a tender offer or exchange offer which would result in the beneficial ownership by a person or group of persons (other than certain affiliates of ATLANTIC) of 25% or more of the outstanding Shares or file or announce their intention to file with any regulatory authority an application seeking approval of any transaction which would result in the beneficial ownership by a person or group of persons (other than certain affiliates of ATLANTIC) of 25% or more of the outstanding Shares. Under certain circumstances, each Purchase Right entitles the holder to purchase at the Purchase Right's then current exercise price, a number of Shares having a market value of twice the Purchase Right's exercise price. The acquisition of ATLANTIC pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by certain 20% shareholders (other than certain affiliates of ATLANTIC) would not be exercisable. As of December 31, 1996, ATLANTIC had no Participating Preferred Shares outstanding and the events required to exercise the Purchase Rights had not occurred. Therefore, the Purchase Rights dividend had no value and was not recorded in the financial statements.

NOTE 7 REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS

 REIT Management Agreement

  ATLANTIC has a REIT management agreement (the "REIT Management Agreement") with Security Capital (Atlantic) Incorporated (the "REIT Manager") to provide management services to ATLANTIC. The REIT Manager is a subsidiary of Security Capital Group (see Note 6). All officers of

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

ATLANTIC are employees of the REIT Manager and ATLANTIC currently has no employees. The REIT Manager provides both strategic and day-to-day management of ATLANTIC, including research, investment analysis, acquisition, development, marketing, disposition of assets, asset management, due diligence, capital markets, legal and accounting services.

  The REIT Management Agreement requires ATLANTIC to pay an annual fee of 16% of cash flow, as defined in the REIT Management Agreement, payable monthly. Cash flow is calculated by reference to ATLANTIC's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Directors of ATLANTIC (of which there were none in the periods reported) and (iii) 33% of any interest paid by ATLANTIC on convertible subordinated debentures (of which there were none in the periods reported); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) assumed principal and interest payments on senior unsecured debt treated as having regularly scheduled principal and interest payments like a 20-year level-payment, fully amortizing mortgage (of which there were none in the periods reported) and
(iii) distributions actually paid with respect to any non-convertible preferred stock (of which there were none in the periods reported). Cash flow does not include: (i) realized gains or losses from dispositions of investments, (ii) interest income from cash equivalent investments and the Homestead convertible mortgage notes and dividend and interest income from Atlantic Development Services, (iii) provisions for possible losses on investments and (iv) extraordinary items.

  The REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. ATLANTIC must also reimburse the REIT Manager for third-party and out-of-pocket expenses relating to travel, transaction costs and similar costs relating to the acquisition, development or disposition of assets or the obtaining of financing for ATLANTIC and its operations. The REIT Manager will pay all of its own salary and other overhead expenses. ATLANTIC will not have any employee expense; however, it will pay all of the third-party costs related to its normal operations, including legal, accounting, travel, architectural, engineering, shareholder relations, independent Director fees and similar expenses, property management and similar fees paid on behalf of ATLANTIC, and travel expenses incurred in seeking financing, community acquisitions, community dispositions and similar activities on behalf of ATLANTIC and in attending ATLANTIC Board, committee and shareholder meetings.

  The REIT Management Agreement is renewable by ATLANTIC annually, subject to a determination by the independent Directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of ATLANTIC and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on ATLANTIC's results of operations cannot be predicted, other than that REIT management fees will generally increase or decrease in proportion to cash flow increases or decreases.

 Property Management Agreement

  SCG Realty Services Atlantic Incorporated ("SCG Realty Services") provides property management services to ATLANTIC. At January 31, 1997, SCG Realty Services managed approximately 87% of ATLANTIC's multifamily communities. Security Capital Group owns 100% of SCG Realty Services' voting shares.

  The property management agreement, like the REIT Management Agreement, is renewable annually and subject to a determination by the independent Directors that SCG Realty Services' performance has been satisfactory and that the compensation payable to SCG Realty Services is at rates prevailing in the markets in which ATLANTIC operates. ATLANTIC may terminate the property management agreement on 30 days' notice.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 8 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

  Selected quarterly financial data (in thousands except per Share amounts) for 1996 and 1995 is as follows:

                                             THREE MONTHS ENDED
                             --------------------------------------------------
                             MARCH 31 JUNE 30 SEPTEMBER 30 DECEMBER 31  TOTAL
                             -------- ------- ------------ ----------- --------
1996:
 Rental income.............. $30,809  $32,876   $35,959      $38,085   $137,729
                             =======  =======   =======      =======   ========
 Earnings before
  extraordinary item........ $ 6,650  $ 9,747   $11,131      $15,041   $ 42,569
                             =======  =======   =======      =======   ========
 Net earnings............... $ 6,650  $ 9,747   $11,131      $11,101   $ 38,629
                             =======  =======   =======      =======   ========
 Earnings per Share before
  extraordinary item........ $  0.24  $  0.32   $  0.34      $  0.41   $   1.33
                             =======  =======   =======      =======   ========
 Net earnings per Share..... $  0.24  $  0.32   $  0.34      $  0.30   $   1.21
                             =======  =======   =======      =======   ========
 Weighted-average Shares....  27,777   30,393    32,952       36,925     32,028
                             =======  =======   =======      =======   ========
1995:
 Rental income.............. $22,952  $24,330   $26,969      $29,383   $103,634
                             =======  =======   =======      =======   ========
 Net earnings............... $ 4,175  $ 4,956   $ 5,333      $ 5,175   $ 19,639
                             =======  =======   =======      =======   ========
 Net earnings per Share..... $  0.22  $  0.23   $  0.23      $  0.21   $   0.89
                             =======  =======   =======      =======   ========
 Weighted-average Shares....  18,567   21,642    23,340       24,153     21,944
                             =======  =======   =======      =======   ========

  The total of the four quarterly amounts for net earnings per Share may not equal the total for the year. These differences result from the use of a weighted average to compute the average number of Shares outstanding.

NOTE 9 SUPPLEMENTAL CASH FLOW INFORMATION

  Non-cash investing and financing activities for the years ended December 31, 1996, 1995 and 1994 are as follows:

    (a) As discussed in Note 2, in 1996, ATLANTIC received Homestead common stock valued at $51,717,000 upon the sale of the Homestead Assets (assets with a net book value of $31,028,000 and cash of $16,595,000). A gain of $2,839,000, net of expenses of $1,255,000, was recognized on the transaction.

    (b) As discussed in Note 2, in 1996, ATLANTIC received warrants to purchase Homestead common stock valued at $6,511,000 in exchange for entering into a funding commitment agreement. The value of the warrants has been recognized as deferred revenue.

    (c) ATLANTIC made a $58,228,000 non-cash distribution to its shareholders in November 1996 consisting of the Homestead common stock and warrants.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


    (d) In December 1996, ATLANTIC declared a distribution for the first quarter of 1997 in the amount of $14,778,000.

    (e) In connection with the acquisition of communities, ATLANTIC assumed mortgage debt in the amount of $17,867,000, $24,678,000 and $107,537,000 in
  1996, 1995 and 1994, respectively.

    (f) In 1994, ATLANTIC issued $100,000,000 of Shares in partial consideration for the purchase of a pool of communities.

    (g) ATLANTIC sold a community in 1995 that secured $6,500,000 of mortgage debt.

NOTE 10 COMMITMENTS AND CONTINGENCIES

  ATLANTIC is a party to various claims and routine litigation arising in the ordinary course of business. ATLANTIC does not believe that the claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

  ATLANTIC is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence procedures, ATLANTIC has conducted Phase I environmental assessments on each community prior to acquisition. The cost of complying with environmental regulations was not material to ATLANTIC's results of operations. ATLANTIC is not aware of any environmental condition on any of its communities that is likely to have a material adverse effect on its business, financial position or results of operations.

NOTE 11 FAIR VALUES OF FINANCIAL INSTRUMENTS

  The carrying amount of cash and cash equivalents, other assets, accrued expenses and other liabilities approximates fair value as of December 31, 1996 and 1995 because of the short maturity of these instruments. Similarly, the carrying value of line of credit borrowings approximates fair value as of those dates because the interest rate fluctuates based on published market rates. In the opinion of management, the interest rates associated with the mortgages payable approximates the market interest rates for this type of instrument, and as such, the carrying values approximate fair value at December 31, 1996 and 1995, in all material respects.

NOTE 12 PROPOSED TRANSACTION

  On January 22, 1997, ATLANTIC received a proposal from Security Capital Group to exchange the REIT Manager and SCG Realty Services for Shares. As a result of the proposed transaction, ATLANTIC would become an internally managed REIT, and Security Capital Group would remain ATLANTIC's largest shareholder. The Board has formed a special committee comprised of independent Directors to review the proposed transaction. The proposed transaction is subject to approval by the special committee, the Board and ATLANTIC's shareholders.

                                                                   SCHEDULE III

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                   REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                                (IN THOUSANDS)

                                        INITIAL COST                    GROSS AMOUNT AT WHICH CARRIED AT
                                        TO ATLANTIC          COSTS             DECEMBER 31, 1996
                                    --------------------  CAPITALIZED  --------------------------------------
                            ENCUM-         BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES  LAND  IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITION(C)      DEPRECIATION
-----------------------     ------- ------ ------------- ------------- ---------- --------------------------- ------------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....        $15,500 $3,717    $21,076       $  975         $3,717        $22,051  $    25,768    $ 715
    Balmoral
    Village.........            --   2,871     16,270           74          2,871         16,344       19,215       73
    Cameron
    Ashford.........            --   3,672     20,841          399          3,672         21,240       24,912    1,551
    Cameron
    Briarcliff......          (b)    2,105     11,953          191          2,105         12,144       14,249      897
    Cameron Brook...         19,500  3,318     18,784          326          3,318         19,110       22,428    1,279
    Cameron Creek
    I...............            --   3,627     20,589          328          3,627         20,917       24,544    1,473
    Cameron Crest...            --   3,525     20,009          290          3,525         20,299       23,824    1,426
    Cameron
    Dunwoody........            --   2,486     14,114          252          2,486         14,366       16,852    1,050
    Cameron Forest..            --     884      5,008          352            884          5,360        6,244      145
    Cameron Place...            --   1,124      6,372          579          1,124          6,951        8,075      185
    Cameron Pointe..            --   2,172     12,306          413          2,172         12,719       14,891      192
    Cameron
    Station.........         14,500  2,338     13,246          496          2,338         13,742       16,080      354
    Clairmont
    Crest...........         11,600  1,603      9,102          315          1,603          9,417       11,020      626
    The Greens......         10,400  2,004     11,354          382          2,004         11,736       13,740      794
    Lake Ridge......            --   2,001     11,359        4,012          2,001         15,371       17,372    1,200
    Morgan's
    Landing.........            --   1,168      6,646          857          1,168          7,503        8,671      608
    Old Salem.......            --   1,053      6,144          919          1,053          7,063        8,116      485
    Trolley Square..            --   2,031     11,528          347          2,031         11,875       13,906      911
    Vinings
    Landing.........            --   1,363      7,902          714          1,363          8,616        9,979      613
    WintersCreek....          5,000  1,133      6,434          220          1,133          6,654        7,787      233
    Woodlands.......            --   3,785     21,471          485          3,785         21,956       25,741      761
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........            --   1,020      5,784          352          1,020          6,136        7,156      281
    Cameron on the
    Cahaba II.......          8,021  1,688      9,580          501          1,688         10,081       11,769      463
    Colony Woods I..            --   1,560      8,845          281          1,560          9,126       10,686      676
    Morning Sun
    Villas..........            --   1,260      7,309          732          1,260          8,041        9,301      554
   Charlotte, North
   Carolina:........
    Cameron at
    Hickory Grove...          5,979  1,203      6,808          381          1,203          7,189        8,392      137
    Cameron Oaks....            --   2,255     12,800          306          2,255         13,106       15,361      974
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ --------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....            1987       1995
    Balmoral
    Village.........            1990       1996
    Cameron
    Ashford.........            1990       1994
    Cameron
    Briarcliff......            1989       1994
    Cameron Brook...            1988       1994
    Cameron Creek
    I...............            1988       1994
    Cameron Crest...            1988       1994
    Cameron
    Dunwoody........            1989       1994
    Cameron Forest..            1981       1995
    Cameron Place...            1979       1995
    Cameron Pointe..            1987       1996
    Cameron
    Station.........            (c)        1995
    Clairmont
    Crest...........            1987       1994
    The Greens......            1986       1994
    Lake Ridge......            1979       1993
    Morgan's
    Landing.........            1983       1993
    Old Salem.......            1968       1994
    Trolley Square..            1989       1994
    Vinings
    Landing.........            1978       1994
    WintersCreek....            1984       1995
    Woodlands.......            (d)        1995
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........            1987       1995
    Cameron on the
    Cahaba II.......            1990       1995
    Colony Woods I..            1991       1994
    Morning Sun
    Villas..........            1985       1994
   Charlotte, North
   Carolina:........
    Cameron at
    Hickory Grove...            1988       1996
    Cameron Oaks....            1989       1994

                                                    (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONTINUED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                        INITIAL COST                        GROSS AMOUNT AT WHICH CARRIED AT
                                        TO ATLANTIC             COSTS              DECEMBER 31, 1996
                                    -----------------------  CAPITALIZED   --------------------------------------
                            ENCUM-            BUILDINGS AND SUBSEQUENT TO              BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES  LAND     IMPROVEMENTS                   LANDACQUISIMPROVEMENTSITION (C)      DEPRECIATION
-----------------------     ------- ------    ------------- -------------  ---------- --------------------------- ------------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...        $   --  $1,225       $ 6,961       $  324      $    1,225    $     7,285  $     8,510    $  271
    Park Place at
    Turtle Run......            --   2,208        12,223        1,283           2,208         13,506       15,714       223
    Parrot's Landing
    I...............         15,835  2,691        15,276          684           2,691         15,960       18,651     1,072
    The Pointe at
    Bayberry Lake...            --   2,508        14,210          303           2,508         14,513       17,021       222
    Spencer Run.....          (b)    2,852        16,194          425           2,852         16,619       19,471     1,133
    Sun Pointe
    Cove............          8,500  1,367         7,773          229           1,367          8,002        9,369       550
    Trails at Meadow
    Lakes...........            --   1,285         7,293          262           1,285          7,555        8,840       282
   Ft. Myers,
   Florida:
    Forestwood......         11,485  2,031        11,540          210           2,031         11,750       13,781       815
   Greenville, South
   Carolina:
    Cameron Court...            --   1,602         9,369           89           1,602          9,458       11,060       163
   Jacksonville,
   Florida:
    Bay Club........            --   1,789        10,160          273           1,789         10,433       12,222       773
   Memphis,
   Tennessee:
    Cameron Century
    Center..........            --   2,382        13,496           50           2,382         13,546       15,928        60
    Cameron at Kirby
    Parkway.........            --   1,386         7,959          829           1,386          8,788       10,174       686
    Country Oaks....          5,933  1,246         7,061          177           1,246          7,238        8,484        63
    Stonegate.......            --     985         5,608          483             985          6,091        7,076       360
   Miami, Florida:
    Park Hill.......            --   1,650         9,377       (2,185)(e)       1,650          7,192        8,842       606
   Nashville,
   Tennessee:
    Arbor Creek.....            --     -- (f)     17,671          512             --          18,183       18,183     1,267
    Enclave at
    Brentwood.......            --   2,263        12,847        1,016           2,263         13,863       16,126       605
   Orlando, Florida:
    Camden Springs..            --   2,477        14,072          808           2,477         14,880       17,357     1,056
    Cameron Villas
    I...............          6,343  1,087         6,317          609           1,087          6,926        8,013       473
    Cameron Villas
    II..............          (b)      255         1,454           64             255          1,518        1,773        56
    Kingston
    Village.........            --     876         4,973          164             876          5,137        6,013       192
    The Wellington..          (b)    1,155         6,565          282           1,155          6,847        8,002       466
   Raleigh, North
   Carolina:
    Cameron Lake....            --   1,385         7,848           60           1,385          7,908        9,293        35
    Cameron Ridge...          5,888  1,503         8,519          109           1,503          8,628       10,131        38
    Cameron Square..            --   2,314        13,143          525           2,314         13,668       15,982       959
    Emerald Forest..            --   2,202        12,478          --            2,202         12,478       14,680       --
   Richmond,
   Virginia:
    Camden at
    Wellesley.......            --   2,878        16,339          293           2,878         16,632       19,510     1,240
    Potomac Hunt....          (b)    1,486         8,452          181           1,486          8,633       10,119       464
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ --------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...            1987       1995
    Park Place at
    Turtle Run......            1989       1996
    Parrot's Landing
    I...............            1986       1994
    The Pointe at
    Bayberry Lake...            1988       1996
    Spencer Run.....            1987       1994
    Sun Pointe
    Cove............            1986       1994
    Trails at Meadow
    Lakes...........            1983       1995
   Ft. Myers,
   Florida:
    Forestwood......            1986       1994
   Greenville, South
   Carolina:
    Cameron Court...            1991       1996
   Jacksonville,
   Florida:
    Bay Club........            1990       1994
   Memphis,
   Tennessee:
    Cameron Century
    Center..........            1988       1996
    Cameron at Kirby
    Parkway.........            1985       1994
    Country Oaks....            1985       1996
    Stonegate.......            1986       1994
   Miami, Florida:
    Park Hill.......            1968       1994
   Nashville,
   Tennessee:
    Arbor Creek.....            1986       1994
    Enclave at
    Brentwood.......            1988       1995
   Orlando, Florida:
    Camden Springs..            1986       1994
    Cameron Villas
    I...............            1982       1994
    Cameron Villas
    II..............            1981       1995
    Kingston
    Village.........            1982       1995
    The Wellington..            1988       1994
   Raleigh, North
   Carolina:
    Cameron Lake....            1985       1996
    Cameron Ridge...            1985       1996
    Cameron Square..            1987       1994
    Emerald Forest..            1986       1996
   Richmond,
   Virginia:
    Camden at
    Wellesley.......            1989       1994
    Potomac Hunt....            1987       1994

                                                     (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONTINUED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                           INITIAL COST                     GROSS AMOUNT AT WHICH CARRIED AT
                                           TO ATLANTIC           COSTS             DECEMBER 31, 1996
                                      ----------------------  CAPITALIZED  ------------------------------------
                             ENCUM-            BUILDINGS AND SUBSEQUENT TO            BUILDINGS AND   TOTALS    ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES     LAND   IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITIO(C)N    DEPRECIATION
-----------------------     --------  -------- ------------- ------------- ---------- ------------------------- ------------
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........          $  --   $  3,534   $ 20,057       $   607    $    3,534   $   20,664   $   24,198   $ 1,469
   Tampa, Florida:
    Camden Downs....             --      1,840     10,447           305         1,840       10,752       12,592       780
    Cameron
    Bayshore........             --      1,607      9,105           --          1,607        9,105       10,712       --
    Cameron Lakes...             --      1,126      6,418         1,107         1,126        7,525        8,651       365
    Country Place
    Village I.......           2,004       567      3,219           140           567        3,359        3,926       125
    Country Place
    Village II......             --        644      3,658            94           644        3,752        4,396       141
    Foxbridge on the
    Bay.............          10,400     1,591      9,036           328         1,591        9,364       10,955       652
    Summer Chase....             (b)       542      3,094           136           542        3,230        3,772       219
   Washington, D.C.:
    Camden at
    Kendall Ridge...             --      1,708      9,698           295         1,708        9,993       11,701       755
    Cameron at
    Saybrooke.......             --      2,802     15,906           258         2,802       16,164       18,966     1,190
    Sheffield
    Forest..........             --      2,269     12,859           418         2,269       13,277       15,546       374
    West Springfield
    Terrace.........             --      2,417     13,695            98         2,417       13,793       16,210        92
    Less amounts
    held in
    principal
    reserve
    fund(g).........          (1,098)      --         --            --            --           --           --        --
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
    Total Operating
    Communities
    Acquired........        $155,790  $124,701   $726,004       $27,324    $  124,701   $  753,328   $  878,029   $38,948
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............        $    --   $  1,254   $    --        $ 9,261    $    1,551   $    8,964   $   10,515   $   365
   Charlotte, North
   Carolina:
    Waterford
    Hills...........             --      1,508        --         11,109         1,943       10,674       12,617       476
    Waterford Square
    I...............             --      1,890        --         17,763         2,053       17,600       19,653       436
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............             --      1,759        --         14,358         1,959       14,158       16,117       216
   Raleigh, North
   Carolina:
    Waterford
    Point...........             --        985        --         14,854         1,493       14,346       15,839       519
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
    Total Operating
    Communities
    Developed.......        $    --   $  7,396   $    --        $67,345    $    8,999   $   65,742   $   74,741   $ 2,012
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
    TOTAL OPERATING
    COMMUNITIES.....        $155,790  $132,097   $726,004       $94,669    $  133,700   $  819,070   $  952,770   $40,960
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ --------
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........            1988       1994
   Tampa, Florida:
    Camden Downs....            1988       1994
    Cameron
    Bayshore........            1984       1996
    Cameron Lakes...            1986       1995
    Country Place
    Village I.......            1982       1995
    Country Place
    Village II......            1983       1995
    Foxbridge on the
    Bay.............            1986       1994
    Summer Chase....            1988       1994
   Washington, D.C.:
    Camden at
    Kendall Ridge...            1990       1994
    Cameron at
    Saybrooke.......            1990       1994
    Sheffield
    Forest..........            1987       1995
    West Springfield
    Terrace.........            1978       1996
    Less amounts
    held in
    principal
    reserve
    fund(g).........
    Total Operating
    Communities
    Acquired........
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............            1995       1994
   Charlotte, North
   Carolina:
    Waterford
    Hills...........            1995       1993
    Waterford Square
    I...............            1996       1994
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............            1996       1995
   Raleigh, North
   Carolina:
    Waterford
    Point...........            1996       1994
    Total Operating
    Communities
    Developed.......
    TOTAL OPERATING
    COMMUNITIES.....

                                                     (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONTINUED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                        INITIAL COST                    GROSS AMOUNT AT WHICH CARRIED AT
                                         TO ATLANTIC          COSTS             DECEMBER 31, 1996
                                    ---------------------  CAPITALIZED  -------------------------------------
                            ENCUM-          BUILDINGS AND SUBSEQUENT TO            BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES  LAND   IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITIO(C)N     DEPRECIATION
-----------------------     ------- ------- ------------- ------------- ---------- -------------------------- ------------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............        $ --    $ 2,730    $ --         $ 16,602    $    2,897   $    16,435  $    19,332     $ 39
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........          --      2,774      --            5,709         2,778         5,705        8,483      --
   Charlotte, North
   Carolina:
    Waterford Square
    II..............          --      2,014      --            4,578         2,065         4,527        6,592      --
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............          --      1,328      --            6,742         1,367         6,703        8,070      --
   Jacksonville,
   Florida:
    Cameron
    Deerwood........          --      2,331      --           12,173         2,332        12,172       14,504      --
    Cameron Lakes
    II..............          --      1,340      --            1,529         1,340         1,529        2,869      --
    Cameron
    Timberlin Parc
    I...............          --      2,167      --           13,280         2,282        13,165       15,447       16
   Nashville,
   Tennessee:
    Cameron
    Overlook........          --      2,659      --            4,679         2,659         4,679        7,338      --
   Raleigh, North
   Carolina:
    Cameron Brooke..          --      1,353      --            8,717         1,382         8,688       10,070      --
    Waterford
    Forest..........          --      2,371      --           17,978         2,480        17,869       20,349       52
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........          --      2,038      --            2,366         2,052         2,352        4,404      --
    Cameron Crossing
    I & II..........          --      2,752      --            8,450         2,768         8,434       11,202      --
   Washington, D.C.:
    Cameron at
    Milestone.......          --      5,477      --           24,867         5,607        24,737       30,344       43
    Woodway at
    Trinity Center..          --      5,342      --           30,241         5,584        29,999       35,583       56
                            ------  -------    ------       --------    ----------   -----------  -----------     ----
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....        $ --    $36,676    $ --         $157,911    $   37,593   $   156,994  $   194,587     $206
                            ------  -------    ------       --------    ----------   -----------  -----------     ----
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ ---------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............            -- (h)     1994
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........            --         1996
   Charlotte, North
   Carolina:
    Waterford Square
    II..............            --         1995
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............            --         1994
   Jacksonville,
   Florida:
    Cameron
    Deerwood........            -- (h)     1996
    Cameron Lakes
    II..............            --         1996
    Cameron
    Timberlin Parc
    I...............            -- (h)     1995
   Nashville,
   Tennessee:
    Cameron
    Overlook........            --         1996
   Raleigh, North
   Carolina:
    Cameron Brooke..            --         1995
    Waterford
    Forest..........            -- (h)     1995
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........            --         1993
    Cameron Crossing
    I & II..........            --         1995(i)
   Washington, D.C.:
    Cameron at
    Milestone.......            -- (h)     1995
    Woodway at
    Trinity Center..            -- (h)     1994
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....

                                                     (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONCLUDED)

                               DECEMBER 31, 1996
                                (IN THOUSANDS)

                                       INITIAL COST                    GROSS AMOUNT AT WHICH CARRIED AT
                                       TO ATLANTIC           COSTS             DECEMBER 31, 1996
                                  ----------------------  CAPITALIZED  ---------------------------------
                         ENCUM-           BUILDINGS AND  SUBSEQUENT TO          BUILDINGS AND   TOTALS   ACCUMULATED  CONSTRUCTION
MUTIFAMILY COMMUNITIESL BRANCES    LAND   IMPROVEMENTS    ACQUISITION    LAND   IMPROVEMENTS     (C)     DEPRECIATION     YEAR
-----------------------  -------- -------- ------------- ------------- -------- ------------- ---------- ------------ ------------
   COMMUNITIES IN
   PLANNING:
   Atlanta, Georgia:
    Cameron
    Landing.........     $    --  $  1,508   $    --       $    512    $  1,508   $    512    $    2,020   $   --         --
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cameron
    Waterway........          --     4,025        --            361       4,029        357         4,386       --         --
   Jacksonville,
   Florida:
    Cameron
    Timberlin Parc
    II..............          --     1,294        --             95       1,294         95         1,389       --         --
                         -------- --------   --------      --------    --------   --------    ----------   -------
    TOTAL
    COMMUNITIES IN
    PLANNING........     $    --  $  6,827   $    --       $    968    $  6,831   $    964    $    7,795   $   --
                         -------- --------   --------      --------    --------   --------    ----------   -------
   LAND HELD FOR
   FUTURE
   DEVELOPMENT:
   Birmingham,
   Alabama:
    Cameron at the
    Summit II.......          --     2,008        --             75       2,083        --          2,083       --         --
                         -------- --------   --------      --------    --------   --------    ----------   -------
    TOTAL LAND HELD
    FOR FUTURE
    DEVELOPMENT.....     $    --  $  2,008   $    --       $     75    $  2,083   $    --     $    2,083   $   --
                         -------- --------   --------      --------    --------   --------    ----------   -------
    TOTAL...........     $155,790 $177,608   $726,004      $253,623    $180,207   $977,028    $1,157,235   $41,166
                         ======== ========   ========      ========    ========   ========    ==========   =======
                              YEAR
 MUTIFAMILY COMMUNITIESL    ACQUIRED
-----------------------     --------
   COMMUNITIES IN
   PLANNING:
   Atlanta, Georgia:
    Cameron
    Landing.........          1996
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cameron
    Waterway........          1996
   Jacksonville,
   Florida:
    Cameron
    Timberlin Parc
    II..............          1995
    TOTAL
    COMMUNITIES IN
    PLANNING........
   LAND HELD FOR
   FUTURE
   DEVELOPMENT:
   Birmingham,
   Alabama:
    Cameron at the
    Summit II.......          1996
    TOTAL LAND HELD
    FOR FUTURE
    DEVELOPMENT.....
    TOTAL...........

----
(a) For federal income tax purposes, ATLANTIC's aggregate cost of real estate at December 31, 1996 was $1,133,431,000.
(b) Pledged as additional collateral under credit enhancement agreement with the Federal National Mortgage Association.
(c) Phase I (108 units) was constructed in 1981 and Phase II (240 units) was constructed in 1983.
(d) Phase I (332 units) was constructed in 1983 and Phase II (312 units) was constructed in 1985.
(e) A provision for possible loss of $2,500,000 was recognized in December 1996 to more properly reflect the fair value of this community.
(f) The land associated with this community is leased by ATLANTIC through the year 2058 under an agreement with the Metropolitan Nashville Airport Authority.
(g) The FNMA credit enhancement agreement requires payments to be made to a principal reserve fund.
(h) This community is leasing completed units.
(i) 19.24 acres purchased in 1995; 9.86 acres purchased in 1996.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                              NOTE TO SCHEDULE III

                            AS OF DECEMBER 31, 1996

  The following is a reconciliation of the carrying amount and related accumulated depreciation of ATLANTIC's investment in real estate, at cost (in thousands):

                                                    YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                   CARRYING AMOUNT                   1996       1995      1994
                   ---------------                ----------  --------  --------
      Beginning balances........................  $  888,928  $631,260  $ 31,005
      Acquisitions and renovation expenditures..     179,752   187,267   571,288
      Development expenditures, including land
       acquisitions.............................     179,783   101,335    28,967
      Recurring capital expenditures............       2,783       --        --
      Provision for possible loss...............      (2,500)      --        --
      Dispositions..............................     (59,988)  (30,934)      --
      Sale of Homestead Assets..................     (31,523)      --        --
                                                  ----------  --------  --------
      Ending balances...........................  $1,157,235  $888,928  $631,260
                                                  ==========  ========  ========
                                                    YEAR ENDED DECEMBER 31,
                                                  ------------------------------
               ACCUMULATED DEPRECIATION              1996       1995      1994
               ------------------------           ----------  --------  --------
      Beginning balances........................  $   23,561  $  8,798  $     28
      Depreciation for the period...............      20,824    15,925     8,770
      Accumulated depreciation of real estate
       disposed of..............................      (3,219)   (1,162)      --
                                                  ----------  --------  --------
      Ending balances...........................  $   41,166  $ 23,561  $  8,798
                                                  ==========  ========  ========

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                        PRO FORMA FINANCIAL STATEMENTS

                       SUMMARY OF PRO FORMA ADJUSTMENTS

                                  (UNAUDITED)

  The accompanying unaudited pro forma balance sheet as of December 31, 1996 reflects the sale of $86.0 million of Shares in this Offering (4,000,000 Shares at $21.50 per Share), net of estimated costs of issuance of $5.5 million, as if the Shares had been sold as of December 31, 1996. For pro forma purposes, the proceeds from the sale of Shares in the Offering have been assumed to be used to repay borrowings on ATLANTIC's $350 million line of credit.

  The accompanying unaudited pro forma statement of earnings for the the year ended December 31, 1996 reflects: (i) the acquisition and disposition by ATLANTIC of all communities acquired or disposed of from December 31, 1995 through February 28, 1997 as if these communities had been acquired or disposed of as of January 1, 1996; (ii) the assumption of mortgage debt associated with the acquisition of the communities acquired from December 31, 1995 through February 28, 1997 as if this mortgage debt had been assumed as of January 1, 1996; (iii) the sale of Shares through private placement subsequent to December 31, 1995, necessary to fund pro forma acquisitions as if the Shares had been sold as of January 1, 1996; (iv) the sale of Shares in ATLANTIC's initial public offering in October 1996, net of costs of issuance, necessary to fund pro forma acquisitions as if the Shares had been sold as of January 1, 1996; (v) the sale of ATLANTIC's Homestead Village(R) properties to Homestead and subsequent distribution of the Homestead common stock and warrants to ATLANTIC's shareholders as if the transaction had been consummated on January 1, 1996; and (vi) the sale of $86.0 million of Shares in this Offering (4,000,000 Shares at $21.50 per Share), net of estimated costs of issuance of $5.5 million, as if the Shares had been sold as of January 1, 1996. For pro forma purposes, the proceeds from the sale of Shares in the Offering have been assumed to be used to repay pro forma borrowings on ATLANTIC's line of credit.

  The pro forma financial statements do not reflect the funding of ATLANTIC's obligation of approximately $111.1 million under a funding commitment agreement with Homestead or receipt of the related convertible mortgage notes of approximately $98.0 million, as this funding is related to future development costs of the properties sold to Homestead.

  The unaudited pro forma financial statements have been prepared by management of ATLANTIC and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements of ATLANTIC included elsewhere herein.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                            PRO FORMA BALANCE SHEET

                               DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         PROPOSED
                                                          COMMON
                                                           SHARE
                                            HISTORICAL  ISSUANCE(A)  PRO FORMA
                                            ----------  -----------  ----------
                  ASSETS
Real estate................................ $1,157,235  $            $1,157,235
 Less accumulated depreciation.............     41,166                   41,166
                                            ----------  ----------   ----------
 Net investment in real estate.............  1,116,069                1,116,069
Cash and cash equivalents--unrestricted....      4,339                    4,339
Cash and cash equivalents--restricted tax-
 deferred exchange proceeds................      1,672                    1,672
Other assets...............................     12,985                   12,985
                                            ----------  ----------   ----------
   Total assets............................ $1,135,065  $            $1,135,065
                                            ==========  ==========   ==========
   LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Line of credit............................ $  228,000  $  (80,480)  $  147,520
 Mortgages payable.........................    155,790                  155,790
 Distributions payable.....................     14,778                   14,778
 Accounts payable..........................     20,076                   20,076
 Accrued expenses and other liabilities....     17,779                   17,779
                                            ----------  ----------   ----------
   Total liabilities....................... $  436,423  $  (80,480)  $  355,943
                                            ----------  ----------   ----------
Shareholders' Equity:
 Common shares (250,000,000 shares
  authorized; 37,891,580 issued in
  historical period and 41,891,580 issued
  on pro forma basis)......................        379          40          419
 Additional paid-in capital................    747,640      80,440      828,080
 Distributions in excess of net earnings...    (49,377)                 (49,377)
                                            ----------  ----------   ----------
   Total shareholders' equity..............    698,642      80,480      779,122
                                            ----------  ----------   ----------
   Total liabilities and shareholders'
    equity................................. $1,135,065  $        0   $1,135,065
                                            ==========  ==========   ==========


           See accompanying notes to pro forma financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                        PRO FORMA STATEMENT OF EARNINGS

                          YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                      PRO FORMA
                         HISTORICAL  ADJUSTMENTS             HISTORICAL    PRO FORMA ADJUSTMENTS
                         ---------- --------------          -------------  ----------------------------
                                      HOMESTEAD             ACQUISITIONS/
                          ATLANTIC  TRANSACTION(B) SUBTOTAL DISPOSITIONS   ACQUISITIONS       OTHER         PRO FORMA
                         ---------- -------------- -------- -------------  --------------    ----------     ---------
Revenues:
 Rental income..........  $137,729     $  (424)    $137,305    $11,056 (c)   $               $              $148,361
 Interest income........       427         (21)         406                                                      406
                          --------     -------     --------    -------       ----------      ----------     --------
  Total income..........   138,156        (445)     137,711     11,056                                       148,767
                          --------     -------     --------    -------       ----------      ----------     --------
Expenses:
 Rental expenses........    50,072        (173)      49,899      4,279 (c)                                    54,178
 Property management
  fees paid to
  affiliate.............     4,208                    4,208        458 (c)          (54)(d)                    4,612
 Depreciation...........    20,824         (43)      20,781       (735)(e)        2,488 (f)                   22,534
 Mortgage interest......     9,484                    9,484        785 (g)                                    10,269
 Interest on line of
  credit................     6,697       2,739        9,436                                      (5,168)(h)    4,268
 REIT management fees...    10,445        (475)       9,970                                       1,682 (i)   11,652
 General and
  administrative........       673         (32)         641                                                      641
 Provision for possible
  loss on investments...     2,500                    2,500                                                    2,500
 Other..................       255         (23)         232                                                      232
                          --------     -------     --------    -------       ----------      ----------     --------
  Total expenses........   105,158       1,993      107,151      4,787            2,434          (3,486)     110,886
                          --------     -------     --------    -------       ----------      ----------     --------
Net earnings, excluding
 gains on dispositions
 and extraordinary item.  $ 32,998     $(2,438)    $ 30,560     $6,269       $   (2,434)     $    3,486     $ 37,881
                          ========     =======     ========    =======       ==========      ==========     ========
Weighted-average shares
 outstanding............    32,028                   32,028                                       5,869 (j)   37,897
                          ========                 ========                                  ==========     ========
Net earnings per share,
 excluding gains on
 dispositions and
 extraordinary item.....  $   1.03                 $   0.95                                                 $   1.00
                          ========                 ========                                                 ========

           See accompanying notes to pro forma financial statements.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
                                  (UNAUDITED)

  (a) Reflects the proposed issuance of 4,000,000 Shares at a price of $21.50 per Share. The total proceeds of $86.0 million, net of estimated costs of issuance of $5.5 million, results in $80.5 million of cash available which, for pro forma purposes, have been assumed to be used to repay borrowings on ATLANTIC's $350 million line of credit.

  (b) Reflects the sale of ATLANTIC's Homestead Village(R) properties to Homestead as if the transaction had taken place on January 1, 1996 as follows:
(i) the elimination of the historical results of operations of ATLANTIC's Homestead Village(R) properties from January 1, 1996 to the date of sale (October 17, 1996), (ii) the recognition of additional interest expense and a corresponding reduction in the REIT management fee resulting from the additional borrowings that would have been necessary in 1996 to finance the properties that were sold to Homestead and (iii) the recognition of the historical interest expense that was capitalized on the properties sold to Homestead and the corresponding reduction in the REIT management fee.

  (c) All of ATLANTIC's acquisitions subsequent to December 31, 1995 were acquired from unaffiliated third parties. These acquisitions are described below:

                                                                                             OCCUPANCY
                          ACQUISITION                      ACQUISITION                      AT DATE OF
       COMMUNITY             DATE          LOCATION      COST (IN 000'S) UNITS PRODUCT TYPE ACQUISITION
       ---------          -----------      --------      --------------- ----- ------------ -----------
Cameron at Hickory Grove
 (formerly Esprit)......   4/10/96    Charlotte, NC          $ 8,000      202    Moderate      93.6%
Cameron Court (formerly
 Paces Court)...........   4/22/96    Greenville, SC          11,007      234    Middle        91.0
Park Place at Turtle Run
 (formerly Park Place)..   4/22/96    Ft. Lauderdale, FL      14,355      350    Moderate      91.7
The Pointe at Bayberry
 Lake...................   5/29/96    Ft. Lauderdale, FL      16,650      308    Moderate      90.9
Cameron Pointe..........   5/30/96    Atlanta, GA             14,450      214    Middle        96.3
Country Oaks............   9/5/96     Memphis, TN              8,250      200    Moderate      98.0
West Springfield
 Terrace................   9/30/96    Washington, DC          16,100      244    Moderate      94.7
Cameron Ridge (formerly
 Lincoln Ridge).........   10/17/96   Raleigh, NC             10,000      228    Middle        99.6
Cameron Century Center
 (formerly Arbors of
 Century Center)........   10/18/96   Memphis, TN             15,800      420    Moderate      90.7
Balmoral Village........   10/22/96   Atlanta, GA             19,125      312    Middle        95.5
Cameron Lake (formerly
 Summer Lake)...........   11/12/96   Raleigh, NC              9,225      196    Moderate      84.1
Emerald Forest..........   12/19/96   Raleigh, NC             14,625      320    Moderate      85.6
Cameron Bayshore (for-
 merly Chesapeake)......   12/20/96   Tampa, FL               10,700      328    Moderate      97.0

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)
  This adjustment reflects historical gross income and rental expenses for all communities acquired subsequent to December 31, 1995 for the period from January 1, 1996 to the respective dates of acquisition (results of operations after the date of acquisition are included in ATLANTIC's historical operating results). It also reflects the removal from ATLANTIC's historical balances of gross income and rental expenses for all communities disposed of subsequent to December 31, 1995 for the period from January 1, 1996 to the respective dates of disposition. The historical gross income and rental expenses relating to the period prior to ATLANTIC's acquisition of the communities exclude amounts which would not be comparable to the proposed future operations of the communities such as certain interest income and income taxes.

  The following tables summarize the historical income and expense amounts shown on the pro forma statement of earnings (in thousands):

                                                            RENTAL    RENTAL
                                                            INCOME  EXPENSES(1)
                                                            ------- -----------
   FOR THE YEAR ENDED DECEMBER 31, 1996:
     Group C Communities................................... $ 5,805   $ 2,481
     Group D Communities...................................   6,180     2,505
     Group E Communities...................................  11,645     4,753
     Other communities acquired in 1996....................   3,683     1,534
                                                            -------   -------
       Totals for the year.................................  27,313    11,273
     Less: Post acquisition amounts already included in
          ATLANTIC's historical balances................... (9,690)   (3,616)
     Less: Dispositions.................................... (6,567)   (2,920)
                                                            -------   -------
       Net adjustment to ATLANTIC's historical balances.... $11,056   $ 4,737
                                                            =======   =======

--------
(1) Includes property management fees and real estate taxes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)
  The following analysis reconciles the audited information for the Group C Communities, the Group D Communities and the Group E Communities to the amounts contained in the pro forma statement of earnings (in thousands):

                                                      RENTAL         RENTAL
                                                      INCOME      EXPENSES (1)
                                                      -------     ------------
   Group C Communities: Audited results of
    operations for the year ended December 31, 1995.  $ 5,876        $3,043
     Adjustment to reflect the results of operations
      of Group C Communities for 1996...............      (71)(2)      (562)(2)
                                                      -------        ------
       Total 1996 Group C...........................  $ 5,805        $2,481
                                                      =======        ======
   Group D Communities: Audited results of
    operations for the year ended December 31, 1995.  $ 6,173        $2,576
     Adjustment to reflect the results of operations
      of Group D Communities for 1996...............        7(2)        (71)(2)
                                                      -------        ------
       Total 1996 Group D...........................  $ 6,180        $2,505
                                                      =======        ======
   Group E Communities: Audited results of
    operations for the year ended December 31, 1995.  $11,347        $4,990
     Adjustment to reflect the results of operations
      of Group E Communities for 1996...............      298(2)      (237)(2)
                                                      -------        ------
       Total 1996 Group E...........................  $11,645        $4,753
                                                      =======        ======

--------
(1) Includes property management fees and real estate taxes.
(2) Represents incremental income and expense adjustments necessary to reconcile the 1995 audited results with the 1996 actual results.

  (d) Reflects the difference for the year ended December 31, 1996 between historical property management fee expense and ATLANTIC's pro forma property management fee expense.

  (e) Reflects the removal of depreciation expense recognized on communities disposed of subsequent to December 31, 1995 which is included in ATLANTIC's historical balances.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)

  (f) Reflects depreciation expense from January 1, 1996 through the acquisition date for all communities acquired subsequent to December 31, 1995 (depreciation expense after the date of acquisition is included in ATLANTIC's historical operating results). This depreciation adjustment is based on ATLANTIC's purchase cost assuming asset lives of ten to 40 years. Depreciation is computed using a straight-line method.

  (g) Reflects pro forma interest expense for the year ended December 31, 1996 on the three mortgage notes assumed in connection with acquisitions in 1996. The interest rates on the mortgage notes varies from 7.0% to 8.0%.

  (h) Represents the reduction to interest expense resulting from the pro forma repayments on the line of credit. The interest reduction is calculated using the weighted-average daily interest rate of 7.39% for 1996.

  (i) Reflects the additional REIT management fee that would have been incurred in the year ended December 31, 1996, had the pro forma acquisitions and dispositions and the pro forma repayments on the line of credit all occurred as of January 1, 1996.

  (j) The number of Shares used in the calculation of the pro forma per Share data was based on the weighted-average number of Shares outstanding during the period, adjusted to give effect to Shares assumed to have been issued on January 1, 1996 as necessary to complete the pro forma acquisitions and to make the pro forma repayments on the line of credit.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group C Communities described in Note 1 for the year ended December 31, 1995. This combined Historical Summary is the responsibility of the Group C Communities' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group C Communities and is not intended to be a complete presentation of the income and expenses of the combined Group C Communities.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group C Communities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

West Palm Beach, Florida
April 26, 1996

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED
                              GROUP C COMMUNITIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1995

      Gross income:
        Rental...................................................... $5,760,923
        Other.......................................................    114,949
                                                                     ----------
          Total gross income........................................  5,875,872
                                                                     ----------
      Direct operating expenses:
        Utilities and other operating expenses......................  1,279,237
        Real estate taxes...........................................    615,907
        Repairs and maintenance.....................................    783,851
        Management fees.............................................    228,903
        Advertising.................................................     88,289
        Insurance...................................................     47,163
                                                                     ----------
          Total direct operating expenses...........................  3,043,350
                                                                     ----------
      Excess of gross income over direct operating expenses......... $2,832,522
                                                                     ==========


                            See accompanying notes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP C COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

                               DECEMBER 31, 1995

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for the year ended December 31, 1995, relates to the operations of the following Group C Communities which were acquired from unaffiliated parties by Security Capital Atlantic Incorporated ("ATLANTIC") between January 1, 1996 and April 29, 1996:

      ACQUISITION DATE COMMUNITY NAME            LOCATION          ACQUISITION COST
      ---------------- --------------   -------------------------- ----------------
                                                                      (IN 000S)
      April 10, 1996   Cameron at       Charlotte, North Carolina      $ 8,000
                       Hickory
                       Grove
                       (formerly
                       Esprit)
      April 22, 1996   Park Place       Ft. Lauderdale, Florida         14,355
                       at Turtle
                       Run
                       (formerly
                       Park
                       Place)
      April 22, 1996   Cameron          Greenville, South Carolina      11,007
                       Court
                       (formerly
                       Paces
                       Court)

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of ATLANTIC. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group C Communities for the year ended December 31, 1995, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not considered comparable to the future operations of the Group C Communities have been excluded.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

  Rental income from leasing activities consist of lease payments earned from tenants under lease agreements with terms of one year or less.

Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

Advertising Expense

  The cost of advertising is expensed as incurred.

Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

3. RELATED PARTY TRANSACTIONS

  Management fees of $228,903 were paid to affiliates of the prior owners under property management contracts.

4. DEBT ASSUMPTION

  During 1995, the Cameron at Hickory Grove Apartments secured an 8.75%, interest-only mortgage note with a balance of $6,660,000. ATLANTIC assumed this mortgage note on April 10, 1996 in connection with the acquisition of the community. Substantial modifications in the terms of the note were made prior to the assumption by ATLANTIC. Therefore, on a continuing basis, the interest expense incurred will differ from the amounts incurred prior to ATLANTIC's assumption of the debt. Accordingly, no interest expense is recognized in the accompanying combined Historical Summary.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group D Communities described in Note 1 for the year ended December 31, 1995. This combined Historical Summary is the responsibility of the Group D Communities' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group D Communities and is not intended to be a complete presentation of the income and expenses of the combined Group D Communities.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group D Communities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

West Palm Beach, Florida
August 13, 1996

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED
                              GROUP D COMMUNITIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM JANUARY 1, 1996 THROUGH THE
                EARLIER OF JUNE 30, 1996 OR DATE OF ACQUISITION

                                                             1995       1996
                                                          ---------- -----------
                                                                     (UNAUDITED)
Gross income:
  Rental................................................. $5,927,498 $2,530,039
  Other..................................................    245,113     95,154
                                                          ---------- ----------
    Total gross income...................................  6,172,611  2,625,193
                                                          ---------- ----------
Direct operating expenses:
  Utilities and other operating expenses.................  1,252,442    595,707
  Real estate taxes......................................    557,446    278,615
  Repairs and maintenance................................    336,297     78,735
  Management fees........................................    266,917    106,175
  Advertising............................................     65,935     35,320
  Insurance..............................................     97,417     58,141
                                                          ---------- ----------
    Total direct operating expenses......................  2,576,454  1,152,693
                                                          ---------- ----------
Excess of gross income over direct operating expenses.... $3,596,157 $1,472,500
                                                          ========== ==========


                            See accompanying notes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP D COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

 YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM JANUARY 1, 1996 THROUGH THE
          EARLIER OF JUNE 30, 1996 OR DATE OF ACQUISITION (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for the year ended December 31, 1995 and the period from January 1, 1996 through the earlier of June 30, 1996 or the date Security Capital Atlantic Incorporated (" ATLANTIC") acquired the community (the "Date of Acquisition") relates to the operations of the following Group D Communities which have been or are likely to be acquired from unaffiliated parties by ATLANTIC between May 29, 1996 and September 30, 1996:

   ACQUISITION                                                                    ACQUISITION
       DATE                   COMMUNITY NAME                     LOCATION            COST
   -----------                --------------                     --------         -----------
                                                                                  (IN 000'S)
   May 29, 1996  The Pointe at Bayberry Lake              Ft. Lauderdale, Florida $   16,650
   May 30, 1996  Cameron Pointe (formerly Calibre Pointe) Atlanta, Georgia            14,450
      -- (1)     Country Oaks                             Memphis, Tennessee             -- (1)

--------
(1) Community is under contract

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of ATLANTIC. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group D Communities for the year ended December 31, 1995 and the period from January 1, 1996 through the earlier of June 30, 1996 or the Date of Acquisition, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not considered comparable to the future operations of the Group D Communities have been excluded.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  Rental income from leasing activities consist of lease payments earned from tenants under lease agreements with terms of one year or less.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising Expense

  The cost of advertising is expensed as incurred.

 Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP D COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
               INCOME AND DIRECT OPERATING EXPENSES--(CONCLUDED)

 Unaudited Interim Historical Summary

  The combined Historical Summary for the period from January 1, 1996 through the earlier of June 30, 1996 or the Date of Acquisition is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such combined Historical Summary have been included. The results of operations for the period are not necessarily indicative of the Group D Communities' future results of operations.

3. RELATED PARTY TRANSACTIONS

  Management fees of $266,917 and $106,175 were paid to affiliates of the prior owners under property management contracts in 1995 and 1996, respectively.

4. DEBT ASSUMPTION

  In June 1995, the Country Oaks Apartments secured a mortgage note in the amount of $6,010,000. The note provides for monthly payments of $42,663, including principal and interest at 7.655% through July 2002, at which time all outstanding principal and interest will be due. ATLANTIC will assume this note in connection with the acquisition of the community.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group E Communities described in Note 1 for the year ended December 31, 1995. This combined Historical Summary is the responsibility of the Group E Communities' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group E Communities and is not intended to be a complete presentation of the income and expenses of the combined Group E Communities.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group E Communities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Dallas, Texas
January 31, 1997

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED
                              GROUP E COMMUNITIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

                        YEAR ENDED DECEMBER 31, 1995 AND
        THE PERIOD FROM JANUARY 1, 1996 THROUGH THE DATE OF ACQUISITION
                                 (IN THOUSANDS)

                                                              1995      1996
                                                             ------- -----------
                                                                     (UNAUDITED)
Gross income:
  Rental.................................................... $10,774   $9,022
  Other.....................................................     573      554
                                                             -------   ------
    Total gross income......................................  11,347    9,576
                                                             -------   ------
Direct operating expenses:
  Utilities and other operating expenses....................   1,674    1,351
  Real estate taxes.........................................     956      848
  Repairs and maintenance...................................   1,470    1,198
  Management fees...........................................     468      378
  Interest on certain obligations assumed...................     437      341
  Advertising...............................................     207      148
  Insurance.................................................     215      176
                                                             -------   ------
    Total direct operating expenses.........................   5,427    4,440
                                                             -------   ------
Excess of gross income over direct operating expenses....... $ 5,920   $5,136
                                                             =======   ======



                            See accompanying notes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP E COMMUNITIES
                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

                       YEAR ENDED DECEMBER 31, 1995 AND
  THE PERIOD FROM JANUARY 1, 1996 THROUGH THE DATE OF ACQUISITION (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for the year ended December 31, 1995 and the period from January 1, 1996 through the date Security Capital Atlantic Incorporated ("ATLANTIC") acquired the community (the "Date of Acquisition"), relates to the operations of the following Group E Communities which were acquired from unaffiliated parties by ATLANTIC between September 30, 1996 and December 20, 1996:

                                                                    ACQUISITION
                                                                       PRICE
        DATE               COMMUNITY NAME              LOCATION     (IN 000'S)
        ----               --------------              --------     -----------
 September 30, 1996 West Springfield Terrace       Washington, D.C.   $16,100
 October 17, 1996   Cameron Ridge (formerly Lin-   Raleigh, NC         10,000
                    coln Ridge)
 October 18, 1996   Cameron Century Center         Memphis, TN         15,800
                    (formerly Arbors at Century
                    Center)
 October 22, 1996   Balmoral Village               Atlanta, GA         19,125
 December 20, 1996  Cameron Bayshore               Tampa, FL           10,700
                    (formerly Chesapeake)

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement of Form S-11 of ATLANTIC. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group E Communities for the year ended December 31, 1995 and the period from January 1, 1996 through the Date of Acquisition, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not considered comparable to the future operations of the Group E Communities have been excluded.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  Rental income from leasing activities consists of lease payments earned from tenants under lease agreements with terms of one year or less.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising Expense

  The cost of advertising is expensed as incurred.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP E COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
               INCOME AND DIRECT OPERATING EXPENSES--(CONTINUED)

 Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

 Unaudited Interim Historical Summary

  The combined Historical Summary for the period from January 1, 1996 through the Date of Acquisition is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such combined Historical Summary have been included. The results of operations for the period are not necessarily indicative of the Group E Communities' future results of operations.

3. RELATED PARTY TRANSACTIONS

  Management fees of $73,000 and $73,000 in 1995 and 1996, respectively, and allocated accounting costs of $53,000 and $49,000 in 1995 and 1996, respectively, were paid to affiliates of the prior owners under property management contracts.

4. DEBT ASSUMPTION

  ATLANTIC assumed outstanding debt in connection with the acquisition of the Lincoln Ridge Apartments. A 7% mortgage note with an outstanding balance of $5,920,186 at October 17, 1996 (the date of acquisition) was assumed by ATLANTIC. The note, which is collateralized by the community, matures on September 10, 2013, subject to the lender's call options in 1998, 2003 or 2008. The mortgage note requires monthly principal and interest payments of $50,660 until September 1998, at which time the interest rate will be based on the prime rate or, at ATLANTIC's option, may be fixed at a rate based on the current Treasury rate. Beginning in September, 1998, the note requires monthly payments of interest and monthly principal payments beginning at $15,206, increasing by approximately 9% annually.

  The mortgage note had an outstanding balance of $6,071,000 at December 31, 1995. ATLANTIC's assumption of this mortgage note did not provide for any modification to the original terms of the note through September 1998; therefore, interest expense incurred prior to ATLANTIC's assumption is representative of future interest expense. Accordingly, interest expense of $437,000 and $341,000 for 1995 and 1996, respectively, is recognized in the combined Historical Summary.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ATLANTIC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                  -----------
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................   18
Security Capital Atlantic Incorporated....................................   26
Use of Proceeds...........................................................   26
Capitalization............................................................   27
Price Range of ATLANTIC Shares and Distributions..........................   27
Dilution..................................................................   30
The Merger Transaction....................................................   30
Business..................................................................   33
REIT Management...........................................................   43
Communities...............................................................   55
Selected Financial Information............................................   63
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   64
Policies With Respect to Certain Activities...............................   79
Certain Relationships and Transactions....................................   82
Principal Shareholders....................................................   86
Description of Stock......................................................   87
Certain Provisions of Maryland Law and of ATLANTIC's Charter and Bylaws...   92
Shares Available for Future Sale..........................................   96
Federal Income Tax Considerations.........................................   96
Underwriting..............................................................  105
Experts...................................................................  106
Validity of Shares........................................................  107
Additional Information....................................................  107
Glossary..................................................................  108
Index to Financial Statements.............................................  F-1

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                               4,000,000 SHARES

                                     LOGO

                                 COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                                  -----------

                                  PROSPECTUS

                                  -----------

                             GOLDMAN, SACHS & CO.

                           DEAN WITTER REYNOLDS INC.

                               J.P. MORGAN & CO.

                      PRUDENTIAL SECURITIES INCORPORATED


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

The inside front cover page contains a map of the Southeastern United States, including the location of Registrants target market cities, operating communities and communities under construction or in planning.

Page thirty-three contains a chart which indicates the expected population and employment growth in the Registrants primary target market cities versus the United States as a whole from 1997 to 2016.

The inside back cover page contains pictures of eight of the Registrant's communities.